UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Keane, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Keane, Inc.
100 City Square
Boston, Massachusetts 02129

April 13, 2007

MERGER PROPOSED—YOUR VOTE IS IMPORTANT

Dear Shareholder:

You are cordially invited to attend a special meeting of the shareholders of Keane, Inc., which will be held at the offices of WilmerHale, 60 State Street, Boston, Massachusetts, on Tuesday, May 15, 2007, at 10:00 a.m., local time.

At the special meeting, we will ask you to consider and vote on a proposal to approve a merger agreement that we entered into on February 6, 2007 with Caritor, Inc. and a wholly owned subsidiary of Caritor and which was amended on April 12, 2007. If shareholders representing at least two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting approve the merger agreement and the merger is completed, we will become a wholly owned subsidiary of Caritor, and you will be entitled to receive $14.30 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own. We are also asking that you grant the authority to vote your shares to adjourn or postpone the special meeting, if necessary, to solicit additional proxies.

After careful consideration, our board of directors has adopted the merger agreement and determined that the merger and the merger agreement are advisable, fair to and in the best interests of our company and our shareholders. Our board of directors recommends that you vote “FOR” the approval of the merger agreement and recommends that you vote “FOR” the approval of any proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting.

The accompanying proxy statement provides a detailed description of the proposed merger, the merger agreement and related matters. We urge you to read these materials carefully. You may also obtain more information about us from documents that we have filed with the Securities and Exchange Commission.

Your vote is very important.   We are seeking approval of the merger agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting. A failure to vote will have the same effect as a vote against the approval of the merger agreement.

Holders of approximately 20% of our common stock have already agreed with Caritor, pursuant to a voting agreement, to vote in favor of the proposal to approve the merger agreement. As a result, holders of approximately 47% of our common stock who are not a party to the voting agreement must vote “FOR” approval of the merger agreement in order to approve the transaction.

Whether or not you are able to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. This action will not limit your right to vote in person at the special meeting.

If you have any questions or need assistance voting your shares, please call Georgeson Inc., who is assisting us, toll-free at 1-888-549-6613.

Thank you for your cooperation and your continued support of Keane, Inc.

Sincerely,

Kirk Arnold
Vice Chair and President and
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated April 13, 2007 and is first being mailed to shareholders on or about April 16, 2007.

Keane, Inc.
100 City Square
Boston, Massachusetts 02129

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On May 15, 2007

To the Shareholders of Keane, Inc.:

We will hold a special meeting of the shareholders of Keane, Inc. at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02129, on Tuesday, May 15, 2007, at 10:00 a.m., local time, to consider and act upon the following matters:

1.                To approve the Agreement and Plan of Merger, dated as of February 6, 2007, among Keane, Inc., Caritor, Inc. and Renaissance Acquisition Corp., a wholly owned subsidiary of Caritor, as such agreement may be amended from time to time;

2.                To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of approval of the merger agreement; and

3.                To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

Only holders of record of our common stock as of the close of business on April 5, 2007 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. We are seeking approval of the merger agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting.

If you fail to vote by proxy or in person, it will have the same effect as a vote against the approval of the merger agreement. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” approval of the merger agreement.

Holders of approximately 20% of our common stock have already agreed with Caritor, pursuant to a voting agreement, to vote in favor of the proposal to approve the merger agreement. As a result, holders of approximately 47% of our common stock who are not a party to the voting agreement must vote “FOR” approval of the merger agreement in order to approve the transaction.

The Keane board of directors recommends that shareholders vote “FOR” approval of the merger agreement.

The Massachusetts Business Corporation Act does not entitle the holders of our common stock to seek appraisal of the fair value of their shares in connection with the merger.

By Order of the Board of Directors,

Hal J. Leibowitz, Secretary
Boston, Massachusetts
April 13, 2007

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. YOU MAY ALSO SUBMIT A PROXY BY CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD OR ACCESSING THE INTERNET AS INSTRUCTED ON THE PROXY CARD. SUCH ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

SUMMARY TERM SHEET

The following summary briefly describes the principal terms of the acquisition of Keane, Inc. by Caritor, Inc. through the merger of Renaissance Acquisition Corp., a wholly owned subsidiary of Caritor, with and into Keane. While this summary describes the principal terms of the merger, the proxy statement contains a more detailed description of these terms. We encourage you to read this summary together with the enclosed proxy statement, which includes as Annex A a copy of the merger agreement, before voting. We have included in this summary section references to the proxy statement to direct you to a more complete description of the topics described in this summary.

•       Caritor, a corporation organized under the laws of the State of California, delivers global information technology, or IT, services. Renaissance Acquisition Corp., a Massachusetts corporation, is a wholly owned subsidiary of Caritor formed for the purpose of participating in the merger. Please read “Summary—The Companies” beginning on page 1.

•       If the merger is completed:

•        we will be wholly-owned by Caritor;

•        you will be entitled to receive a cash payment of $14.30, without interest, for each share of Keane common stock that you hold;

•        you will no longer participate in our growth or in any synergies resulting from the merger; and

•        we will no longer be a public company, and our common stock will not be listed on The New York Stock Exchange.

Please read “Questions and Answers About the Special Meeting and the Merger” beginning on page i, “The Merger—Reasons for the Merger and Recommendation of our Board of Directors” beginning on page 24, and “The Merger—Delisting and Deregistration of Keane Common Stock” beginning on page 32.

•       For the merger to occur, holders of two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting must approve the merger agreement. John F. Keane, the chairman of our board of directors, and John F. Keane, Jr., a member of our board of directors, and members of their family and affiliated trusts collectively own approximately 20% of the outstanding shares of our common stock on the record date for the special meeting and have agreed to vote these shares to approve the merger agreement, pursuant to a voting agreement with us and Caritor. As a result, holders of approximately 47% of our common stock who are not a party to the voting agreement must vote “FOR” approval of the merger agreement in order to approve the transaction. Please read “The Special Meeting of Shareholders—Vote Required” beginning on page 16 and “The Voting Agreement” beginning on page 61.

•       If the merger agreement is terminated, we will, under certain circumstances, be required to pay a termination fee to Caritor in the amount of $26 million and Caritor will, under certain circumstances, be required to pay a termination fee to us in the amount of $26 million. Please read “The Merger Agreement—Termination Fees” beginning on page 59.

•       For U.S. federal income tax purposes, you will generally be treated as if you sold your Keane common stock for the cash received pursuant to the merger. You will recognize taxable gain or loss equal to the difference between the amount of cash received and your adjusted tax basis in the shares of Keane common stock exchanged. Please read “Material U.S. Federal Income Tax Consequences” beginning on page 41.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers briefly address some commonly asked questions about the special meeting of shareholders and the merger. These questions and answers may not address all questions that may be important to you as a shareholder. You should carefully read this entire proxy statement, including each of the annexes.

In this proxy statement, the terms “we,” “us,” “our,” “our company” and “Keane” refer to Keane, Inc. and the term “Caritor” refers to Caritor, Inc.

The Special Meeting

Q.              Who is soliciting my proxy?

A.              This proxy is being solicited by our board of directors.

Q.              What will I be asked to vote upon at the special meeting?

A.              You will be asked to vote on the approval of the merger agreement that we have entered into with Caritor, pursuant to which a wholly owned subsidiary of Caritor will be merged with and into us and we will become a wholly owned subsidiary of Caritor. We will also be asking you to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of approval of the merger agreement.

Q.              What vote is required for Keane’s shareholders to approve the merger agreement?

A.              In order to approve the merger agreement, holders of two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting must vote “FOR” approval of the merger agreement. As a result of the voting agreement described below among us, Caritor and certain of our shareholders, holders of approximately 47% of our common stock who are not a party to the voting agreement must vote “FOR” approval of the merger agreement in order to approve the transaction.

Q.              What vote is required for Keane’s shareholders to approve an adjournment of the meeting?

A.              The proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement requires the affirmative vote of a majority of votes cast at the special meeting.

Q.              Who is entitled to vote at the special meeting?

A.              Holders of record of our common stock as of the close of business on April 5, 2007, the record date for the special meeting, are entitled to vote at the special meeting. On the record date, 59,157,710 shares of our common stock, held by approximately 1,974 holders of record, were outstanding and entitled to vote. You may vote all shares you owned as of the record date. You are entitled to one vote per share.

Q.              How do I vote?

A.              If you are a record holder, meaning your shares are registered in your name, you may:

(1)         Submit a Proxy Over the Internet:   If you have Internet access, you may authorize the voting of your shares from any location in the world by following the “Vote-by-Internet” instructions set forth on the enclosed proxy card.

(2)         Submit a Proxy By Telephone:   You may authorize the voting of your shares by following the “Vote-by-Telephone” instructions set forth on the enclosed proxy card.

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(3)         Submit a Proxy By Mail:   Complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

(4)         Vote In Person at the Meeting:   If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you may:

(1)         Provide Voting Instructions Over the Internet or by Telephone:   You will receive instructions from your broker or other nominee if they permit providing voting instructions by Internet or telephone. You should follow those instructions.

(2)         Provide Voting Instructions By Mail:   You will receive instructions from your broker or other nominee explaining how you can provide voting instructions for your shares by mail. You should follow those instructions.

(3)         Vote In Person at the Meeting:   Contact your broker or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the meeting. You will not be able to vote in person at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q.              What should I do now?

A.              After carefully reading and considering the information contained in this proxy statement, including the annexes hereto, please submit a proxy for your shares by returning the enclosed proxy card or through the Internet or by telephone. You can also attend the special meeting and vote in person. Do NOT enclose or return your stock certificate(s) with your proxy card.

Q.              If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A.              Your broker will only be permitted to vote your shares if you instruct your broker how to vote. You should follow the procedures provided by your broker regarding providing voting instructions for your shares.

Q.              What if I do not vote?

A.              If you fail to vote by proxy or in person, it will have the same effect as a vote “AGAINST” approval of the merger agreement. Failure to vote will have no effect on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of approval of the merger agreement.

If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” approval of the merger agreement and “FOR” approval of the adjournment proposal.

If you submit your properly signed proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will have the same effect as a vote “AGAINST” the approval of the merger agreement. With respect to the proposal to approve one or more adjournments to the special meeting, an abstention will have no effect, and the proposal will be decided by the shareholders who cast votes “FOR” and “AGAINST” that proposal.

Q.              When should I send in my proxy card?

A.              You should send in your proxy card, or grant your proxy through the Internet or by telephone, as soon as possible so that your shares will be voted at the special meeting.

Q.              May I vote in person?

A.              Yes. You may attend the special meeting of shareholders and vote your shares of common stock in person. If you hold shares in “street name,” you must provide a legal proxy executed by your bank or broker in order to vote your shares at the meeting.

Q.              May I change my vote after I have mailed my signed proxy card?

A.              Yes. You can change your vote and revoke your proxy at any time before the polls close at the special meeting by doing any one of the following:

•       signing and submitting another proxy with a later date;

•       accessing the Internet and following the instructions for Internet proxy authorization that appear on the enclosed proxy card;

•       following the instructions that appear on the enclosed proxy card for proxy authorization by telephone; or

•       voting in person at the meeting.

Your attendance alone at the special meeting will not revoke your proxy. If you wish to revoke your previously submitted proxy at the special meeting, you must deliver a completed proxy card with a later date in person or complete a ballot to be made available at the special meeting. If you are not the record holder of your shares, you must follow the instructions of your bank or brokerage firm in order to change your vote.

The Merger

Q.              What is the proposed transaction?

A.              Caritor will acquire us by merging a subsidiary of Caritor into us. We will cease to be a publicly traded company and will instead become a wholly owned subsidiary of Caritor.

Q.              If the merger is completed, what will I be entitled to receive for my shares of common stock and when will I receive it?

A.              Upon completion of the merger, you will be entitled to receive $14.30 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own.

After the merger closes, Caritor will arrange for a letter of transmittal to be sent to each holder of Keane common stock. The $14.30 per share merger consideration will be paid to a holder of Keane common stock once that shareholder submits a properly completed letter of transmittal, that shareholder’s stock certificates and any other required documentation.

Q.              Am I entitled to dissenters’ or appraisal rights?

A.              No. The Massachusetts Business Corporation Act does not entitle the holders of shares of our common stock to seek appraisal of the fair value of their shares in connection with the merger.

Q.              Why is our board of directors recommending that shareholders approve the merger agreement?

A.              Our board of directors believes that the merger and the merger agreement are advisable, fair to and in the best interests of Keane and its shareholders and recommends that you approve the merger agreement. For a more detailed explanation of the factors that our board of directors considered in determining whether to recommend the merger, see “The Merger—Reasons for the Merger and Recommendation of our Board of Directors” on page 24 of this proxy statement.

Q.              Will the merger be a taxable transaction to me?

A.              Yes. The receipt of cash for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of our common stock. For a more detailed explanation of the tax consequences of the merger, see “Material U.S. Federal Income Tax Consequences” on page 41 of this proxy statement. You should consult your tax advisor regarding specific tax consequences of the merger to you.

Q.              When is the merger expected to be completed?

A.              We expect the merger to be completed as soon as possible following the special meeting of shareholders and the satisfaction or waiver of all other conditions.

Q:    Recently, Keane announced that it would not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 on time as a result of the ongoing review of Keane’s historical stock option practices. Will the failure to timely file the Annual Report on Form 10-K or to have available audited financial statements for the fiscal year ended December 31, 2006 affect the closing of the merger?

A:    If we are unable to deliver the audited financial statements for the fiscal year ended December 31, 2006 to Caritor’s prospective debt lenders, Caritor will not be obligated to effect the closing of the merger. In addition, we made representations and warranties in the merger agreement with respect to matters such as our SEC filings and financial statements, which would also apply to our financial statements and Quarterly Reports on Form 10-Q for subsequent quarterly periods. If we are unable to satisfy the condition to effect the merger that relates to the accuracy of our representations and warranties in the merger agreement, Caritor will not be required to proceed with the merger.

Q.     Will the ongoing review of Keane’s historical stock option practices and the results of this review affect the closing of the merger?

A:    The accuracy of our representations and warranties in the merger agreement may be affected by our ongoing review of Keane’s historical stock option practices and the results of this review, which may include our inability to timely file reports with the SEC, the restatement of our financial statements and litigation and governmental investigations or proceedings, as well as other consequences, such as defaults on our indebtedness. We made representations and warranties in the merger agreement with respect to matters such as our past and current stock option granting practices, our SEC filings and financial statements, our compliance with NYSE rules and regulations, the absence of undisclosed liabilities, the conduct of our business since September 30, 2006, the absence of certain changes related to our business and investigations and litigation or other proceedings. If we are unable to satisfy the condition to effect the merger that relates to the accuracy of our representations and warranties, Caritor will not be required to proceed with the merger. In addition, if we are unable to deliver to Caritor’s prospective debt lenders the audited financial statements for the fiscal year ended December 31, 2006, as well as specified financial statements for subsequent periods, Caritor will not be obligated to proceed with the merger.

Q:    Where can I find more information about Keane’s ongoing review of historical stock option granting practices?

A:    Please refer to the section entitled “The Merger—Stock Option Inquiry” beginning on page 37 for information about the special committee of our board of directors and its ongoing review of Keane’s historical stock option grants and stock option practices. In addition, we file annual, quarterly and current reports and other information with the SEC. Please refer to these filings after the date of this proxy statement for any important developments regarding the ongoing review. See “Where You Can Find More Information.”

Q.              What will happen to my shares of Keane common stock after the merger?

A.              Following the effectiveness of the merger, your shares of our common stock will represent solely the right to receive the $14.30 per share merger consideration, and trading in our common stock on The New York Stock Exchange will cease. Price quotations for our common stock will no longer be available and we will cease filing periodic reports under the Securities Exchange Act of 1934.

Q.              Should I send in my stock certificates now?

A.              No. After the merger closes, Caritor will arrange for a letter of transmittal containing detailed instructions to be sent to each holder of Keane common stock. The $14.30 per share merger consideration will be paid to a shareholder once that shareholder submits a properly completed letter of transmittal accompanied by that shareholder’s stock certificates and any other required documentation. PLEASE DO NOT SEND YOUR KEANE STOCK CERTIFICATES NOW.

Q.              What should I do if I have questions?

A.              If you have more questions about the special meeting, the merger or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact Georgeson Inc., our proxy solicitor, at:

Email: keainfo@georgeson.com

Banks and Brokerage Firms, Please Call: (212) 440-9800
Shareholders and All Others Call Toll-Free: (888) 549-6613

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SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, we urge you to read carefully this entire proxy statement and the annexes to this proxy statement. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Companies

Keane, Inc.
100 City Square
Boston, Massachusetts 02129
Telephone: (617) 241-9200
www.keane.com

Keane, Inc., a Massachusetts corporation, is a leading business process and IT services firm. We deliver Application and Business Process Services to help our clients transform their business and IT operations to achieve demonstrable, measurable, and sustainable business benefit. Based in Boston, Massachusetts, we deliver our services throughout the United States, Australia, Canada, India and the United Kingdom. Our common stock is listed on the New York Stock Exchange under the symbol “KEA.”

Caritor, Inc.
210 Porter Drive, Suite 315
San Ramon, CA 94583
Telephone: (925) 838-8600
www.caritor.com

Caritor, Inc., a California corporation, is a global organization headquartered in San Ramon, California. The company delivers global IT services based on the principle of providing clients with the proper mix of local country leadership and cost-effective, offshore resources. It has a successful track record of delivering Product Engineering, Application Development and Management, Enterprise Business Applications, Testing and Network & Infrastructure solutions to multinational corporations in the industry segments of Manufacturing, Healthcare, BFSI, Retail & Distribution, Public Sector, Media & Communication, and Transportation.

Renaissance Acquisition Corp.
c/o Caritor, Inc.
210 Porter Drive, Suite 315
San Ramon, CA 94583
Telephone: (925) 838-8600
www.caritor.com

Renaissance Acquisition Corp., a Massachusetts corporation, which we refer to as the Merger Subsidiary, is a newly formed, wholly owned subsidiary of Caritor. The Merger Subsidiary has not engaged in any prior activities other than in connection with or as contemplated by the merger agreement.

The Merger (page 19)

Upon the terms and subject to the conditions of the merger agreement, the Merger Subsidiary will be merged with and into us, and each holder of shares of our common stock will be entitled to receive merger consideration of $14.30 in cash, without interest and less any applicable withholding taxes, for each share of our common stock held by such holder immediately prior to the merger upon surrender of his or her stock certificate(s). As a result of the merger, we will cease to be a publicly traded company and will instead become a wholly owned subsidiary of Caritor. The merger agreement, as amended, is attached as Annex A to this proxy statement. Please read it carefully.

The Special Meeting (page 16)

The special meeting will be held on Tuesday, May 15, 2007, at 10:00 a.m., local time, at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109. At the special meeting, you will be asked to consider and vote upon a proposal to approve the merger agreement that we have entered into with Caritor. We will also be asking our shareholders to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the approval of the merger agreement.

Record Date and Voting (page 16)

Our board of directors has fixed the close of business on April 5, 2007 as the record date for determining shareholders entitled to notice of and to vote at the special meeting. On the record date, we had 59,157,710 outstanding shares of common stock held by approximately 1,974 shareholders of record. We have no other class of voting securities outstanding.

Shareholders of record on the record date will be entitled to one vote per share of our common stock with respect to the proposal to approve the merger agreement, the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of approval of the merger agreement or any other matter that may properly come before the special meeting and any adjournment of that meeting.

Vote Required (page 16)

Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting. As a result of the voting agreement described below among us, Caritor and certain of our shareholders, holders of approximately 47% of our common stock who are not a party to the voting agreement must vote “FOR” approval of the merger agreement in order to approve the transaction. Failure to vote, by proxy or in person, will have the same effect as a vote “AGAINST” approval of the merger agreement.

The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and voting at the special meeting will be required to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the approval of the merger agreement. Failure to vote, in person or by proxy, will have no effect on the adoption of the adjournment proposal.

Voting Agreement (page 17)

At Caritor’s request, John F. Keane, the chairman of our board of directors, and John F. Keane, Jr., a member of our board of directors, and members of their family and affiliated trusts have entered into a stockholder voting agreement, a copy of which is attached as Annex B to this proxy statement. Pursuant to the voting agreement, each shareholder has agreed, among other things:

•       to vote his, her or its shares of our common stock to approve the merger agreement;

•       to vote against any other proposal or offer to acquire our company; and

•       not to transfer or pledge any of his, her or its Keane shares or grant any proxies or powers of attorney with respect to his, her or its shares that are inconsistent with his, her or its obligations under the voting agreement.

The individuals and trusts and other entities signing the voting agreement own approximately 20% of the outstanding shares of our common stock on the record date for the special meeting.

Quorum (page 16)

A quorum of our shareholders is necessary to have a valid meeting of shareholders. The required quorum for the transaction of business at the special meeting is the presence (in person or represented by proxy) of holders representing a majority of the shares of our common stock issued, outstanding and entitled to vote at the special meeting. Both abstentions and “broker non-votes” will be counted as present for purposes of determining the existence of a quorum. In the event that a quorum is not present at the special meeting, we currently expect that we will adjourn or postpone the special meeting to solicit additional proxies.

Revocability of Proxies (page 18)

You can change your vote and revoke your proxy at any time before the polls close at the special meeting by doing any one of the following:

•       signing and submitting another proxy with a later date;

•       accessing the Internet and following the instructions for Internet proxy authorization that appear on the enclosed proxy card;

•       following the instructions that appear on the enclosed proxy card for proxy authorization by telephone; or

•       voting in person at the meeting.

Your attendance alone at the special meeting will not revoke your proxy. If you wish to revoke your previously submitted proxy at the special meeting, you must deliver a completed proxy card with a later date in person or complete a ballot to be made available at the special meeting. If you are not the record holder of your shares, you must follow the instructions of your bank or brokerage firm in order to change your vote.

Our Board’s Recommendation (page 16)

Our board of directors has adopted the merger agreement and determined that the merger and the merger agreement are advisable, fair to and in the best interests of our company and our shareholders. Accordingly, our board of directors recommends that our shareholders vote “FOR” approval of the merger agreement at the special meeting.

Reasons for the Merger and Recommendation of our Board (page 24)

In the course of reaching its decision to approve the merger agreement and the merger, our board of directors considered a number of factors, including the following:

•       the value of the consideration to be received by our shareholders pursuant to the merger agreement, as well as the fact that shareholders will receive the consideration in cash, which provides certainty of value to our shareholders;

•       the $14.30 per share, without interest, to be paid as the consideration in the merger represents a 19.2% premium over $12.00, the closing price of our common stock on February 6, 2007, the trading day prior to the announcement of the merger, and a 18.0% premium over $12.12, the average of the closing prices of our common stock for the four weeks prior to announcement of the merger;

•       the process undertaken to solicit third party offers to acquire our company and the result of this process;

•       the financial presentation of Morgan Stanley & Co. Incorporated, who we refer to as Morgan Stanley, as well as its oral opinion, later confirmed in writing, which written opinion is attached as Annex C to this proxy statement, to the effect that, as of February 6, 2007, and based upon and subject to the qualifications, assumptions, limitations and other matters underlying its analysis and opinion set forth therein, the consideration to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders;

•       current financial market conditions, historical market prices and volatility with respect to our common stock, including the possibility that if we remained an independent company, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the $14.30 per share to be paid as consideration in the merger;

•       historical and current information concerning our business, including our financial performance and condition, operations, management and competitive position, current industry and economic conditions;

•       that Caritor’s obligation to consummate the merger is not subject to any financing contingencies;

•       the limited number and nature of the conditions to funding set forth in the equity commitment letter and the debt commitment letter described below under “The Merger Agreement—Financing” and the obligation of Caritor to use reasonable best efforts to obtain the equity financing and the debt financing, and if Caritor fails to effect the closing because of a failure to obtain the proceeds of the debt financing, to pay us a $26 million termination fee;

•       our prospects if we were to remain an independent company;

•       the fact that the provisions of the merger agreement were determined through arms’ length negotiations between us and our counsel, on the one hand, and Caritor and its counsel, on the other hand;

•       the terms and conditions of the merger agreement, including the ability of our board of directors, under certain circumstances, to furnish information to and engage in negotiations with a third party and, upon the payment to Caritor of a termination fee of $26 million, to terminate the merger agreement to enter into a definitive agreement for a superior proposal; and

•       the likelihood that the merger will be consummated, in light of the limited conditions to Caritor’s obligation to complete the merger and the absence of any financing condition to Caritor’s obligation to complete the merger.

Opinion of Financial Advisor to our Board of Directors (page 26)

In connection with the merger, our board of directors received a written opinion from our financial advisor, Morgan Stanley, as to the fairness, from a financial point of view, of the consideration to be received by holders of our common stock pursuant to the merger agreement. The full text of the written opinion of Morgan Stanley is attached as Annex C to this proxy statement.

You should read this opinion carefully and in its entirety for a discussion of the assumptions made, matters considered and limitations on and the scope of the analysis undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley addressed its opinion to our board of directors, and the opinion does not constitute a recommendation to any shareholder as to how he or she should vote or act with respect to the merger.

Conditions to the Merger (page 56)

Neither we nor Caritor is required to complete the merger unless a number of conditions are satisfied or waived. These conditions include:

•       the approval of the merger agreement by our shareholders;

•       the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, which we refer to as the HSR Act;

•       the expiration or termination of the applicable waiting period under the Competition Act (Canada), the waiver by the Canadian Commissioner of Competition of the notification requirement under the Competition Act (Canada) on the basis of information received in an application for an Advance Ruling Certificate, or the issuance by the Canadian Commissioner of Competition of an Advance Ruling Certificate;

•       the absence of any applicable law or legal ruling that would make the merger illegal or would otherwise prohibit consummation of the merger; and

•       other customary closing conditions specified in the merger agreement.

Financing (page 54)

The total amount of funds necessary to pay our shareholders and optionholders the amounts due to them under the merger agreement will be approximately $854 million with the remaining funds to be used to fund customary fees and expenses in connection with the proposed merger, the financing arrangements and the related transactions. These payments are expected to be funded by a combination of the following:

•  $350 million in equity contribution by Court Square Capital Limited;

•  new senior secured credit facilities in the amount of (1) up to $600 million of senior secured loans under a senior secured loan facility, (2) up to $50 million of senior secured loans under a senior secured revolving credit facility and (3) up to $40 million of senior secured loans under a senior secured funded synthetic letter of credit facility; and

•  cash and cash equivalents held by Caritor, us and our subsidiaries at closing.

See “The Merger Agreement—Financing” beginning on page 54. The following arrangements are in place for the financing for the merger, including the payment of related transaction costs, charges, fees and expenses:

Equity Financing.   Caritor has received an equity commitment letter from Court Square Capital Limited, pursuant to which, and subject to the conditions contained therein, Court Square Capital Limited has agreed to invest, or cause an assignee to invest, $350 million for the acquisition of cumulative non-redeemable preferred equity securities of Caritor, solely for the purpose of funding the merger consideration and to pay related expenses.

Debt Financing.   Caritor has received a debt commitment letter from Citigroup Global Markets Inc., UBS Securities LLC and Banc of America Securities LLC, which we refer to as the debt lenders, to provide (1) up to $600 million of senior secured loans under a senior secured loan facility, (2) up to $50 million of senior secured loans under a senior secured revolving credit facility and (3) up to $40 million of senior secured loans under a senior secured funded synthetic letter of credit facility.

There is no financing condition to the consummation of the merger.

No Solicitation (page 50)

We have agreed not to, and not to permit our representatives to, directly or indirectly:

•       solicit, initiate, propose, knowingly encourage or take any action to knowingly facilitate the submission of any of the following (each of which we refer to as an acquisition proposal):

•        any inquiry, offer or proposal from any person or group other than Caritor relating to any transaction or proposed transaction or series of related transactions involving any direct or indirect acquisition or purchase by any person or group of a 20% interest or more in our total outstanding shares, or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the outstanding shares of any class of our equity or voting securities;

•        any inquiry, offer or proposal from any person or group other than Caritor relating to any transaction or proposed transaction or series of related transactions involving any sale or disposition of consolidated assets or rights of Keane to any person or group for consideration equal to 20% or more of the aggregate fair market value of the outstanding shares of our common stock; or

•        any inquiry, offer or proposal from any person or group other than Caritor relating to any transaction or proposed transaction or series of related transactions involving any consolidation, merger, business combination, recapitalization, liquidation, dissolution or similar transaction with respect to Keane;

•       enter into, continue, participate, engage or knowingly assist in any manner in discussions or negotiations with, or provide any non-public information or data to, any person relating to any acquisition proposal;

•       enter into any letter of intent, memorandum of understanding, definitive agreement, option agreement or arrangement with respect to any acquisition proposal;

•       grant any waiver or release under any standstill agreement; or

•       exempt any person from the restrictions on “business combinations” under the Massachusetts Business Corporation Act or otherwise cause such restrictions or the restrictions of any other takeover statute not to apply.

However, under specified circumstances, we may:

•       furnish information with respect to Keane to any third party that has made an acquisition proposal, pursuant to a confidentiality agreement no less favorable in any material respect to us than the confidentiality agreement we entered into Caritor, or

•       enter into, participate, engage or assist in any manner in negotiations and discussions with such third party regarding such acquisition proposal.

We may not take any of the actions described above unless:

•       the acquisition proposal provides for the acquisition of a majority of our outstanding common stock or the acquisition of all or substantially all of our assets and was not solicited or initiated in violation of the merger agreement;

•       our board of directors determines in good faith, after consultation with its financial advisor and outside counsel, that the acquisition proposal is, or is reasonably likely to result in, a superior proposal, as described below; and

•       we furnish the same information to Caritor to the extent not previously provided.

The merger agreement defines a superior proposal as a proposal that is more favorable, from a financial point of view, to our shareholders taking into account all of the terms and conditions of the proposal and the merger agreement and for which financing, to the extent required, is then committed on terms and conditions that our board of directors determines, after consultation with its financial advisor, are reasonably likely to result in disbursements sufficient for the consummation of the transactions contemplated by the proposal, and in the good faith opinion of our board of directors, after consultation with outside legal counsel, providing information or access or participating, engaging or assisting in negotiations or discussions with respect to the proposal is or would be in the best interests of Keane and our shareholders and failing to take such action could violate the fiduciary duties of our board of directors to our shareholders under applicable law.

In addition, subject to certain exceptions, our board of directors may not:

•       withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Caritor or the Merger Subsidiary, the approval or recommendation by our board of directors of the merger agreement or the merger, or publicly announce that it has resolved to do so;

•       approve, recommend or adopt or publicly propose to approve, recommend or adopt any acquisition proposal; or

•       approve, recommend, adopt or allow us to enter into any letter of intent, memorandum of understanding, option agreement, definitive agreement or similar arrangement with respect to any acquisition proposal.

However, our board of directors may withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Caritor or the Merger Subsidiary, the approval or recommendation by our board of directors of the merger agreement or the merger, or publicly announce that it has resolved to do so, if:

•       our shareholders have not approved the merger agreement;

•       our board of directors determines, after consultation with its financial advisor and outside legal counsel, that failure to do so could violate its fiduciary duties to Keane shareholders under applicable law; and

•       our board of directors provides written notice to Caritor at least three business days in advance of the board’s intention to withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Caritor or the Merger Subsidiary, the approval or recommendation by our board of directors of the merger agreement or the merger, or to publicly announce that it has resolved to do so.

In addition, we may enter into a definitive agreement with respect to an acquisition proposal that provides for the acquisition of a majority of our outstanding common stock or the acquisition of all or substantially all of our assets and that was not solicited or initiated in violation of the merger agreement if:

•       our shareholders have not approved the merger agreement;

•       our board of directors determines, after consultation with its financial advisor and outside legal counsel, that failure to do so could violate its fiduciary duties to Keane shareholders under applicable law;

•       our board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that the acquisition proposal constitutes a superior proposal;

•       we concurrently terminate the merger agreement and pay Caritor a $26 million termination fee; and

•       our board of directors provides written notice to Caritor at least three business days in advance of entering into an agreement with respect to the superior proposal which identifies the material terms and conditions of the superior proposal and identifies the person or group making the proposal.

We have further agreed to immediately cease, and to cause our subsidiaries and representatives to immediately cease, any solicitations, discussions or negotiations existing as of February 6, 2007 with respect to any transaction or proposed transaction or series of related transactions involving an acquisition proposal.

Nothing in the merger agreement prohibits us from taking and disclosing to our shareholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, except certain positions would be subject to our satisfying the conditions described above for a withdrawal or modification of our recommendation in a manner adverse to Caritor.

We have agreed to notify Caritor within one business day after receipt of any inquiries, proposals or offers received by, any request for information from, or any negotiations sought to be initiated or continued with, us concerning an acquisition proposal or that could reasonably be expected to lead to an acquisition proposal, and to disclose the identity of the other party and the material terms of the inquiry, offer, proposal or request to Caritor. We have also agreed to keep Caritor informed of the status and any discussions or negotiations (including amendments and proposed amendments) relating to any acquisition proposal for a majority of our outstanding common stock or the acquisition of all or substantially all of our assets or other inquiry, offer, proposal or request.

Termination of the Merger Agreement (page 58)

We, Caritor and the Merger Subsidiary may agree in writing to terminate the merger agreement at any time prior to completing the merger, even after our shareholders have approved the merger agreement.

Either we or Caritor can terminate the merger agreement if:

•       the merger has not been consummated by September 14, 2007, unless the terminating party’s failure to fulfill any obligation under the merger agreement was a principal cause of or resulted in the failure of the merger to occur by that date. We refer to any termination of the merger agreement on the basis described in this bullet as an Outside Date Termination;

•       a governmental entity has issued a nonappealable final order or ruling or taken any other nonappealable final action that has the effect of permanently restraining or otherwise prohibiting the merger; or

•       our shareholders fail to approve the merger agreement at the special meeting. We refer to any termination of the merger agreement on the basis described in this bullet as a Special Meeting Termination.

Caritor can terminate the merger agreement if:

•       our board of directors withdraws or modifies or publicly proposes to withdraw or modify in a manner adverse to Caritor its approval of the merger agreement or its recommendation that our shareholders approve the merger agreement, or resolves or publicly announces its intention to do so;

•       our board of directors approves, recommends or adopts or publicly proposes to approve, recommend or adopt any acquisition proposal or approves, recommends, adopts or enters into any letter of intent, memorandum of understanding, option agreement, definitive agreement or similar arrangement with respect to an acquisition proposal, or resolves or publicly announces its intention to do so;

•       our board of directors fails to publicly recommend against a tender or exchange offer related to an acquisition proposal;

•       after we receive an acquisition proposal, an acquisition proposal is publicly announced or we receive any inquiry, proposal, offer or request for information concerning an acquisition proposal or that could reasonably be expected to result in an acquisition proposal, our board of directors fails to publicly reaffirm its recommendation that our shareholders approve the merger agreement within ten business days after Caritor has requested in writing that it do so;

•       our board of directors recommends to our shareholders or approves an acquisition proposal, or resolves to do so;

•       we willfully and materially breach our obligations under the no-solicitation provisions of the merger agreement, our obligation to call and take other specified actions relating to the shareholder meeting for the purpose of considering approval of the merger agreement or our representation and warranty in the merger agreement that all standstill waivers granted by us in connection with a possible acquisition proposal have expired or been revoked; or

•       we breach or fail to perform any of our representations, warranties, covenants or agreements in the merger agreement, which breach or failure to perform (1) would cause the conditions to closing relating to the accuracy of representations and warranties or compliance with covenants and agreements, as applicable, not to be satisfied, and (2) cannot be cured or (if curable) has not been cured within 20 days after written notice from Caritor. We refer to any termination of the merger agreement on the basis described in this bullet as a Material Breach Termination.

We can terminate the merger agreement if:

•       prior to the approval by our shareholders of the merger agreement, we enter into a definitive binding agreement with respect to a superior proposal and pay Caritor the termination fee described below, provided that at least three business days have passed since receipt by Caritor of a written notice from us advising Caritor that we intend to enter into an agreement with respect to a superior proposal or withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Caritor, the approval or recommendation of our board of directors of the merger agreement or the merger or publicly announce that we have resolved to take such action;

•       all of the mutual conditions to each party’s obligation to effect the merger and the conditions to the obligations of Caritor and the Merger Subsidiary to effect the merger have been satisfied (other than the conditions that by their terms are to be satisfied at closing), we have provided to the debt lenders or filed with the Securities and Exchange Commission, or the SEC, the financial statements required by the debt commitment letter and have provided to the debt lenders either the financial data or the pro forma financial statements required by the debt commitment letter, neither Caritor nor the Merger Subsidiary has received the proceeds of the financings contemplated by the commitment letters or any substitute financing for a similar amount by the closing date, and Caritor has failed to notify us in writing with supporting evidence reasonably satisfactory to us that it will be able to deposit the merger consideration with the exchange agent on the closing date; or

•       Caritor or the Merger Subsidiary breaches or fails to perform any of its representations or agreements, which breach or failure to perform (1) would cause the conditions to closing relating to the accuracy of representations and warranties or compliance with covenants and agreements, as applicable, not to be satisfied, and (2) cannot be cured or (if curable) has not been cured within 20 days after written notice from us.

Termination Fees (page 59)

We will be required to pay Caritor a termination fee of $26 million if:

•       we terminate the merger agreement to enter into a definitive agreement for a superior proposal pursuant to and in accordance with the no solicitation provisions of the merger agreement;

•       Caritor terminates the merger agreement as a result of:

•        our board of directors withdrawing or modifying, or publicly proposing to withdraw or modify, in a manner adverse to Caritor or the Merger Subsidiary, the approval or recommendation of our board of directors of the merger agreement or the merger, or publicly announcing that it has resolved to do so, or having resolved to do so;

•        our board of directors approving, recommending or adopting or publicly proposing to approve, recommend or adopt any acquisition proposal or approving, recommending, adopting or allowing us to enter into any letter of intent, memorandum of understanding, option agreement, definitive agreement or similar arrangement with respect to any acquisition proposal other than a confidentiality agreement permitted by and entered into in accordance with the non-solicitation provisions of the merger agreement;

•        after receipt by us or the public announcement of an acquisition proposal or any inquiries, proposals, offers or requests for information, or negotiations sought to be initiated or continued with us concerning an acquisition proposal or that could reasonably be expected to lead to an acquisition proposal, our board of directors having failed to publicly reaffirm its recommendation in favor of the approval of the merger agreement by our shareholders within 10 business days after Caritor requests in writing that such recommendation be reaffirmed;

•        our board of directors having recommended to our shareholders or approved an acquisition proposal, or having resolved to do so;

•        our board of directors having failed to publicly recommend against a tender or exchange offer related to an acquisition proposal; or

•        our willful and material breach of our obligations under the no-solicitation provisions of the merger agreement, our obligation to call and take other specified actions relating to the shareholder meeting for the purpose of considering approval of the merger agreement or our representation and warranty in the merger agreement that all standstill waivers granted by us in connection with a possible acquisition proposal have expired or been revoked;

•       either we or Caritor terminates the merger agreement pursuant to an Outside Date Termination or a Special Meeting Termination, or Caritor terminates the merger agreement pursuant to a Material Breach Termination, but in each case only if prior to such termination a bona fide acquisition proposal is publicly announced or is otherwise communicated to our board of directors and, within 12 months after the date of such termination, we consummate an acquisition proposal or enter into a definitive agreement with respect to any acquisition proposal that is consummated any time thereafter, and provided that all references to 20% are changed to 50% for purposes of determining whether a proposal is an acquisition proposal.

We have also agreed to pay to Caritor the lesser of $4.25 million and the documented, out-of-pocket expenses of Caritor, Court Square Capital Limited, and their affiliates in connection with the merger agreement and the transactions contemplated by the merger agreement if the merger agreement is terminated by either party as a result of our shareholders not having approved the merger agreement. Any amounts so paid will reduce any termination fee we are required to pay to Caritor pursuant to the preceding bullet.

Caritor will be required to pay us a termination fee of $26 million if all of the mutual conditions to each party’s obligation to effect the merger and the conditions to the obligations of Caritor and the Merger Subsidiary to effect the merger have been satisfied (other than the conditions that by their terms are to be satisfied at closing), we have provided to the debt lenders or filed with the SEC the financial statements required by the debt commitment letter and have provided to the debt lenders either the financial data or the pro forma financial statements required by the debt commitment letter, neither Caritor nor the Merger Subsidiary has received the proceeds of the financings contemplated by the commitment letters or any substitute financing for a similar amount by the closing date, and Caritor has failed to notify us in writing with supporting evidence reasonably satisfactory to us that it will be able to deposit the merger consideration with the exchange agent on the closing date.

Guarantee (page 60)

We have received a limited guarantee of Court Square Capital Limited as guarantor, pursuant to which Court Square Capital Limited is guaranteeing to us (1) the payment obligations of Caritor with respect to Caritor’s termination fee, (2) any damages to us for which Caritor is liable after the termination of the merger agreement as a result of any fraud by Court Square Capital Limited, Caritor or the Merger Subsidiary or any willful breach by Caritor or the Merger Subsidiary of any of their representations, warranties, covenants or agreements in the Merger Agreement, and (3) any payment obligations of Caritor with respect to our financing expenses, expenses of liquidation and conversion of unrestricted cash equivalents or expenses enforcing payment of Caritor’s termination fee. Court Square Capital Limited’s aggregate liability under the guarantee is limited to $60 million.

Regulatory Matters (page 40)

The merger agreement provides that we and Caritor may not complete the merger until we have made certain filings with the Federal Trade Commission and the United States Department of Justice and the applicable waiting periods have expired or been terminated and that we make a filing with the Canadian Commissioner of Competition. We and Caritor each filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act on March 1, 2007 and requested “early termination” of the waiting period. The Federal Trade Commission and the Department of Justice Antitrust Division granted early termination of the waiting period under the HSR Act on March 12, 2007. We also applied for an Advance Ruling Certificate with the Canadian Commissioner of Competition on March 9, 2007, which was received on March 23, 2007. The merger agreement also provides that we and Caritor file with the Mauritius Financial Services Commission a notification of the change of control of our Mauritius Subsidiaries. We intend to send this notification prior to closing.

Appraisal Rights (page 62)

Massachusetts law does not entitle the holders of shares of our common stock to seek appraisal of the fair value of their shares in connection with the merger.

Federal Income Tax Consequences (page 41)

If the merger is completed, the exchange of common stock by our shareholders for the cash merger consideration will be treated as a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Because of the complexities of the tax laws, we advise you to consult your own personal tax advisors concerning the applicable federal, state, local, foreign and other tax consequences of the merger.

Stock Options and Employee Stock Purchase Plans (page 45)

Pursuant to the merger agreement, each outstanding stock option of Keane, whether or not exercisable, will be accelerated and become exercisable in full immediately prior to the effective time of the merger. At the effective time of the merger, each such outstanding stock option will be cancelled in consideration for a cash payment, without interest and less any applicable withholding taxes, equal to the product of (1) the excess, if any, of $14.30 over the per share exercise price for the option multiplied by (2) the number of shares of our common stock that the option holder could have purchased (assuming full vesting) upon full exercise of that option immediately prior to completion of the merger. In addition, any shares of restricted stock will vest in full immediately prior to the effective time of the merger and each holder of restricted stock will be entitled to receive $14.30 per share, less any applicable withholding taxes.

We have also agreed to terminate our 1992 employee stock purchase plan and our UK employee stock purchase plan as of or prior to the effective time of the merger.

Interests of Our Directors and Executive Officers in the Merger (page 32)

In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, those of our shareholders generally. Our board of directors was aware of these interests, which include those summarized below, and considered them, among other matters, in approving the merger agreement:

•       the merger agreement provides for (1) the continued indemnification of our current and former directors and officers following the merger, (2) the purchase of directors’ and officers’ liability insurance at no cost to the beneficiaries for a period of six years following the merger, and (3) Caritor’s commitment to preserve provisions in our articles of organization and bylaws for a period of six years following the merger that are no less favorable with respect to indemnification, expense advancement and exculpation of present and former directors and officers of ours and our subsidiaries than are presently in our articles of organization and bylaws;

•       under the terms of her existing employment agreement with us, Kirk Arnold, our Vice Chair, President and Chief Executive Officer, is entitled to receive (1) upon termination without cause or by Ms. Arnold for good reason, other than following a change of control, a lump sum payment equal to two times her base salary plus, in the case of termination without cause, her base salary rate for any portion of the 90-day notice period to which she is entitled for termination without cause that is not provided to her and (2) upon termination without cause or by Ms. Arnold for good reason, in either case following a change of control of Keane, a lump sum payment equal to two times her base salary and two times her targeted annual bonus, vesting in full of her stock options and restricted stock, subject to certain limitations, a 280G gross-up payment and continuation of health and/or dental insurance coverage for the period of COBRA continuation coverage, with the same rates of contribution available to Keane employees. Under the terms of the merger agreement, all of Ms. Arnold’s stock options and restricted stock will vest in full upon the closing of the merger and any limitations on the acceleration of vesting of her stock options and restricted stock under her employment will not apply;

•       under the terms of existing change of control agreements, John J. Leahy, Russell J. Campanello, Raymond W. Paris and Laurence D. Shaw are each entitled to receive, in the event of an involuntary termination other than for cause within one year following a change in control of Keane, (1) salary continuance and targeted bonus payments for 24 months (36 months in the case of Mr. Leahy), (2) continuation of health and/or dental insurance coverage for the period of COBRA continuation coverage, with the same rates of contribution available to Keane employees, (3) continued financial planning benefit coverage for 12 months (18 months in the case of

Mr. Leahy), (4) full vesting of outstanding stock options and restricted shares, if any, and (5) a 280G gross-up payment; and

•       under the terms of existing employment agreements with Aurora Coya and Glenn Giles, if (1) Ms. Coya’s or Mr. Giles’ employment is terminated by us without cause, other than following a change of control, the individual will be entitled to salary continuance for 12 months, plus any portion of the 90-day notice period described in the agreement, and continuation of health and/or dental insurance coverage for 12 months, with the same rates of contribution available to Keane employees and (2) Ms. Coya’s or Mr. Giles’ employment is terminated by us without cause or by the individual for good reason within one year following a change in control, the individual will be entitled to continued salary and targeted bonus payments and financial planning benefit coverage, each for 12 months, continuation of health and/or dental insurance coverage for the period of COBRA continuation coverage, with the same rates of contribution available to Keane employees, and a 280G gross-up payment.

Stock Options and Restricted Stock

Our current directors and executive officers, and any individual who served as a director or executive officer of Keane in the fiscal year ended December 31, 2006, holding in-the-money options will receive cash payments at the closing of the merger in the approximate amounts (before withholding) indicated in the following table:

Name	Number of Option Shares	Option Exercise Prices	Approximate Option Settlement Amount
Kirk Arnold	550,000	$12.22	$1,144,000
John J. Leahy	215,000	$8.28 - $11.25	$983,350
Russell J. Campanello	90,000	$11.25 - $13.95	$166,500
Aurora Coya	35,000	$9.40 - $12.44	$141,100
Glenn Giles	35,000	$9.75 - $12.44	$145,800
Raymond W. Paris	111,000	$8.28 – $11.25	$549,870
Laurence D. Shaw	100,000	$7.88 - $14.28	$253,200
John F. Keane	100,000	$9.75	$455,000
Lawrence P. Begley(1)	15,000	$13.26 - $13.27	$15,500
Maria Cirino	15,000	$12.43 - $14.28	$14,650
John H. Fain(1)	15,000	$12.43 - $14.28	$14,650
Philip Harkins	25,000	$9.75 - $14.28	$60,150
John F. Keane, Jr.	25,000	$9.75 - $14.28	$60,150
John Rockart	25,000	$9.75 - $14.28	$60,150
James White	10,000	$12.43 - $13.26	$14,550
Total:	1,366,000		$4,078,620

(1)          Former director of Keane.

Our current directors and executive officers, and any individual who served as a director or executive officer of Keane in the fiscal year ended December 31, 2006, holding unvested shares of restricted stock, with respect to which the forfeiture provisions will lapse in accordance with the merger agreement will receive the approximate dollar amounts (before withholding) indicated in the following table in connection with such acceleration:

Name	Number of Shares of Restricted Stock	Total Dollar Value of Acceleration in Lapse of Forfeiture Provisions(1)
Kirk Arnold	200,000	$2,860,000
John J. Leahy	71,250	$1,018,875
Russell J. Campanello	27,500	$393,250
Aurora Coya	50,000	$715,000
Glenn Giles	50,000	$715,000
Raymond W. Paris	7,500	$107,250
Laurence D. Shaw	77,500	$1,108,250
Total:	483,750	$6,917,625

(1)          Value is calculated by multiplying $14.30 by the number of shares of restricted stock for which the forfeiture provisions will lapse in accordance with the terms of the merger agreement.

Change in Control and Severance Payments

The following table shows the total potential amount of all change in control and severance payments for our executive officers that are entitled to receive such payments under their existing agreements with us assuming a change of control has occurred. The amounts listed in the table do not include the cash payments for in-the-money options or restricted stock, which is described in the tables above, or the value of continued benefits in the event of termination of the executive officer’s employment with us.

Name	Total Potential Change in Control and/or Severance Payments(1)
Kirk Arnold	$4,759,945
John J. Leahy	$3,445,108
Russell J. Campanello	$1,309,680
Aurora Coya	$595,000
Glenn Giles	$595,000
Raymond W. Paris	$1,781,144
Laurence D. Shaw	$1,825,751
Total:	$14,311,628

(1)   Includes estimated 280G gross-up payments for each executive officer other than Aurora Coya and Glenn Giles. The estimated 280G gross-up payments are: $2,359,945 for Ms. Arnold, $1,052,158 for Mr. Leahy, $355,680 for Mr. Campanello, $489,144 for Mr. Paris and $475,351 for Mr. Shaw. The 280G gross-up payment amounts are estimated assuming all payments are made on the closing date of the merger, a stock price of $14.30, a closing date for the merger of April 30, 2007, the applicable federal interest rate in effect for March 2007 and a combined U.S. Federal and Massachusetts tax rate of 40.945%.

Mses. Arnold and Coya and Mr. Giles each received restricted stock grants within 12 months before the assumed closing date of the merger and Ms. Arnold also received an option grant within that same period. These awards are presumed to be contingent upon the merger for Section 280G purposes, but that presumption is rebuttable. We believe that the circumstances of those grants are sufficient to rebut that presumption and the 280G gross-up amounts shown above have been calculated accordingly. However, if our rebuttal is not sufficient, then the 280G gross-up amounts will be $2,977,340 for Ms. Arnold, $520,204 for Ms. Coya, and $475,743 for Mr. Giles. Messrs. Leahy, Campanello and Shaw also received grants of restricted stock within 12 months before the assumed closing date of the merger. These grants were made pursuant to retention agreements entered into in 2006. Each such retention agreement provides that any payments made under the retention agreement are not eligible for gross-up protection. Thus, for Messrs. Leahy, Campanello and Shaw, the failure of our rebuttal to be sufficient will not result in any increase to their respective gross-up payments.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements about our plans, objectives, expectations and intentions. You can identify these statements by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “may,” “will” and “continue” or similar words. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control, including, without limitation:

•       the requirement that our shareholders approve the merger agreement with Caritor;

•       failure to satisfy other conditions to the merger;

•       the impact of the litigation and the other matters described below under “The Merger—Litigation Related to the Merger;”

•  the results of the review by the special committee of our board of directors of Keane’s historical stock option grants and stock option practices, the impact of any restatement of financial statements of Keane or other actions that may be taken or required as a result of the special committee’s review, the inability of Keane to timely file reports with the SEC and litigation and governmental investigations or proceedings, or other consequences, such as defaults on indebtedness, which may arise out of the review of Keane’s stock option granting practices, any restatement of the financial statements of Keane or Keane’s inability to timely file reports with the SEC;

•       the effect of the announcement of the merger on our customer relationships, operating results and business generally, including our ability to retain key employees; and

•       other risks detailed in our current filings with the SEC, including our Quarterly Report on Form 10-Q for the period ended September 30, 2006.

See “Where You Can Find More Information” on page 67. You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to you, as a holder of our common stock, as part of the solicitation of proxies by our board of directors for use at the special meeting of shareholders.

Date, Time and Place of the Special Meeting

The special meeting of shareholders of Keane will be held at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109, on Tuesday, May 15, 2007, at 10:00 a.m., local time.

Purpose of the Special Meeting

The purpose of the special meeting is:

•       to consider and vote on the proposal to approve the Agreement and Plan of Merger, dated as of February 6, 2007, among Keane, Caritor and a wholly owned subsidiary of Caritor, as such agreement may be amended from time to time, a copy of which is attached as Annex A to this proxy statement;

•       to approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of approval of the merger agreement; and

•       to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

Our Board’s Recommendation

Our board of directors has approved the merger and the merger agreement and determined that the merger and the merger agreement are advisable, fair to and in the best interests of our company and our shareholders. Accordingly, our board of directors recommends that our shareholders vote “FOR” approval of the merger agreement at the special meeting.

Record Date; Stock Entitled to Vote

The holders of record of shares of our common stock as of the close of business on April 5, 2007, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, there were approximately 59,157,710 shares of our common stock outstanding held by approximately 1,974 shareholders of record.

Quorum

A quorum of our shareholders is necessary to have a valid meeting of shareholders. The required quorum for the transaction of business at the special meeting is the presence (in person or represented by proxy) of holders representing a majority of the shares of our common stock issued, outstanding and entitled to vote at the special meeting. Both abstentions and “broker non-votes” will be counted as present for purposes of determining the existence of a quorum. In the event that a quorum is not present at the special meeting, we currently expect that we will adjourn or postpone the special meeting to solicit additional proxies.

Vote Required

Pursuant to the requirements of the Massachusetts Business Corporation Act and the merger agreement, we are seeking the approval of the merger agreement by the affirmative vote of holders of two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting. As a result of the voting agreement described below among us, Caritor and certain of our shareholders, holders of approximately 47% of our common stock who are not a party to the voting agreement must vote “FOR” approval of the merger agreement in order to approve the transaction.

Each holder of record on the record date will be entitled to one vote per share of our common stock on any matter that may properly come before the special meeting and any adjournment of that meeting. Failure to vote your proxy or to vote in person will have the same effect as a vote “AGAINST” approval of the merger agreement.

Brokers or other nominees who hold shares of our common stock in “street name” for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. These non-voted shares of our common stock will not be counted as votes cast or shares voting and will have the same effect as votes “AGAINST” approval of the merger agreement.

Voting Agreement

At Caritor’s request, John F. Keane, the chairman of our board of directors, and John F. Keane, Jr., a member of our board of directors, and members of their family and affiliated trusts have entered into a stockholder voting agreement, a copy of which is attached as Annex B to this proxy statement. Pursuant to the voting agreement, each shareholder has agreed, among other things:

•       to vote his, her or its shares of our common stock to approve the merger agreement;

•       to vote against any other proposal or offer to acquire our company; and

•       not to transfer or pledge any of his, her or its Keane shares or grant any proxies or powers of attorney with respect to his, her or its shares that are inconsistent with his, her or its obligations under the voting agreement.

The individuals and trusts and other entities signing the voting agreement own approximately 20% of the shares of our common stock outstanding on the record date for the special meeting.

If the merger agreement is terminated for any reason, including by us in order to enter into a definitive agreement for an offer from a third party that our board of directors determines to be more favorable to our shareholders than the merger agreement, the voting agreement will also terminate.

Voting

Holders of record of our common stock may vote their shares by attending the special meeting and voting their shares of our common stock in person, by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope, or by submitting a proxy through the Internet or by telephone. All shares of our common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder. If a written proxy card is signed by a shareholder and returned without instructions, the shares of our common stock represented by the proxy will be voted “FOR” approval of the merger agreement and “FOR” approval of any proposal to adjourn the special meeting to solicit additional proxies in favor of approval of the merger agreement.

Shareholders who have questions or requests for assistance in completing and submitting proxy cards should contact Georgeson Inc., our proxy solicitor, at:

Email: keainfo@georgeson.com

Banks and Brokerage Firms, Please Call: (212) 440-9800

Shareholders and All Others Call Toll Free: (888) 549-6613

Shareholders who hold their shares of our common stock in “street name,” meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their shares of our common stock how to vote their shares or obtain a proxy from the record holder to vote their shares at the special meeting.

Revocability of Proxies

You can change your vote and revoke your proxy at any time before the polls close at the special meeting by doing any one of the following:

•       signing and submitting another proxy with a later date;

•       accessing the Internet and following the instructions for Internet proxy authorization that appear on the enclosed proxy card;

•       following the instructions that appear on the enclosed proxy card for proxy authorization by telephone; or

•       voting in person at the meeting.

Your attendance alone at the special meeting will not revoke your proxy. If you wish to revoke your previously submitted proxy at the special meeting, you must deliver a completed proxy card with a later date in person or complete a ballot to be made available at the special meeting. If you are not the record holder of your shares, you must follow the instructions of your bank or brokerage firm in order to change your vote.

Solicitation of Proxies

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, other electronic means or in person. Our directors, officers and employees will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of our common stock and in obtaining voting instructions from those owners. We will pay all expenses of filing, printing and mailing this proxy statement.

We have retained Georgeson Inc. to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $12,500 plus expenses relating to the solicitation.

Proposal to Approve Adjournment of the Special Meeting

We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the merger agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to approve the merger agreement by the time of the special meeting. In that event, we would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

The approval of a proposal to adjourn the special meeting would require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and voting at the special meeting. The failure to vote shares of our common stock would have no effect on the approval of the adjournment proposal.

Our board of directors recommends that you vote “FOR” the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted “FOR” the adjournment proposal, unless otherwise noted on the proxies. If the special meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting unless our board of directors fixes a new record date for the special meeting.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for the approval of the merger agreement proposal in the event that there are insufficient votes to approve that proposal. Our board of directors retains full authority to adjourn the special meeting for any other purpose, including the absence of a quorum, or to postpone the special meeting before it is convened, without the consent of any of our shareholders.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our bylaws, business transacted at the special meeting is limited to matters relating to the purposes stated in the notice of special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of our common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting.

THE MERGER

Background of the Merger

We regularly evaluate different strategies for improving our competitive position and enhancing shareholder value and our status within the industries in which we operate. As part of these evaluations, we have, from time to time, considered various strategic alternatives in pursuing our business plan, including acquisitions, divestitures, joint ventures and business combinations.

On May 15, 2006, Morgan Stanley had a telephonic conversation with members of our board of directors to discuss our strategic position in the IT services environment and potential strategic alternatives available to us.

At a special meeting of our board of directors held on May 24, 2006, representatives from Morgan Stanley made a presentation regarding the IT services environment, our strategic position, a preliminary valuation overview and potential strategic alternatives available to us. Morgan Stanley discussed various strategic alternatives with our board of directors, including a stand-alone scenario (with various restructuring alternatives), a strategic merger and a sale of the company. Our board of directors discussed the matters presented by Morgan Stanley and made the determination to formally engage Morgan Stanley to assist us in a financial advisory review of Keane with the objective of addressing the interests and investment objectives of our shareholders.

We formally engaged Morgan Stanley on June 14, 2006 to pursue a sale of Keane. Morgan Stanley subsequently contacted 24 potential buyers, consisting of 14 financial buyers and 10 strategic buyers. The potential buyers were asked to submit initial indications of interest in acquiring Keane by July 6, 2006, based on publicly available information about Keane. Seven potential buyers or buyer groups submitted bids by July 6, 2006, one potential buyer submitted a bid on July 7 and one potential buyer submitted a bid on July 10, 2006. Morgan Stanley received nine initial indications of interest at prices ranging from $13.00 to $17.50 per share in cash.

On July 11, 2006, our board of directors held a telephonic meeting at which Morgan Stanley presented an update regarding its review of our strategic alternatives, including a review of Morgan Stanley’s preliminary valuation analysis and a review of the terms of the nine preliminary indications of interest submitted by interested parties. After discussion and consideration of the preliminary bids and other factors including prices per share offered and potential distraction to management from the due diligence process, our board of directors directed Morgan Stanley to proceed with a second phase of the strategic review process with six potential buyers agreed upon by our board of directors at the meeting. The six buyers, consisting of five financial buyers and one strategic buyer, were invited to conduct detailed due diligence on Keane after executing non-disclosure agreements with us.

Between July 17, 2006 and July 31, 2006, we negotiated and entered into non-disclosure agreements with six potential buyers. Beginning on August 2, 2006, we provided these potential buyers with access to detailed financial, operating and other non-public information about Keane through an online data room.

On July 20, 2006, our board of directors held a regularly scheduled meeting at which Morgan Stanley updated the board on the status of the second phase of the strategic review process, including a review of the potential buyers selected to participate in the process. Morgan Stanley outlined next steps in the process, including preparation for and delivery of management presentations and preparation of a data room for due diligence purposes. Our board of directors discussed the strategic review process, its goals and risks at length.

On August 2, 2006, one additional potential strategic buyer submitted a proposal expressing its interest in acquiring Keane for a purchase price of $17.50-$19.00 per share in cash. We entered into a non-disclosure agreement with this potential buyer on August 7, 2006 and granted the potential buyer access to the online data room.

From July 27, 2006 through August 7, 2006, our management team made presentations about Keane to seven potential buyers.

On August 11, 2006, our board of directors held a telephonic meeting at which Morgan Stanley provided an update regarding the status of the process with the potential buyers. Our board of directors discussed extensively each potential buyer’s ability to consummate a transaction, as well as the potential buyer’s flexibility and interest in proceeding.

Between August 11, 2006 and August 18, 2006, each of the potential financial buyers indicated that it was not prepared to move forward, although two financial buyers indicated they might reconsider if the current process did not produce a buyer.

Between August 11, 2006 and August 25, 2006, the two interested strategic buyers continued to conduct due diligence on Keane and our business.

On August 18, 2006, John Keane, Sr., the chairman of our board of directors, met with a senior executive of one of the remaining potential buyers to discuss the buyer’s continued interest in pursuing a transaction with us. Also on August 18, 2006, Morgan Stanley sent a letter to the two remaining potential buyers specifying that final bids must be submitted by September 12, 2006. The potential buyers continued to conduct in-depth due diligence on Keane.

On August 21, 2006, one of the potential buyers indicated that it would not further pursue a transaction with us.

On August 24, 2006, the other potential buyer indicated that after a more detailed review of Keane, our business did not fit the buyer’s strategic objectives and it would not further pursue a transaction with us.

On August 28, 2006, Morgan Stanley presented a status update to the board of directors on the process for a potential sale of the company. None of the potential buyers involved in the process as of

August 28, 2006 had decided to submit a final bid. Prior to August 28, 2006, a total of 25 potential buyers had been involved in the process, consisting of 14 financial buyers and 11 strategic buyers.

From September 1, 2006 through October 5, 2006, Morgan Stanley contacted three of the former potential buyers, including the two financial buyers that indicated between August 11 and 18 that they might reconsider their disinterest in a potential transaction; however, these follow up telephone calls failed to generate renewed interest in a transaction. During this period, three other former potential buyers contacted Morgan Stanley to inquire as to the status of a potential transaction.

In late September 2006, representatives of UBS, advisor to Citigroup Venture Capital International, or CVCI, arranged for representatives of CVCI to meet representatives of Keane to discuss the possibility of a bid by CVCI to acquire Keane. On October 5, 2006, CVCI submitted a proposal to acquire Keane in a transaction for $13.00-$14.00 per share in cash, along with a “Highly Confident Letter” from UBS on the financing of the transaction.

On October 9, 2006, based on guidance from our board of directors, Morgan Stanley informed CVCI that our board would not support a sale of Keane at CVCI’s proposed purchased price of $13.00-$14.00 per share in cash.

On October 12, 2006, CVCI submitted a revised bid letter with a proposed purchase price range of $14.00-$16.00 per share in cash.

On October 20, 2006, we executed a non-disclosure agreement with CVCI and provided CVCI with access to the online data room to allow CVCI to conduct due diligence of Keane. Subsequently, CVCI and its representatives conducted a due diligence review of Keane from October 20, 2006 through November 21, 2006, which included meetings and telephone discussions with our management team.

On October 26, 2006, representatives of CVCI met with members of our management team in Boston, Massachusetts to discuss a potential transaction. On October 31, 2006, CVCI submitted a revised proposal to acquire Keane at a purchase price of $14.25 per share in cash.

On November 1, 2006, CVCI submitted a letter clarifying issues related to its bid covering price, timing, due diligence and financing. On November 3, 2006, CVCI raised its bid price to $15.00 per share in cash.

On November 3, 2006, Morgan Stanley provided a status update to our board of directors on the process for a potential sale of the company. Morgan Stanley and our board of directors discussed the valuation of Keane and CVCI’s then current offer of $15.00 per share in cash. On November 7, 2006, Morgan Stanley distributed a draft of the merger agreement prepared by our outside counsel, WilmerHale, to CVCI’s advisors.

On November 10, 2006, CVCI requested that Caritor, Inc., or Caritor, a portfolio company of CVCI, be provided with access to the online data room to conduct due diligence. On November 13, 2006, we executed a non-disclosure agreement with Caritor and provided Caritor access to the online data room. On November 16, 2006, CVCI’s outside counsel sent us comments to the draft of the merger agreement. WilmerHale distributed a revised draft of the merger agreement to CVCI’s outside counsel on November 19, 2006, and distributed a further revised draft to CVCI’s outside counsel on November 20, 2006.

On November 21, 2006, Morgan Stanley provided a status update to our board of directors on the process for a potential sale of the company. Later that day, CVCI dropped out of the process indicating that CVCI and Caritor were no longer interested in pursuing a potential transaction.

On December 2, 2006, a new financial buyer, which we refer to as the new bidder, submitted a proposal to acquire Keane in a transaction for a purchase price of $12.00-$13.00 per share in cash.

On December 6, 2006, CVCI contacted Morgan Stanley to express its interest in acquiring Keane in partnership with an IT services company other than Caritor. Additionally, CVCI requested permission to share CVCI’s data and due diligence with this IT services company. On December 7, 2006, we executed a non-disclosure agreement with the IT services company and provided it with access to the online data room.

On December 11, 2006, we executed a non-disclosure agreement with the new bidder, and provided the new bidder with access to the online data room.

On December 14, 2006, the new bidder revised its proposal to purchase Keane for $13.00-$14.00 per share in cash.

On December 15, 2006, our board of directors held a telephonic meeting during which Morgan Stanley provided an update regarding the status of the transaction process with the potential buyers. Our board of directors discussed extensively each potential buyer’s ability to consummate a transaction, as well as the potential buyer’s flexibility and interest in proceeding.

On December 16, 2006, at the direction of our board of directors, Morgan Stanley informed the new bidder that our board of directors would not consider offers to purchase Keane unless the purchase price per share offered was in excess of $14.00 per share in cash. Between December 18, 2006 and January 4, 2007, the new bidder met with members of our management team to conduct due diligence.

On December 19, 2006, CVCI and its proposed IT services company partner withdrew from the process. Also on December 19, 2006, a second new financial bidder, which we refer to as the second new bidder, submitted a proposal to acquire us for $15.00-$17.00 per share in cash.

On December 20, 2006, Morgan Stanley spoke with several members of our board of directors regarding the second new bidder. It was the consensus of these directors, subsequently confirmed by the board, that Keane should not pursue a transaction with the second new bidder because of concerns regarding its financial resources and substantial uncertainty regarding its ability to consummate a transaction.

Also on December 20, 2006, members of our management team met in person with the new bidder to discuss a potential transaction. On December 22, 2006, the new bidder sent a revised offer letter, indicating a purchase price of $13.25-$14.00 per share in cash.

On December 22, 2006, Morgan Stanley provided an update to our board of directors regarding the new bidder’s offer and the board of directors decided to allow the new bidder to conduct further due diligence on Keane. From December 22, 2006 through January 12, 2007, the new bidder conducted detailed due diligence on Keane.

On January 5, 2007, the new bidder made a presentation to our board of directors. Later that day, two of our executives met with representatives from the new bidder to discuss the potential benefits of a transaction. On January 12, 2007, the new bidder informed us that it would not continue to pursue a transaction with us.

During the week of January 8, 2007, Caritor and CVCI resumed discussions about approaching Keane with a revised structure and proposal. After Caritor and CVCI reached agreement on the terms of this new proposal, and confirmed with a representative of Keane that a revised proposal would be considered, on January 23, 2007, CVCI and Caritor submitted this new proposal to Keane. Under the new proposal, Caritor would acquire Keane in an all-cash transaction for $14.25 per share on an accelerated timeline.

On January 24, 2007, CVCI’s and Caritor’s outside counsel sent us comments to the revised draft of the merger agreement. From January 24, 2007 through February 6, 2007, WilmerHale and CVCI’s and Caritor’s outside counsel spoke by telephone to resolve the outstanding issues related to the merger agreement, the voting agreement, the guarantee and the disclosure schedules to the merger agreement. In addition, representatives of  CVCI and Caritor, including officers, financial advisors, accountants and counsel to Caritor, conducted further due diligence investigation of our company, which included discussions with our management and reviewing documents.

On January 26, 2007, Morgan Stanley made a presentation to our board of directors and updated the board of directors on the status of the negotiations. On February 2, 2007, Morgan Stanley and WilmerHale updated our board of directors on the status of due diligence by CVCI and Caritor and outstanding issues related to the merger agreement, including valuation, termination provisions and covenants. Morgan Stanley advised the board that CVCI had indicated that it would not offer a purchase price above $14.25 per share in cash.

On February 2, 2007, Morgan Stanley, at the direction of our board of directors, indicated to CVCI and Caritor’s advisors, UBS and Citigroup, that the board was seeking additional value in the proposed transaction.

On February 3, 2007, CVCI and Caritor increased their offer to $14.30 per share in cash.

On February 4, 2007, Morgan Stanley and WilmerHale updated our board of directors on the status of due diligence by CVCI and Caritor and outstanding issues on the merger agreement and our board of directors reviewed the terms of the draft merger agreement, the draft voting agreement and the draft guarantee. Our board of directors considered and discussed extensively with Morgan Stanley the economic consideration and with WilmerHale the legal considerations of the proposed transactions with Caritor as well as the option of remaining an independent company.

On February 5, 2007, our board of directors met telephonically to review the terms of the draft merger agreement, the draft voting agreement and the draft guarantee. During this meeting, WilmerHale reviewed the board’s fiduciary duties in connection with the proposed transaction and made detailed presentations to our board regarding the key terms of the draft merger agreement, the draft voting agreement and the draft guarantee. Our board of directors considered and discussed extensively with Morgan Stanley the economic considerations and with WilmerHale the legal considerations of the proposed transactions with Caritor as well as the option of remaining an independent company.

On February 6, 2007, the parties reached an agreement on all terms of the merger agreement and resolved all outstanding issues related to the merger agreement. Also on February 6, 2007, our board of directors met telephonically to consider approval of the merger and the final merger agreement with Caritor. WilmerHale again reviewed with our board its fiduciary duties in connection with the proposed transaction as well as the final terms of the merger agreement. Morgan Stanley reviewed with the board the financial analyses it performed in connection with its evaluation of the consideration to be received by holders of our common stock pursuant to the merger agreement. Morgan Stanley also rendered an oral opinion, which was subsequently confirmed in writing, to the effect that, as of February 6, 2007 and based upon and subject to the matters stated in its opinion, the consideration to be received by the holders of shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. After discussion and consideration of factors that our board considered appropriate, our board of directors approved the final merger agreement with Caritor and the merger and determined that the merger agreement was advisable, fair to and in the best interests of our company and our shareholders and recommended to our shareholders that they approve the merger agreement. Our board also approved the final voting agreement and the final guarantee. We then delivered the final disclosure schedules to Caritor and the parties executed the merger agreement, the voting agreement and the guarantee.

On February 7, 2007, prior to market open, we and Caritor issued a joint press release announcing the parties’ execution of the merger agreement.

On February 8, 2007, the second new bidder sent a representative of Morgan Stanley a brief e-mail message that reiterated this second bidder’s indication of interest in acquiring Keane that was originally submitted on December 19, 2006. Morgan Stanley, based on consultation with us, sent a reply indicating that it had received the email and that, under the terms of the merger agreement, we were not in a position to discuss the matter.

Reasons for the Merger and Recommendation of our Board of Directors

In the course of reaching its decision to approve the merger agreement and the merger, our board of directors consulted with our management and our financial and legal advisors and considered a number of factors, including the following:

•       the value of the consideration to be received by our shareholders pursuant to the merger agreement, as well as the fact that shareholders will receive the consideration in cash, which provides certainty of value to our shareholders;

•       the $14.30 per share, without interest, to be paid as the consideration in the merger represents a 19.2% premium over $12.00, the closing price of our common stock on February 6, 2007, the trading day prior to the public announcement of the merger, and a 18.0% premium over $12.12, the average of the closing prices of our common stock for the four weeks prior to announcement of the merger;

•       the process undertaken to solicit third-party offers to acquire our company and the results of this process;

•       the financial presentation of Morgan Stanley, as well as its oral opinion, later confirmed in writing, which written opinion is attached as Annex C to this proxy statement, to the effect that, as of February 6, 2007 and subject to the various assumptions and limitations set forth in its opinion, the consideration to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders;

•       current financial market conditions, historical market prices and volatility with respect to our common stock, including the possibility that if we remained an independent company, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the $14.30 per share to be paid as consideration pursuant to the merger;

•       historical and current information concerning our business, including our financial performance and condition, operations, management and competitive position, current industry and economic conditions, and our prospects if we were to remain an independent company;

•       that Caritor’s obligation to consummate the merger is not subject to any financing contingencies;

•       the limited number and nature of the conditions to funding set forth in the equity commitment letter and the debt commitment letter described under “The Merger Agreement—Financing” and the obligation of Caritor to use reasonable best efforts to obtain the equity financing and the debt financing, and if Caritor fails to effect the closing because of a failure to obtain the proceeds of the debt financing, to pay us a $26 million termination fee;

•       our prospects if we were to remain an independent company;

•       the fact that the provisions of the merger agreement were determined through arms’ length negotiations between us and our counsel, on the one hand, and Caritor and its counsel, on the other hand;

•       the terms and conditions of the merger agreement, including the ability of our board of directors, under certain circumstances, to furnish information to and engage in negotiations with a third party and, upon the payment to Caritor of a termination fee of $26 million, to terminate the merger agreement to enter into a definitive agreement for a superior proposal; and

•       the likelihood that the merger will be consummated, in light of the limited conditions to Caritor’s obligation to complete the merger and the absence of any financing condition to Caritor’s obligation to complete the merger.

In the course of its deliberations, our board of directors also considered a variety of risks and other countervailing factors related to entering into the merger agreement, including:

•       the risk that the merger is not completed, even if our shareholders approve the merger agreement;

•       if the merger is not completed, the potential adverse effect of the public announcement of the merger on our business, including our significant customers and other key relationships, our ability to attract and retain key management personnel and our overall competitive position;

•       the restrictions that the merger agreement imposes on soliciting competing proposals, and the fact that we would be obligated to pay the $26 million termination fee to Caritor under certain circumstances;

•       the fact that the $26 million termination fee required by the terms of the merger agreement to be paid by us in certain circumstances would make it more costly for another potential purchaser to acquire us;

•       that following the merger we will no longer exist as an independent, stand-alone company and our shareholders will no longer participate in our growth or in any synergies resulting from the merger;

•       the possibility that, although the merger provides our shareholders the opportunity to realize a premium over the price at which our common stock traded prior to public announcement of the merger, the price of our common stock might have increased in the future to a price greater than $14.30 per share;

•       that certain of our directors and executive officers may have conflicts of interest in connection with the merger, as they may receive benefits that may be different from, and in addition to, those of our other shareholders, as described below under the caption “—Interests of Our Directors and Executive Officers in the Merger;” and

•       that gains from the merger would be taxable to our shareholders for U.S. federal income tax purposes.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but does set forth the principal factors considered by the board. Our board of directors reached the conclusion to approve the merger agreement and the merger in light of the various factors described above and other factors that each member of our board felt were appropriate. In view of the wide variety of factors considered by our board of directors in connection with its evaluation of the merger and the complexity of these matters, our board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board. Rather, our board of directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

After evaluating these factors and consulting with its legal counsel and financial advisor, our board of directors determined that the merger agreement was fair to, advisable and in the best interests of our company and our shareholders. Accordingly, our board of directors has approved the merger agreement and the merger. Our board of directors recommends that our shareholders vote “FOR” approval of the merger agreement.

Opinion of Financial Advisor

We retained Morgan Stanley to provide us with financial advisory services and a financial opinion in connection with a possible sale of Keane. We selected Morgan Stanley as our financial advisor based on Morgan Stanley’s qualifications, experience and reputation and its knowledge of the sector in which we operate. At a meeting of our board of directors on the evening of February 6, 2007, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of February 6, 2007, and based upon and subject to the various considerations, assumptions and limitations set forth in its opinion, the consideration to be received by holders of shares of our common stock, pursuant to the merger agreement, was fair from a financial point of view to such shareholders.

The full text of the written opinion of Morgan Stanley, dated as of February 6, 2007, is attached to this proxy statement as Annex C. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. We encourage you to read the entire opinion carefully. Morgan Stanley’s opinion is directed to our board of directors and addresses only the fairness from a financial point of view of the consideration pursuant to the merger agreement to holders of shares of our common stock as of the date of the opinion. It does not address any other aspects of the merger and does not constitute a recommendation to any Keane shareholder as to how to vote at the special meeting. The summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

•       reviewed certain publicly available financial statements and other business and financial information of Keane;

•       reviewed certain internal financial statements and other financial and operating data concerning Keane;

•       reviewed certain financial projections prepared by our management;

•       discussed our past and current operations and financial condition and prospects with our senior executives;

•       reviewed the reported prices and trading activity for our common stock;

•       compared our financial performance and the prices and trading activity of our common stock with that of certain other comparable publicly-traded companies and their securities;

•       reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•       participated in discussions and negotiations among representatives of Keane, Caritor and certain other parties and their financial and legal advisors;

•       reviewed the merger agreement, the debt and equity financing commitments provided to Caritor by certain lending institutions and private equity funds, and certain related documents; and

•       performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to it by us for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of our future financial performance. Morgan Stanley also assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions. Morgan Stanley is not a legal, tax, regulatory or actuarial advisor. Morgan Stanley is a financial advisor only and has relied upon, without independent verification, the assessment of Keane and our legal, tax and regulatory advisors with respect to such matters. Morgan Stanley has not made any independent valuation or appraisal of our assets or liabilities, nor has Morgan Stanley been furnished with any such appraisals. Morgan Stanley has assumed that in connection with the receipt of all necessary governmental, regulatory or other approvals or consents required for the merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Morgan Stanley’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, February 6, 2007. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley does not assume any obligation to update, revise or reaffirm its opinion.

Morgan Stanley has not been asked to express, and has not expressed, any opinion as to any other transaction other than the merger, nor has Morgan Stanley been asked to express, and has not expressed, any opinion as to the relative merits of or consideration offered in the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved.

The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with the preparation of its opinion dated February 6, 2007. The various analyses summarized below were based on the closing price for our common stock as of February 2, 2007. Although each financial analysis was provided to our board of directors in connection with arriving at its opinion, Morgan Stanley considered all of its analyses as a whole and did not attribute any particular weight to any analysis described below. These summaries of financial analyses include information presented in tabular format. To fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Comparable Company Analysis

Morgan Stanley, using publicly available information, compared certain financial and operating information of a group of selected IT services companies. The companies used in this comparison include the following companies:

Selected IT Services Companies

Accenture Ltd.
BearingPoint, Inc.
Capgemini Ernst & Young Group
CGI Group Inc.
CIBER, Inc.
Covansys Corporation
Perot Systems Corporation
Xansa Plc

For purposes of this analysis, Morgan Stanley analyzed the ratio of price per share to estimated earnings per share, or EPS, for calendar year 2007 of each of these companies for comparison purposes. The EPS estimates were derived from the Institutional Brokers’ Estimate System, or I/B/E/S, median estimates.

Based on the analysis of the relevant metrics for each of the comparable companies, Morgan Stanley selected a representative range of financial multiples of the comparable companies and applied this range of multiples to the relevant financial statistic for Keane. Morgan Stanley was provided our financial projections for calendar years 2006 and 2007 by our management, which we refer to as the Management Case. Morgan Stanley used I/B/E/S median estimates for our calendar year 2007 EPS estimate as well the Management Case projected EPS for calendar year 2007. Morgan Stanley estimated the implied value per share of our common stock as of February 2, 2007 as follows:

		Selected
		Multiple	Implied Value
	Calendar	Range of	per Share
	Year	Comparable	Range for
Comparable Company Analysis	2007E EPS	Companies	Keane
Price / Calendar Year 2007E I/B/E/S EPS	$0.74	14.0x - 18.0x	$10.35 - $13.30
Price / Calendar Year 2007E Management Case EPS	$0.72	14.0x - 18.0x	$10.00 - $13.00

Morgan Stanley noted that the consideration in the merger agreement was $14.30 per share of our common stock.

No company selected for the comparable company analysis is identical to Keane. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control, such as the impact of competition on our businesses and the industry generally, industry growth and the absence of any adverse material change in our financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Discounted Cash Flow (DCF)

Morgan Stanley calculated a range of equity values per share for Keane based on a discounted cash flow analysis. Morgan Stanley relied on financial projections provided by our management for calendar years 2006 and 2007. Since the Management Case was limited to financial projections for 2006 and 2007 only, Morgan Stanley, in consultation with our management, used a sensitivity case, which we refer to as the Sensitivity Case, that assumes compounded annual revenue growth rate of 5% and average cash operating margin of 7.6% from 2006 through 2011. The Sensitivity Case is reflective of our historical performance (including acquisitions) and peer growth and margins. Morgan Stanley discounted our unlevered free cash flows from the Sensitivity Case for fiscal years 2007 through 2011 to present values using a 10% estimated weighted average cost of capital. The analysis also assumed terminal values based on a perpetual growth rate of 3.0% - 4.0%. The present values as of January 31, 2007 were adjusted for our debt as of December 2006 (net of cash) and estimated proceeds from the exercise of outstanding options to arrive at an implied equity value per share. Based on this analysis, Morgan Stanley calculated values representing an implied equity value per share of our common stock.

The following table summarizes Morgan Stanley’s DCF Analysis.

Range
($)
Sensitivity Case	$12.30 - $13.70

Morgan Stanley noted that the consideration provided for by the merger agreement was $14.30 per share of our common stock.

Precedent Transactions Analysis

Morgan Stanley also analyzed the merger as compared to other publicly announced transactions. In connection with this analysis, Morgan Stanley reviewed the following transactions in the IT services industry:

Acquired Company	Acquiror
Affiliate Computer Services, Inc.	Investor Consortium*
Anteon International Corporation	General Dynamics Corporation
Unilog	LogicaCMG Plc
i-flex Solutions Limited	Oracle Corporation
Titan Corporation	L3 Communications Corporation
PEC Solutions, Inc.	Nortel Networks Corporation
Kanbay International, Inc.	Capgemini

*                    Rumored transaction in December 2005—January 2006. No transaction was announced or completed.

The information analyzed by Morgan Stanley for the precedent transactions included the ratio of price to next calendar year EPS estimates prepared and published by equity research analysts. Morgan Stanley selected a representative range of this financial multiple from among the precedent transactions, as shown in the following table, and applied this range of multiples to the relevant financial statistic for Keane. Morgan Stanley used I/B/E/S median estimates for our calendar year 2007 EPS estimate as well the Management Case projected EPS for calendar year 2007 in this analysis:

Precedent Transactions Analysis	Calendar Year 2007E EPS	Selected Multiple Range of Precedent Transactions	Implied Value per Share Range for Keane
Price / Calendar Year 2007E I/B/E/S EPS	$0.74	18.0x - 24.0x	$13.30 - $17.75
Price / Calendar Year 2007E Management Case EPS	$0.72	18.0x - 24.0x	$13.00 - $17.35

Morgan Stanley compared the premiums paid in all U.S. public company transactions with a transaction value greater than $100 million during the period from January 1, 2005 to January 31, 2007. Morgan Stanley selected a representative range of premiums paid of 10%-40% for the selected transactions, representing an implied value per share of $13.20-$16.80 per share of our common stock, calculated based on a closing share price of $12.00 as of February 2, 2007.

Morgan Stanley noted that the consideration provided for by the merger agreement was $14.30 per share of our common stock.

Trading Range Analysis

Morgan Stanley reviewed the range of closing prices of shares of our common stock for the 52-week period ending on February 2, 2007. Morgan Stanley observed the range of closing prices to be $10.18 - $16.25, and noted that the consideration provided for in the merger agreement was $14.30 per share of our common stock.

Securities Research Analysts’ Price Targets

Morgan Stanley reviewed and analyzed future public market trading price targets for shares of our common stock prepared and published by equity research analysts. These targets reflect each analyst’s estimate of the future public market trading price of shares of our common stock approximately a year from the date of the report. The range of equity analyst price targets for Keane, discounted to the present value using a discount rate of 10%, was $9.10 - $11.80. Morgan Stanley noted that the consideration in the merger agreement was $14.30 per share of our common stock.

The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for shares of our common stock and these estimates are subject to uncertainties, including our future financial performance and future financial market conditions.

Leveraged Buyout Analysis

Morgan Stanley also analyzed Keane from the perspective of a potential purchaser that was not a strategic buyer, but rather primarily a financial buyer that would effect a leveraged buyout of Keane. This analysis, calculated as of December 31, 2006, assumed a leveraged buyout of Keane, based on financial forecasts from the Sensitivity Case. Morgan Stanley assumed that no operating synergies would be derived in such a leveraged buyout. Morgan Stanley determined the implied valuation range for shares of our common stock based on a five-year internal rate of return range of 15% - 25% and a 2011 exit multiple range of 8.0x last twelve months of earnings before interest, taxes, depreciation and amortization. Based on these projections and assumptions, Morgan Stanley calculated an implied valuation range of shares of our common stock of $11.40 - $12.65. Morgan Stanley noted that the consideration in the merger agreement was $14.30 per share of our common stock.

In connection with the review of the merger by our board of directors, Morgan Stanley performed a variety of financial and comparative analyses for the purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Keane. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond our control. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the merger consideration in accordance with the merger agreement from a financial point of view to holders of our common stock pursuant to the merger agreement and in connection with the delivery of its opinion to our board of directors. These analyses do not purport to be appraisals or to reflect the prices at which our common stock might actually trade.

The merger consideration was determined through arm’s-length negotiations between us and Caritor and was approved by our board of directors. Morgan Stanley provided advice to us during these negotiations. Morgan Stanley did not, however, recommend any specific merger consideration to us or that any specific merger consideration constituted the only appropriate merger consideration for the merger.

Morgan Stanley’s opinion and its presentation to our board of directors was one of many factors taken into consideration by our board of directors in deciding to approve, adopt and authorize the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our board of directors with respect to the merger consideration or of whether our board of directors would have been willing to agree to different merger consideration.

Our board of directors retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of its trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may actively trade or otherwise effect transactions, for its own account or the accounts of its customers, in debt or equity securities or senior loans of Keane, Caritor or our affiliates or affiliates of Caritor or any currency or commodity that may be involved in this transaction. In the past, Morgan Stanley and its affiliates have provided financial advisory services and financing services for us and for affiliates of Caritor and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to us, Caritor, and our and Caritor’s shareholders and affiliates in the future and receive fees for the rendering of these services.

Under the terms of its engagement letter, Morgan Stanley provided us financial advisory services and a financial opinion in connection with the merger, and we agreed to pay Morgan Stanley a fee of approximately $10 million, a substantial portion of which is contingent upon completion of the merger. We have also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, we have agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates, against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement.

Financial Projections

Certain financial projections prepared by our senior management were made available to Morgan Stanley in connection with its consideration of the merger. We have included below the material financial projections (on a consolidated basis) to provide our shareholders access to certain nonpublic information considered by Morgan Stanley for purposes of considering and evaluating the merger. The inclusion of this information should not be regarded as an indication that Morgan Stanley considered, or now considers, it to be a reliable prediction of future results.

The financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to Keane’s business, all of which are difficult to predict and many of which are beyond Keane’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The financial projections were prepared solely for internal use and for the use of Morgan Stanley in connection with the potential transaction and not with a view toward public disclosure or toward complying with United States generally accepted accounting principles, or GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The financial projections included below were prepared by, and are the responsibility of, Keane’s management. Neither Keane’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including developments arising out of the review of Keane’s historical stock option grants and stock option practices.

Keane has made available preliminary unaudited results for the twelve month period ended December 31, 2006 by furnishing this information on a current report on Form 8-K filed with the SEC on April 13, 2007. See “Where You Can Find More Information.”  Keane will deliver a copy of the financial statements furnished on the Form 8-K to any Keane shareholder upon written request sent to Keane, Inc., Attention: Larry M. Vale, Vice President Investor Relations and Employee Communications, 100 City Square, Boston, Massachusetts 02129.

Readers of this proxy statement are cautioned not to place undue reliance on the financial projections set forth below. No one has made or makes any representation to any shareholder regarding the information included in these projections.

The inclusion of financial projections in this proxy statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, Keane does not intend to update, or otherwise revise the financial projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. See “Special Note Regarding Forward Looking Statements.”

The following financial projections include the concept of Diluted Cash EPS. Diluted Cash EPS excludes amortization of intangible assets, stock-based compensation, and restructuring charges, net. Diluted Cash EPS is not a measurement in accordance with GAAP and is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.

	Projected
	Fiscal Year Ended 12/31/2006	Fiscal Year Ended 12/31/2007
(In thousands, except per share data)
Net Sales	$948,088	$1,002,448
Operating Income	50,185	56,942
Net Income	34,266	35,228
Diluted Cash EPS	0.767	0.723

Delisting and Deregistration of Keane Common Stock

If the merger is completed, our common stock will be removed from listing on the New York Stock Exchange and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement, holders of shares of our common stock should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, those of our shareholders generally. These interests may create potential conflicts of interest. Our board of directors was aware of these interests, which include those described below, and considered them, among other matters, in reaching its decision to approve the merger agreement and the merger and to recommend that our shareholders vote in favor of approving the merger agreement.

Stock Options and Restricted Stock

Pursuant to the merger agreement, each outstanding stock option of Keane, whether or not exercisable, will be accelerated and become exercisable in full immediately prior to the effective time of the merger. At the effective time of the merger, each such outstanding stock option will be cancelled in consideration for a cash payment, without interest and less any applicable withholding taxes, equal to the product of (1) the excess, if any, of $14.30 over the per share exercise price for the option multiplied by (2) the number of shares of our common stock that the option holder could have purchased (assuming full vesting) upon full exercise of that option immediately prior to completion of the merger. In addition, any shares of restricted stock will vest in full immediately prior to the effective time of the merger and each holder of restricted stock will be entitled to receive $14.30 per share, less applicable withholding taxes.

Our current directors and executive officers, and any individual who served as a director or executive officer of Keane in the fiscal year ended December 31, 2006, holding in-the-money options will receive cash payments at the closing of the merger in the approximate amounts (before withholding) indicated in the following table:

Name	Number of Option Shares	Option Exercise Prices	Approximate Option Settlement Amount
Kirk Arnold	550,000	$12.22	$1,144,000
John J. Leahy	215,000	$8.28 - $11.25	$983,350
Russell J. Campanello	90,000	$11.25 - $13.95	$166,500
Aurora Coya	35,000	$9.40 - $12.44	$141,100
Glenn Giles	35,000	$9.75 - $12.44	$145,800
Raymond W. Paris	111,000	$8.28 - $11.25	$549,870
Laurence D. Shaw	100,000	$7.88 - $14.28	$253,200
John F. Keane	100,000	$9.75	$455,000
Lawrence P. Begley(1)	15,000	$13.26 - $13.27	$15,500
Maria Cirino	15,000	$12.43 - $14.28	$14,650
John H. Fain(1)	15,000	$12.43 - $14.28	$14,650
Philip Harkins	25,000	$9.75 - $14.28	$60,150
John F. Keane, Jr.	25,000	$9.75 - $14.28	$60,150
John Rockart	25,000	$9.75 - $14.28	$60,150
James White	10,000	$12.43 - $13.26	$14,550
Total:	1,366,000		$4,078,620

(1)          Former director of Keane.

Our current directors and executive officers, and any individual who served as a director or executive officer of Keane in the fiscal year ended December 31, 2006, holding unvested shares of restricted stock, with respect to which the forfeiture provisions will lapse in accordance with the merger agreement will receive the approximate dollar amounts (before withholding) indicated in the following table in connection with such acceleration:

Name	Number of Shares of Restricted Stock	Total Dollar Value of Acceleration in Lapse of Forfeiture Provisions(1)
Kirk Arnold	200,000	$2,860,000
John J. Leahy	71,250	$1,018,875
Russell J. Campanello	27,500	$393,250
Aurora Coya	50,000	$715,000
Glenn Giles	50,000	$715,000
Raymond W. Paris	7,500	$107,250
Laurence D. Shaw	77,500	$1,108,250
Total:	483,750	$6,917,625

(1)          Value is calculated by multiplying $14.30 by the number of shares of restricted stock for which the forfeiture provisions will lapse in accordance with the terms of the merger agreement.

Employment Agreements and Severance Agreements

We are party to an employment agreement, dated January 22, 2007, with Kirk Arnold, our Vice Chair, President and Chief Executive Officer. Pursuant to this agreement, Ms. Arnold is entitled to receive a base salary at an annualized rate of not less than $600,000 and is eligible for an annual bonus, the target amount of which is 100% of her base salary.

If Ms. Arnold’s employment is terminated by us without cause or by Ms. Arnold for good reason (each as defined in the employment agreement), other than following a change of control, Ms. Arnold will be entitled to a lump sum payment equal to two times her base salary plus, in the case of termination without cause, her base salary rate for any portion of the 90-day notice period to which she is entitled for termination without cause that is not provided to her.

If Ms. Arnold’s employment is terminated by us without cause or by Ms. Arnold for good reason, in either case following a change of control of Keane, Ms. Arnold will be entitled to a lump sum payment equal to two times her base salary and two times her targeted annual bonus. In addition, her stock options and restricted stock will vest in full, subject to certain limitations specified in the employment agreement. Under the terms of the merger agreement, all of Ms. Arnold’s stock options and restricted stock will vest in full upon the closing of the merger and any limitations on the acceleration of vesting of her stock options and restricted stock under her employment will not apply.

Pursuant to the agreement, in the event that any benefits or payments to which Ms. Arnold is entitled under this agreement or any other agreement, plan or arrangement with us are contingent on a change of control and the benefits and payments are subject to a tax imposed by Section 4999 of the Code, due to classification as an excess parachute payment in accordance with Section 280G of the Code, we will make a gross-up payment to Ms. Arnold such that the net amount retained by her, after payment of any excise tax on such benefits and payments and any federal, state and local income tax, excise tax and FICA and Medicare withholding taxes upon the gross-up payment provided for by this section, is equal to the total benefits and payments that she would have received in the absence of the application of Section 4999 of the Code. We refer to this gross-up payment as a 280G gross-up payment.

On March 11, 2005 and March 12, 2005, we entered into change in control agreements with John J. Leahy, Russell J. Campanello, Raymond W. Paris and Laurence D. Shaw. Generally, in the event of an involuntary termination other than for cause within one year following a change in control of Keane, the executive will receive the following benefits: (1) salary continuance and targeted bonus payments for 24 months (36 months in the case of Mr. Leahy), (2) continuation of health and/or dental insurance coverage for the period of COBRA continuation coverage, with the same rates of contribution available to Keane employees, (3) continued financial planning benefit coverage for 12 months (18 months in the case of Mr. Leahy), (4) full vesting of outstanding stock options and restricted shares, if any, and (5) a 280G gross-up payment.

On October 20, 2006, we entered into employment agreements with Aurora Coya and Glenn Giles effective October 2, 2006. The employment agreements provide for an annual salary of not less than $350,000 and a target annual bonus of 70% of base salary, although the actual amount paid may be less than or up to 150% of the bonus target, depending upon the satisfaction of certain performance measures.

If Ms. Coya’s or Mr. Giles’ employment is terminated by us without cause, as defined in the agreements, or by the individual for good reason, as defined in the agreements, within one year following a change in control, the individual will be entitled to (1) salary continuance and targeted bonus payments for 12 months, and (2) continuation of health and/or dental insurance coverage for the period of COBRA continuation coverage, provided that Ms. Coya and Mr. Giles are obligated to pay a portion of the premium equal to the contribution made by active Keane employees.

If Ms. Coya’s or Mr. Giles’ employment is terminated by us without cause, other than following a change of control, the individual will be entitled to (1) salary continuance for 12 months, plus any portion of the 90-day notice period described in the agreement, and (2) continuation of health and/or dental insurance coverage for 12 months, provided that Ms. Coya and Mr. Giles are obligated to pay a portion of the premium equal to the contribution made by active Keane employees.

Pursuant to these agreements, in the event that any benefits or payments to which Ms. Coya or Mr. Giles are entitled under these agreements or any other agreement, plan or arrangement with us are contingent on a change of control and the benefits and payments are subject to a tax imposed by Section 4999 of the Code due to classification as an excess parachute payment in accordance with Section 280G of the Code, we will make a 280G gross-up payment to the individual.

Change in Control and Severance Payments

The following table shows the total potential amount of all change in control and severance payments for our executive officers that are entitled to receive such payments under their existing agreements with us assuming a change of control has occurred. The amounts listed in the table do not include the cash payments for in-the-money options or restricted stock, which is described in the tables above, or the value of continued benefits in the event of termination of the executive officer’s employment with us.

Name	Total Potential Change in Control and/or Severance Payments(1)
Kirk Arnold	$4,759,945
John J. Leahy	$3,445,108
Russell J. Campanello	$1,309,680
Aurora Coya	$595,000
Glenn Giles	$595,000
Raymond W. Paris	$1,781,144
Laurence D. Shaw	$1,825,751
Total:	$14,311,628

(1)   Includes estimated 280G gross-up payments for each executive officer other than Aurora Coya and Glenn Giles. The estimated 280G gross-up payments are:  $2,359,945 for Ms. Arnold, $1,052,158 for Mr. Leahy, $355,680 for Mr. Campanello, $489,144 for Mr. Paris and $475,351 for Mr. Shaw. The 280G gross-up payment amounts are estimated assuming all payments are made on the closing date of the merger, a stock price of $14.30, a closing date for the merger of April 30, 2007, the applicable federal interest rate in effect for March 2007 and a combined U.S. Federal and Massachusetts tax rate of 40.945%.

Mses. Arnold and Coya and Mr. Giles each received restricted stock grants within 12 months before the assumed closing date of the merger and Ms. Arnold also received an option grant within that same period. These awards are presumed to be contingent upon the merger for Section 280G purposes, but that presumption is rebuttable. We believe that the circumstances of those grants are sufficient to rebut that presumption and the 280G gross-up amounts shown above have been calculated accordingly. However, if our rebuttal is not sufficient, then the 280G gross-up amounts will be $2,977,340 for Ms. Arnold, $520,204 for Ms. Coya, and $475,743 for Mr. Giles. Messrs. Leahy, Campanello and Shaw also received grants of restricted stock within 12 months before the assumed closing date of the merger. These grants were made pursuant to retention agreements entered into in 2006. Each such retention agreement provides that any payments made under the retention agreement are not eligible for gross-up protection. Thus, for Messrs. Leahy, Campanello and Shaw, the failure of our rebuttal to be sufficient will not result in any increase to their respective gross-up payments.

Indemnification of Officers and Directors

The merger agreement provides for director and officer indemnification for specified time periods. We describe these provisions below under the caption “The Merger Agreement—Indemnification and Insurance.”

Benefit Arrangements

For the one year period following the merger, with respect to each Keane employee who continues to be employed by Caritor following the closing of the merger, other than employees subject to a collective bargaining or similar labor agreement, Caritor has agreed to provide health and welfare benefits that are substantially no less favorable in the aggregate than those provided by Keane and our subsidiaries immediately prior to the merger. Caritor has also agreed to give each such continuing employee full credit for prior service with Keane for purposes of eligibility and vesting under any Caritor employee health plan and determination of benefit levels under any Caritor employee plan or policy relating to vacation or severance. In addition, in the event the employees participate in Caritor welfare plans, Caritor has agreed to waive any limitations on benefits relating to pre-existing conditions (to the extent the individual would have been entitled to coverage for such condition under the plan in existence prior to the merger) and recognize for purposes of annual deductible and out-of pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by our employees in the calendar year in which the closing of the merger occurs. The merger agreement provides that there are no third-party beneficiaries of these provisions. In addition, these provisions are not intended to modify or amend any employee benefit plan.

Arrangements with Caritor

None of our executive officers has entered into new employment agreements or arrangements with Caritor or its affiliates. In November 2006, CVCI had preliminary discussions with one of our executive officers, who is not a member of our board, about possible employment arrangements in the event of a merger. These preliminary discussions did not result in any agreement regarding such arrangements or any outstanding offer or proposal.

Caritor has indicated that it or its affiliates may propose employment arrangements with certain members of our senior management and that it may seek to enter into definitive agreements for those arrangements prior to the closing of the merger. The terms of any such arrangement are subject to negotiation and agreement between the members of our senior management and Caritor, and finalization of such arrangements is not a condition to the closing of the merger.

No Financing Condition

The merger is not conditioned on Caritor’s ability to obtain financing.

Litigation Related to the Merger

We are aware of two purported class action lawsuits related to the merger filed against us, each of our directors, certain of our current and former executive officers, certain of our former directors and certain other of our employees. The first lawsuit, Susan Nichols v. John F. Keane, et al., was filed on February 13, 2007 in Massachusetts Superior Court. The lawsuit alleges, among other things, the breach of fiduciary duties and that the merger is unfair and inadequate. The complaint seeks, among other relief, unspecified money damages, an injunction against consummating the merger, and costs and disbursements. We believe this lawsuit is without merit and plan to defend it vigorously. The second lawsuit, Henry C. Blaufox v. John F. Keane, Sr., et al., was filed on February 14, 2007 in the United States District Court, District of Massachusetts. The lawsuit alleges, among other things, breach of fiduciary duties, violations of Section 14 of the Exchange Act, abuse of control, gross mismanagement, constructive fraud, corporate waste and unjust enrichment in connection with matters such as the merger and alleged option backdating. The complaint seeks, among other relief, unspecified money damages, an injunction against consummating the merger, and costs and disbursements. We believe that the claims made in the second lawsuit relating to the proposed merger are without merit. We are reviewing the other claims in the second lawsuit and will respond when it is appropriate. Additional lawsuits pertaining to the merger could be filed in the future.

Stock Option Inquiry

Overview.   We have also received an inquiry from the SEC requesting documents relating to our stock option grants and stock option practices. We intend to cooperate with the SEC in this matter. Our board of directors has appointed a special committee of disinterested directors to initiate an inquiry into our stock option grants and practices. The special committee has retained independent legal counsel to assist in this inquiry.

Impact on the Closing of the Merger and Related Matters.   On March 16, 2007, we filed a Form 12b-25 with the SEC indicating that we would not file our annual report on Form 10-K for the year ended December 31, 2006 on a timely basis as a result of the ongoing stock option inquiry. We believe we will not be able to file the annual report on Form 10-K until the special committee completes its inquiry and management, in consultation with our independent registered public accounting firm, is able to assess whether our historical stock option practices should have had any impact on our historical accounting and, as a result, whether and to what extent any adjustment is required to our historical financial statements.

We have made available preliminary unaudited results for the twelve month period ended December 31, 2006 by furnishing this information on a current report on Form 8-K filed with the SEC on April 13, 2007. This information may be subject to changes and adjustments, which could be significant, as a result of the ongoing review of our stock option grant practices and related accounting and other matters. If our financial statements are restated because of the outcome of this review:

•  compensation expense for the affected periods may increase to reflect the intrinsic value of options on the revised measurement date;

•  net income for the affected periods may decrease as result of the increase in compensation expense;

•  paid-in-capital may increase as option-related compensation expense increases paid-in-capital;

•  retained earnings may decrease because net income decreases;

•  the amount of the deduction from taxable income for the affected periods for option-related compensation may be limited; and

•  earnings per share may decrease for the affected periods because net income decreases.

The delay in filing our annual report on Form 10-K for the year ended December 31, 2006 could cause the New York Stock Exchange, Inc., or the NYSE, to commence proceedings for suspension and delisting of our common stock. On April 2, 2007, we were notified by the NYSE that we would be receiving a letter from the NYSE informing us that, as a result of our failure to timely file our annual report on Form 10-K for the year ended December 31, 2006, we are subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE’s Listed Company Manual. We received this letter on April 4, 2007. Section 802.01E provides, among other things, that the NYSE will monitor Keane and the status of our Form 10-K filing. If we have not filed our annual report on Form 10-K for the year ended December 31, 2006 within six months of the filing due date, the NYSE may, in its sole discretion, allow Keane’s securities to be traded for up to an additional six-month trading period or, if the NYSE determines that such additional trading period is not appropriate, commence suspension and delisting procedures.

A restatement of our financial statements or our inability to timely provide to the administrative agent under the credit agreement described below our audited annual financial statements for the year ended December 31, 2006 or subsequent quarterly reports on Form 10-Q could result in defaults under our credit facility. Our inability to timely provide to the indenture trustee copies of our annual report on Form 10-K for the year ended December 31, 2006 or subsequent quarterly reports on Form 10-Q could result in defaults under our indenture and related debentures.

We are party to a credit agreement, dated as of September 15, 2005, as amended, with Bank of America, N.A., as administrative agent, and the lenders party thereto. As of December 31, 2006, we had $36.2 million in outstanding letters of credit under this facility. An event of default will occur under the credit agreement if we do not deliver our audited financial statements for the year ended December 31, 2006 to the administrative agent within 90 days of December 31, 2006 or if we do not deliver to the administrative agent our unaudited quarterly financial statements within 45 days after the end of each fiscal quarter. However, the administrative agent and the required lenders have agreed to extend the delivery period for our audited financial statements for the year ended December 31, 2006 until the earlier of September 30, 2007 or the date on which we file such financial statements with the SEC and to permit the delivery of unaudited quarterly financial statements that are qualified with respect to our ongoing review of stock option grants and stock option practices. It would also be an event of default under the credit agreement if we breach the indenture described below by failing to timely provide the indenture trustee with copies of the periodic financial reports we are required to file under the Exchange Act (except for the annual report on Form 10-K for the year ended December 31, 2006 and the quarterly reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007) and such failure continues for 60 days after we have been given proper notice under the indenture. In addition, a restatement could, depending on its nature and materiality, result in a breach of certain representations under the credit agreement, which would be an event of default under the credit agreement. Upon an event of default under the facility, the administrative agent and the lenders may accelerate the loans, terminate the commitments, require us to cash collateralize the letters of credit and exercise other rights and remedies.

We entered into an indenture dated as of June 18, 2003 with U.S. Bank, National Association (formerly Wachovia Bank, National Association) as trustee, pursuant to which we issued 2% convertible subordinated debentures due 2013. As of March 31, 2007, the aggregate outstanding principal amount of these debentures, plus unpaid accrued interest, was $150.9 million. If we do not deliver our audited financial statements for the year ended December 31, 2006 or any unaudited quarterly financial statements to the trustee 15 days after they are required to be filed with the SEC, we will not be in compliance with the requirements of the indenture. An event of default under the indenture will not arise until 60 days after the trustee or the holders of 25% of outstanding principal amount of the debentures give us written notice of such a default and require us to remedy the default. On April 3, 2007, we received a notice of default from a holder of over 25% of the outstanding principal amount of the debentures asserting that a default had occurred under the indenture as a result of our failure to deliver audited financial statements for the year ended December 31, 2006 to the trustee within 15 days after they were required to be filed with the SEC, and requesting that we remedy the default. An event of default under the indenture will occur if we do not remedy the default within 60 days after this notice was given. We also received, on March 22, 2007, a notice of default from the same holder asserting that a default had occurred under the indenture as a result of our failure to timely file our audited financial statements with the SEC. We have advised such holder and the trustee, and continue to maintain, that the March 22, 2007 default notice was ineffective under the indenture due to the fact that on such date, the requisite fifteen days had not elapsed as required under the indenture before a notice of default could properly issue. If an event of default occurs under the debentures, the holders of not less than 25% of the outstanding principal amount of the debentures may by written notice declare an acceleration of the payment of all of the outstanding principal and unpaid accrued interest on the debentures.

We have entered into a first amendment to the merger agreement with Caritor and the Merger Subsidiary which, among other things, permits us, subject to the terms and conditions set forth in the amendment, to amend the credit agreement to increase the commitments under the credit agreement, to make drawdowns under the credit agreement to pay (or to pay in cash) the principal, accrued ordinary, non-penalty interest and default interest on the debentures as a result of the acceleration of the date on which the debentures must be repaid in full due to our failure to timely file our annual report on Form 10-K for the year ended December 31, 2006 or our quarterly report on Form 10-Q for the first or second fiscal quarters of 2007, to repurchase the debentures prior to the date on which they are due and payable (subject to certain terms and conditions), to pay in cash and incur the obligation to pay tax liabilities in connection therewith, and to pay certain associated costs, fees and expenses.

The accuracy of our representations and warranties in the merger agreement may be affected by our inability to timely file reports with the SEC, any restatement of our financial statements or any litigation and governmental investigations or proceedings, or other consequences, such as defaults on indebtedness, which may arise out of the review of our stock option granting practices. We made representations and warranties in the merger agreement with respect to matters such as our past and current stock option granting practices, our SEC filings and financial statements, our compliance with NYSE rules and regulations, the absence of undisclosed liabilities, the conduct of our business since September 30, 2006, the absence of certain changes related to our business and investigations and litigation or other proceedings. To date, Caritor has not waived any breach of our representations and warranties relating to, among other matters, our SEC filings and financial statements, although Caritor has provided us with the limited waiver described above in connection with our credit agreement and repayment of the debentures. If we are unable to satisfy the condition to effect the merger that our representations and warranties in the merger agreement, disregarding all qualifications and exceptions relating to materiality or material adverse effect, must be true and correct as of the closing date (or, if given as of a specific date, at and as of such date) (other than certain representations and warranties regarding capitalization, authority, consents and the applicability of certain takeover provisions, which must be true and correct in all material respects, and regarding the absence of a material adverse effect on Keane, which must be true and correct in all respects as of the closing date), except where the failure or failures to be true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Keane, then Caritor will not be required to proceed with the merger.

Even if the condition to effect the merger relating to the accuracy of the representations and warranties made by Keane in the merger agreement has been satisfied or waived, if the prospective debt lenders to Caritor have not been provided with or we have not filed with the SEC the financial statements required by the Debt Commitment Letter and the prospective debt lenders have not been provided with either the financial data, which includes audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Keane for the fiscal year ended December 31, 2006 and may also include unaudited interim statements for subsequent periods, or the pro forma financial statements required by the Debt Commitment Letter, neither we nor Caritor will be required to proceed with the merger, unless Caritor has given us three business days notice that this condition has been waived.

Additional Information.   We file annual, quarterly and current reports and other information with the SEC. Please refer to these filings after the date of this proxy statement for any important developments regarding the ongoing review of Keane’s historical stock option grants and stock option practices. See “Where You Can Find More Information.”

REGULATORY MATTERS

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder, which we refer to as the HSR Act, mergers and acquisitions that meet certain jurisdictional thresholds, such as the present transaction, may not be completed until the expiration of a waiting period that follows the filing of notification forms by both parties to the transaction with the Department of Justice and the Federal Trade Commission. The initial waiting period is 30 days, but this period may be shortened if the reviewing agency grants “early termination” of the waiting period, or it may be lengthened if the reviewing agency determines that an in-depth investigation is required and issues a formal request for additional information and documentary material. We and Caritor each filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act on March 1, 2007 and requested “early termination” of the waiting period. The Federal Trade Commission and the Department of Justice Antitrust Division granted early termination of the waiting period under the HSR Act on March 12, 2007.

The Merger is a notifiable transaction under the Competition Act (Canada). Notifiable transactions cannot be completed under the Competition Act (Canada) until either (i) a required notification is filed with Commissioner of Competition and the applicable statutory waiting period has expired or been terminated, (ii) the Commissioner of Competition has issued an Advance Ruling Certificate in respect of the transaction, or (iii) the Commissioner of Competition has waived the notification requirement on the basis of information received in an application for an Advanced Ruling Certificate. We and Caritor applied for an Advance Ruling Certificate on March 9, 2007, which was received on March 23, 2007.

Under Mauritius law, a change in ownership of a company registered in Mauritius requires a notification to the Financial Services Commission. Because we have a subsidiary registered in Mauritius, we are required to comply with this notice requirement. We and Caritor intend to send notice of the transaction promptly.

Keane and Caritor conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. We and Caritor are currently reviewing whether filings or approvals may be required or advisable in those jurisdictions that may be material to Keane and Caritor. It is possible that the Department of Justice or the Federal Trade Commission or any of the regulatory authorities with which filings are made may seek regulatory concessions as conditions for granting approval of the merger. There can be no assurance that we will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions on completion of the merger or require changes to the terms of the merger. These conditions or changes could result in conditions to the merger not being satisfied. See “The Merger Agreement—Conditions to the Merger.”

We are not aware of any state regulatory requirements that remain to be complied with in order to complete the merger, other than the filing of the articles of merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the merger. This discussion is based upon the provisions of the Code, the regulations promulgated under the Code and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Keane common stock in light of the shareholder’s particular circumstances, nor does it discuss the special considerations applicable to those holders of Keane common stock subject to special rules, such as shareholders whose functional currency is not the U.S. dollar, shareholders subject to the alternative minimum tax, shareholders who are financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, expatriates, shareholders who acquired their common stock through the exercise of options or similar derivative securities or shareholders who hold their common stock as part of a straddle, constructive sale or conversion transaction. This discussion assumes that holders of Keane common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). No party to the merger will seek an opinion of counsel or a ruling from the Internal Revenue Service with respect to the U.S. federal income tax consequences discussed herein and accordingly the Internal Revenue Service may not agree with the positions described in this proxy statement.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. We also do not address foreign, state or local tax consequences of the merger. We urge you to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Keane common stock pursuant to the merger, in light of your individual circumstances.

If a partnership holds Keane common stock, the tax treatment of a partner generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Keane common stock, you should consult your own tax advisor.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of Keane common stock that is:

•       a citizen or individual resident of the United States for U.S. federal income tax purposes;

•       a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;

•       a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•       an estate that is subject to U.S. federal income tax on all of its income regardless of source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of Keane common stock that is not a U.S. holder.

U.S. Holders

The receipt of cash for shares of common stock pursuant to the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares surrendered. This gain or loss will be capital gain or loss and will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) that are surrendered for cash pursuant to, or in connection with, the merger.

Capital gain recognized from the disposition of common stock held for more than one year will be long-term capital gain and will be subject (in the case of U.S. holders who are individuals) to tax at a maximum U.S. federal income tax rate of 15%. Capital gain recognized from the disposition of common stock held for one year or less will be short-term capital gain subject to tax at ordinary income tax rates. Generally, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are permitted to offset a limited amount of net capital losses annually against ordinary income, and unused net capital losses may be carried forward to subsequent tax years.

A U.S. holder, other than a corporation or other exempt recipient, will be subject to information reporting on the cash received pursuant to the merger. In addition, under the backup withholding rules of the Code, the exchange agent generally is required to withhold 28% of all payments to which a shareholder or other payee is entitled, unless the shareholder or other payee (1) is a corporation or comes within other exempt categories and demonstrates this fact or (2) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other shareholders), certifies under penalties of perjury that the number is correct (or certifies that it is awaiting a taxpayer identification number), certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be refunded or credited against a payee’s U.S. federal income tax liability, if any. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

Non-U.S. Holders

Any gain realized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•       the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code) and, if the non-U.S. holder is a foreign corporation, the additional branch profits tax may apply to its effectively connected earnings and profits for the taxable year at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•       the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder may be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•       we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of Keane common stock at any time during the five years preceding the merger, in which case the purchaser of our common stock may withhold 10% of the cash payable to the non-U.S. holder in connection with the merger and the non-U.S. holder generally will be taxed on the holder’s net gain realized in the merger at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code). We do not believe that we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received pursuant to the merger, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

THE MERGER AGREEMENT

This section of the proxy statement describes the material provisions of the merger agreement but does not purport to describe all the provisions of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at www.sec.gov.

Structure of the Merger

If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, the Merger Subsidiary, a wholly owned subsidiary of Caritor, will merge with and into us. The separate corporate existence of the Merger Subsidiary will cease, and we will continue as the surviving corporation and will become a wholly owned subsidiary of Caritor.

Effective Time of the Merger

The merger will become effective upon the filing of articles of merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts or such later time as set forth in the articles of merger and established by Caritor and us. The closing of the merger will occur on a date specified by us and Caritor, which shall be no later than the third business day after the conditions to effect the merger set forth in the merger agreement have been satisfied or waived, or such other date as Caritor and we may agree. However, even if the conditions to effect the merger set forth in the merger agreement have been satisfied or waived, neither we nor Caritor will be required to effect the closing of the merger if the debt lenders have not been provided with or we have not filed with the SEC the financial statements required by the Debt Commitment Letter and the debt lenders have been not provided with either the financial data or the pro forma financial statements required by the Debt Commitment Letter, unless Caritor has given us three business days notice that this condition is to be disregarded.

Although we expect to complete the merger during the second quarter of 2007, we cannot specify when, or assure you that, we, Caritor and the Merger Subsidiary will satisfy or waive all conditions to the merger.

Articles of Organization and Bylaws

Our articles of organization and bylaws, as amended and in effect on the date of the merger agreement, will initially be the articles of organization and bylaws of the surviving corporation.

Board of Directors and Officers of the Surviving Corporation

The directors of the Merger Subsidiary immediately prior to the effective time of the merger will be the initial directors of the surviving corporation and our officers immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

Consideration to Be Received in the Merger

Upon completion of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and converted into the right to receive $14.30 in cash, without interest and less applicable taxes, other than shares of common stock:

•       owned by Caritor or the Merger Subsidiary or any other wholly owned subsidiary of Caritor immediately prior to the effective time of the merger, all of which will be cancelled without any payment; and

•       owned by any of our wholly owned subsidiaries immediately prior to the effective time of the merger, all of which will be cancelled without any payment.

Each of Caritor, the surviving corporation and the exchange agent, as described below, will be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of our common stock any amounts that it is required to deduct and withhold with respect to making such payment under the Code, or any other applicable state, local or foreign tax law.

Payment Procedures

At or prior to the effective time of the merger, Caritor will deposit with Computershare Shareholder Services, Inc. or another mutually acceptable bank or trust company, which we refer to as the exchange agent, for the benefit of our shareholders, cash in an amount sufficient to pay the merger consideration payable to holders of our common stock. As soon as reasonably practicable, and in any event within five business days, after the effective time of the merger, Caritor will cause the exchange agent to mail to each holder of record of a certificate that immediately prior to the effective time of the merger represented outstanding shares of our common stock, a letter of transmittal and instructions for effecting the surrender of his, her or its stock certificates in exchange for the merger consideration payable with respect to such certificates. Upon surrender of a certificate to the exchange agent, together with such letter of transmittal, duly executed, the holder of such certificate shall be paid promptly the merger consideration such holder has the right to receive pursuant to the merger agreement and the certificate shall immediately be cancelled. No interest will be paid or will accrue on the cash payable upon surrender of a certificate to the exchange agent. Caritor is entitled to require that the exchange agent deliver to it any funds that have not been distributed for nine months after the effective time of the merger. After that date, holders of certificates who have not previously complied with the instructions to exchange their certificates will be entitled to look only to the surviving corporation for payment of their claim for merger consideration, without interest.

You should not send your Keane stock certificates to the exchange agent until you have received transmittal materials from the exchange agent. Do not return your Keane stock certificates with the enclosed proxy, and do not forward your stock certificates to the exchange agent without a letter of transmittal.

If any of your certificates, which, immediately prior to the effective time represented outstanding shares of our common stock, have been lost, stolen or destroyed, you will be entitled to obtain the merger consideration payable in respect of the shares formerly represented by those certificates after you make an affidavit of that fact and, if reasonably required by the exchange agent, post a bond.

Stock Options and Employee Stock Purchase Plans

Pursuant to the merger agreement, each outstanding stock option of Keane, whether or not exercisable, will be accelerated and become exercisable in full immediately prior to the effective time of the merger. At the effective time of the merger, each such outstanding stock option will be cancelled in consideration for a cash payment, without interest and less any applicable withholding taxes, equal to the product of (1) the excess, if any, of $14.30 over the per share exercise price for the option multiplied by (2) the number of shares of our common stock that the option holder could have purchased (assuming full vesting) upon full exercise of that option immediately prior to completion of the merger. In addition, any shares of restricted stock will vest in full immediately prior to the effective time of the merger.

We have also agreed to terminate our 1992 employee stock purchase plan and our UK employee stock purchase plan as of or prior to the effective time of the merger.

Representations and Warranties

The merger agreement contains representations and warranties made by us to Caritor and the Merger Subsidiary and representations and warranties made by Caritor and the Merger Subsidiary to us. The statements embodied in those representations and warranties were made solely for purposes of the merger agreement between Caritor and the Merger Subsidiary, on the one hand, and us, on the other hand. Moreover, some of those representations and warranties were made as of a specified date or may have been used for the purpose of allocating risk between the parties to the merger agreement, and information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement.

Our representations and warranties in the merger agreement include representations and warranties relating to, among other things:

•       corporate matters, including due organization, standing, power to conduct our business and qualification to do business;

•       our capitalization;

•       our past and current stock option grant practices;

•       our subsidiaries;

•       the authorization, execution, delivery, performance and enforceability of the merger agreement;

•       the absence of conflicts with, or violations of, our or our subsidiaries’ organizational documents, certain contracts, applicable law or judgments, orders or decrees or other obligations as a result of the consummation of the transactions contemplated by the merger agreement;

•       required consents and approvals as a result of the execution, delivery and performance by us of the merger agreement;

•       the filing of all registration statements, forms, reports and other documents required to be filed by us with the SEC since January 1, 2004, the accuracy of the information contained in those filings and the compliance of those filings with applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act and, with respect to financial statements contained therein, preparation in accordance with generally accepted accounting principles applied on a consistent basis;

•       the accuracy of information contained in this proxy statement;

•       compliance with the Sarbanes-Oxley Act of 2002, which we refer to as the Sarbanes-Oxley Act;

•       the maintenance and effectiveness of disclosure controls and procedures, effectiveness of internal control over financial reporting, and compliance with related certification and reporting requirements, under applicable federal securities laws;

•       our compliance with applicable listing and other rules and regulations of the New York Stock Exchange;

•       the absence of undisclosed material liabilities;

•       the conduct of our business since September 30, 2006, and the absence of certain changes related thereto;

•       the filing of tax returns, status of unpaid taxes and other tax matters;

•       our leased real property;

•       our intellectual property;

•       our material contracts;

•       investigations and litigation or other proceedings;

•       environmental matters;

•       our employee benefits plans;

•       compliance with laws;

•       permits;

•       labor matters;

•       insurance;

•       our receipt of an opinion from Morgan Stanley as to the fairness of the merger consideration to our shareholders;

•       the inapplicability of state anti-takeover statutes;

•       information technology and data protection; and

•       the absence of undisclosed brokers’ fees.

The merger agreement also contains representations and warranties made by Caritor and the Merger Subsidiary to us, including representations and warranties regarding, among other things:

•       their organization, standing, power to carry on their respective businesses and other corporate matters;

•       the authorization, execution, delivery, performance and enforceability of the merger agreement;

•       the absence of conflicts with, or violations of, Caritor’s or the Merger Subsidiary’s organizational documents, certain contracts, applicable law or judgments, orders or decrees or other obligations as a result of the consummation of the transactions contemplated by the merger agreement;

•       required consents and approvals as a result of their execution, delivery and performance of the merger agreement;

•       the information provided by Caritor for inclusion in this proxy statement;

•       the formation and operations of the Merger Subsidiary;

•       the effectiveness of the equity commitment letter, the debt commitment letter and the guarantee; and

•       Caritor’s ability to pay the merger consideration.

Some of our representations and warranties are qualified by a material adverse effect standard. A “material adverse effect” means, with respect to us, (1) any changes, events, effects, circumstances and/or developments that are materially adverse to the business, assets, condition (financial or otherwise) or results of operations of Keane and our subsidiaries, taken as a whole, or (2) an effect that prevents us from being able to consummate the merger before September 14, 2007, provided that no change, event, effect, circumstance or development described in clause (1) above resulting from or arising out of the following will constitute a material adverse effect:

•       the announcement of the execution of the merger agreement or the pendency of the consummation of the merger;

•       changes in the national or world economy as a whole or changes in general economic conditions that affect the industries in which we and our subsidiaries conduct our business (except to the extent such conditions adversely affect us and our subsidiaries in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which we operate);

•       any outbreak or escalation of war or hostilities, any occurrence or threats of terrorist acts or any armed hostilities associated therewith and any national or international calamity, disaster, or emergency or any escalation thereof (except to the extent such conditions adversely affect us and our subsidiaries in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which we operate);

•       any change in general budget or appropriations policies of any governmental entities (except to the extent such change adversely affects us and our subsidiaries in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which we operate);

•       any change in law, rules or regulations or generally accepted accounting principles (except to the extent such change adversely affects us and our subsidiaries in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which we operate);

•       any action outside the ordinary course of business required by the merger agreement or any action taken or not taken outside the ordinary course of business at the written request of, or with the written consent of, Caritor;

•       any failure by us to meet any published estimates of revenues, earnings or other financial projections;

•       any shareholder litigation to the extent arising from or relating to the merger that does not breach our representations and warranties regarding pending or overtly threatened actions relating to the merger; and

•       a decline in the trading price or change in the trading volume of Keane common stock.

The representations and warranties contained in the merger agreement will not survive the completion of the merger.

Covenants Relating to the Conduct of Our Business

From February 6, 2007 through the effective time of the merger or the earlier termination of the merger agreement, we have agreed that, except for specified exceptions, as expressly provided or permitted in the merger agreement or as consented to by Caritor (which consent may not be unreasonably withheld, conditioned or delayed), we will, and will cause our subsidiaries to, use commercially reasonable efforts to:

•  conduct our business in the ordinary course of business and in material compliance with all applicable laws;

•  preserve intact the material aspects of our business organization and business relationships;

•  keep available the services of our officers and key employees; and

•  preserve the goodwill of Keane and our subsidiaries.

We have also agreed that during the same period, subject to certain exceptions or as expressly provided or permitted in the merger agreement, we will not, and will not permit any of our subsidiaries to, do any of the following without the prior written consent of Caritor:

•  declare, set aside or pay any dividend on, or make any other distribution in respect of, our capital stock, except for dividends or distributions by a wholly owned subsidiary to its parent;

•  split, combine or reclassify any of our capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other securities;

•  purchase, redeem or otherwise acquire any shares of our capital stock or other securities, or any rights, warrants or options to acquire any such shares or other securities, except for the acquisition of shares of our common stock from our option holders in payment of the exercise price payable by such holder upon exercise of options or from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with a termination of services;

•  except as contemplated by the merger agreement, issue or otherwise dispose of or encumber any shares of our capital stock or other securities, other than the issuance of shares of our common stock pursuant to the exercise of options outstanding on February 6, 2007 or pursuant to our employee stock purchase plans;

•  amend our or our subsidiaries’ articles of organization or bylaws or other organizational documents;

•  acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, any business, entity or any business organization or division;

•  acquire any assets that are material, in the aggregate, to us and our subsidiaries, taken as a whole;

•  sell, lease, license, pledge or otherwise dispose of or encumber any material properties or material assets of us or any of our subsidiaries, other than in the ordinary course of business;

•  sell, lease, license, pledge or otherwise dispose of or encumber any material or significant subsidiaries;

•  subject to limited exceptions, incur indebtedness;

•  issue, sell, amend or accelerate the conversion of any debt securities, warrants or other rights to acquire debt securities of our company or any of our subsidiaries, guarantee any debt securities of another person, or enter into any agreement to maintain any financial statement condition of another person or enter into any arrangement having the same economic effect;

•  subject to limited exceptions, make any loans, advances or capital contributions to, or investment in or loans to, any other person, other than our company or our wholly owned subsidiaries;

•  enter into any hedging agreement or other financial agreement or arrangement designed to protect us or our subsidiaries against fluctuations in exchange rates;

•  subject to limited exceptions, make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $10 million in the aggregate for us and our subsidiaries taken as a whole;

•  make any material changes in accounting methods, principles or practices, except insofar as may have been required by a change in U.S. generally accepted accounting principles;

•       other than as required to comply with applicable law or agreements, plans or arrangements existing on February 6, 2007 and except for the payment to employees of $4 million in the aggregate for annual bonuses for our 2006 fiscal year and quarterly bonuses of $2 million in the aggregate for each quarter of 2007 on an ordinary course, non-accelerated timetable:

•        adopt, enter into, terminate or materially amend any material employee benefit plan or any collective bargaining agreement;

•        increase in any respect the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee except for annual increases of salaries in the ordinary course of business to any employee who is not a Section 16 officer, or pay any bonus to any director, officer or employee, other than the payment of bonuses in the ordinary course of business or to the extent the employee benefit plan relates to services performed in 2007, in accordance with the applicable employee benefit plan adopted after the date of the merger agreement containing terms that are consistent with past practice;

•        accelerate the payment, right to payment or vesting of any material compensation or benefits, including any outstanding options or restricted stock awards, other than as contemplated by the merger agreement;

•        grant any stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, except for the grant of options to new hires to purchase up to 25,000 shares of common stock in the aggregate on our customary terms and conditions; or

•        take any action other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any material employee benefit plan;

•       forgive or make any loans to employees, officers or directors (other than advances for travel and other expenses in the ordinary course of business and permitted by law) or any of their affiliates;

•       enter into any agreement that prohibits Keane, any of our subsidiaries or the surviving corporation from competing in any business that is material to the business currently conducted by us and our subsidiaries;

•       settle any litigation, claim or investigation relating to the merger agreement, the voting agreement or the transactions contemplated by the merger agreement or the voting agreement;

•       settle any other litigation, claim or investigation, other than settlements that involve only the payment of monetary damages not exceeding $500,000 in the aggregate, without the imposition of equitable relief on, or the admission of wrongdoing by, Keane or any of our subsidiaries;

•       convene any regular or special meeting of our shareholders, other than the special meeting to approve the merger agreement and our 2007 annual meeting of shareholders, provided that the 2007 annual meeting of shareholders may not occur before June 22, 2007;

•       fail to keep in force insurance coverage with respect to the assets, operations and activities of Keane and our subsidiaries consistent in all material respects with the coverage in effect on February 6, 2007;

•       adopt a plan of liquidation or resolutions providing for a liquidation, dissolution, restructuring, recapitalization or other reorganization of Keane, other than wholly-owned subsidiaries;

•       except as permitted by the merger agreement, enter into, amend, waive or terminate (other than terminations in accordance with their terms with no penalty or liability to Keane or any of our subsidiaries) any contract or transaction with any executive officer, director, 10% or greater shareholder or any of their affiliates; or

•       authorize or agree to take any of the foregoing actions.

No Solicitation

We have agreed not to, and not to permit our representatives to, directly or indirectly:

•       solicit, initiate, propose, knowingly encourage or take any action to knowingly facilitate the submission of any of the following (each of which we refer to as an acquisition proposal):

•        any inquiry, offer or proposal from any person or group other than Caritor relating to any transaction or proposed transaction or series of related transactions involving any direct or indirect acquisition or purchase by any person or group of a 20% interest or more in our total outstanding shares, or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the outstanding shares of any class of our equity or voting securities;

•        any inquiry, offer or proposal from any person or group other than Caritor relating to any transaction or proposed transaction or series of related transactions involving any sale or disposition of consolidated assets or rights of Keane to any person or group for consideration equal to 20% or more of the aggregate fair market value of the outstanding shares of our common stock; or

•        any inquiry, offer or proposal from any person or group other than Caritor relating to any transaction or proposed transaction or series of related transactions involving any consolidation, merger, business combination, recapitalization, liquidation, dissolution or similar transaction with respect to Keane;

•       enter into, continue, participate, engage or knowingly assist in any manner in discussions or negotiations with, or provide any non-public information or data to, any person relating to any acquisition proposal;

•       enter into any letter of intent, memorandum of understanding, definitive agreement, option agreement or arrangement with respect to any acquisition proposal;

•       grant any waiver or release under any standstill agreement; or

•       exempt any person from the restrictions on “business combinations” under the Massachusetts Business Corporation Act or otherwise cause such restrictions or the restrictions of any other takeover statute not to apply.

However, under specified circumstances, we may:

•       furnish information with respect to Keane to any third party that has made an acquisition proposal, pursuant to a confidentiality agreement no less favorable in any material respect to us than the confidentiality agreement we entered into Caritor, or

•       enter into, participate, engage or assist in any manner in negotiations and discussions with such third party regarding such acquisition proposal.

We may not take any of the actions described above unless:

•       the acquisition proposal provides for the acquisition of a majority of our outstanding common stock or the acquisition of all or substantially all of our assets and was not solicited or initiated in violation of the merger agreement;

•       our board of directors determines in good faith, after consultation with its financial advisor and outside counsel, that the acquisition proposal is, or is reasonably likely to result in, a superior proposal, as described below; and

•       we furnish the same information to Caritor to the extent not previously provided.

The merger agreement defines a superior proposal as a proposal that is more favorable, from a financial point of view, to our shareholders taking into account all of the terms and conditions of the proposal and the merger agreement and for which financing, to the extent required, is then committed on terms and conditions that our board of directors determines, after consultation with its financial advisor, are reasonably likely to result in disbursements sufficient for the consummation of the transactions contemplated by the proposal, and in the good faith opinion of our board of directors, after consultation with outside legal counsel, providing information or access or participating, engaging or assisting in negotiations or discussions with respect to the proposal is or would be in the best interests of Keane and our shareholders and failing to take such action could violate the fiduciary duties of our board of directors to our shareholders under applicable law.

In addition, subject to certain exceptions, our board of directors may not:

•       withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Caritor or the Merger Subsidiary, the approval or recommendation by our board of directors of the merger agreement or the merger, or publicly announce that it has resolved to do so;

•       approve, recommend or adopt or publicly propose to approve, recommend or adopt any acquisition proposal; or

•       approve, recommend, adopt or allow us to enter into any letter of intent, memorandum of understanding, option agreement, definitive agreement or similar arrangement with respect to any acquisition proposal.

However, our board of directors may withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Caritor or the Merger Subsidiary, the approval or recommendation by our board of directors of the merger agreement or the merger, or publicly announce that it has resolved to do so, if:

•       our shareholders have not approved the merger agreement;

•       our board of directors determines, after consultation with its financial advisor and outside legal counsel, that failure to do so could violate its fiduciary duties to Keane shareholders under applicable law; and

•       our board of directors provides written notice to Caritor at least three business days in advance of the board’s intention to withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Caritor or the Merger Subsidiary, the approval or recommendation by our board of directors of the merger agreement or the merger, or to publicly announce that it has resolved to do so.

In addition, we may enter into a definitive agreement with respect to an acquisition proposal that provides for the acquisition of a majority of our outstanding common stock or the acquisition of all or substantially all of our assets and that was not solicited or initiated in violation of the merger agreement if:

•       our shareholders have not approved the merger agreement;

•       our board of directors determines, after consultation with its financial advisor and outside legal counsel, that failure to do so could violate its fiduciary duties to Keane shareholders under applicable law;

•       our board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that the acquisition proposal constitutes a superior proposal;

•       we concurrently terminate the merger agreement and pay Caritor a $26 million termination fee; and

•       our board of directors provides written notice to Caritor at least three business days in advance of entering into an agreement with respect to the superior proposal which identifies the material terms and conditions of the superior proposal and identifies the person or group making the proposal.

We have further agreed to immediately cease, and to cause our subsidiaries and representatives to immediately cease, any solicitations, discussions or negotiations existing as of February 6, 2007 with respect to any transaction or proposed transaction or series of related transactions involving an acquisition proposal.

Nothing in the merger agreement prohibits us from taking and disclosing to our shareholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act, except certain positions would be subject to our satisfying the conditions described above for a withdrawal or modification of our recommendation in a manner adverse to Caritor.

We have agreed to notify Caritor within one business day after receipt of any inquiries, proposals or offers received by, any request for information from, or any negotiations sought to be initiated or continued with, us concerning an acquisition proposal or that could reasonably be expected to lead to an acquisition proposal, and to disclose the identity of the other party and the material terms of the inquiry, offer, proposal or request to Caritor. We have also agreed to keep Caritor informed of the status and any discussions or negotiations (including amendments and proposed amendments) relating to any acquisition proposal for a majority of our outstanding common stock or the acquisition of all or substantially all of our assets or other inquiry, offer, proposal or request.

Shareholders Meeting

The merger agreement requires us to promptly and duly call, give notice of, establish a record date for, convene and hold as promptly as practicable a meeting of our shareholders to approve the merger agreement. Subject to the provisions described above under “—No Solicitation,” our board of directors is required to recommend approval of the merger agreement by our shareholders and include such recommendation in this proxy statement and may not withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to Caritor, its recommendation that our shareholders vote in favor of the approval of the merger agreement. Subject to the provisions described above under “—No Solicitation,” we are required to take all reasonable and lawful action to solicit from our shareholders proxies in favor of approval of the merger agreement and take all other action reasonably necessary or advisable to secure the vote or consent of our shareholders required by the rules of the New York Stock Exchange or the Massachusetts Business Corporation Act to obtain such approvals.

We have also agreed that after consultation with Caritor we may adjourn or postpone the special meeting of our shareholders (1) to the extent necessary to ensure that any required supplement or amendment to the proxy statement is provided to our shareholders, (2) if as of the time of the meeting there are insufficient shares of our common stock represented to constitute a quorum necessary to conduct the business of the meeting, or (3) to solicit additional proxies in favor of the approval of the merger agreement.

Indemnification and Insurance

The merger agreement provides that from and after the effective time of the merger, Caritor and the surviving corporation will, jointly and severally, indemnify and hold harmless each person who is, or has been at any time prior to the effective time of the merger, a director or officer of ours or of one of our subsidiaries against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person is or was a director or officer of ours or of one of our subsidiaries, to the fullest extent permitted by law and required by our articles of organization and bylaws or the organizational documents of our subsidiaries or written agreements existing as of February 6, 2007 and disclosed to Caritor.

In addition, the articles of organization and bylaws of the surviving corporation will contain for six years from the effective time of the merger, and, Caritor will cause the articles of organization and bylaws of the surviving corporation to contain, provisions no less favorable with respect to indemnification, expense advancement and exculpation of present and former directors and officers of ours and our subsidiaries than are presently in our articles of organization and bylaws.

Caritor has also agreed to cause the surviving corporation to maintain in effect, at no expense to the beneficiaries, for six years after the merger, our current directors’ and officers’ liability insurance policies with respect to events occurring at or prior to the effective time of the merger provided that the annual premium does not exceed 225% of the last annual premium paid by us prior to the effective time of the merger. Alternatively, the surviving corporation may purchase a six-year “tail” on our current directors’ and officers’ liability insurance with respect to matters existing or occurring at or prior to the effective time of the merger. We may, prior to the effective time of the merger, purchase this six-year “tail” provided that the price for such tail does not exceed $1.65 million.

Cash and Cash Equivalents

We have agreed to use reasonable best efforts to take and to cause our subsidiaries to use reasonable best efforts to take all action reasonably requested by Caritor in order to cause all, or such portion as Caritor shall request, of our unrestricted cash, cash equivalents and marketable debt investments, and those of our subsidiaries, to be liquidated and converted into cash that would be available to us at the time of the merger to pay part of the merger consideration. We have agreed to disclose to Caritor the losses, costs and expenses that we expect to incur in accordance with the requested action and Caritor has agreed to reimburse us for any losses, costs and expenses we incur if the closing of the merger does not occur. We have agreed to consult with Caritor before taking material decisions or actions with respect to the management and retention of our cash, cash equivalents and marketable debt investments and have agreed not to fail to manage our cash, cash equivalents, marketable debt investments and investments in marketable securities in a manner substantially consistent with past practice and in their current jurisdiction.

Financing

The total amount of funds necessary to pay our shareholders and optionholders the amounts due to them under the merger agreement will be approximately $854 million with the remaining funds to be used to fund customary fees and expenses in connection with the proposed merger, the financing arrangements and the related transactions.

These payments are expected to be funded by the proceeds of equity and debt financing commitments, the available cash of Caritor and the unrestricted cash, cash equivalents and marketable debt investments of Keane and our subsidiaries. The following arrangements are in place for the financing for the merger, including the payment of related transaction costs, charges, fees and expenses:

Equity Financing.   Caritor has received an equity commitment letter from Court Square Capital Limited, pursuant to which, and subject to the conditions contained therein, Court Square Capital Limited has agreed to invest, or cause an assignee to invest, $350 million for the acquisition of cumulative non-redeemable preferred equity securities of Caritor, solely for the purpose of funding the merger consideration and to pay related expenses. The obligations of Court Square Capital Limited to fund the equity commitment is subject to (1) all of the conditions precedent to the debt financing having been satisfied or waived and (2) the debt lenders having been provided with or our having filed with the SEC the financial statements required by the debt commitment letter and the debt lenders having been provided with either the financial data or the pro forma financial statements required by the debt commitment letter (unless Caritor has given us three business days’ notice that we do not need to provide such information). Court Square Capital Limited’s obligation to fund the equity commitment will terminate upon the earlier of the expiration or termination of the merger agreement and our asserting any claim under the limited guarantee with Court Square Capital Limited, which is described below under “—Guarantee.”

Debt Financing.   Caritor has received a debt commitment letter from Citigroup Global Markets Inc., UBS Securities LLC and Banc of America Securities LLC, which we refer to as the debt lenders, to provide (1) up to $600 million of senior secured loans under a senior secured loan facility, (2) up to $50 million of senior secured loans under a senior secured revolving credit facility and (3) up to $40 million of senior secured loans under a senior secured funded synthetic letter of credit facility.

The commitment of each debt lender pursuant to the debt commitment letter is as follows:

•	Citigroup Global Markets Inc.	40%
•	UBS Securities LLC	40%
•	Banc of America Securities LLC	20%

The obligations of the debt lenders under the debt commitment letter are subject to (1) there not having occurred since September 30, 2006 a Keane material adverse effect, (2) the negotiation, execution and delivery of definitive documentation for the facilities and (3) the satisfaction of conditions precedent set forth in the debt commitment letter, including the consummation of the merger, the consummation of the equity financing and the receipt by the debt lenders of certain Keane financial statements, financial data and pro forma financial statements.

Caritor has agreed to use its reasonable best efforts to negotiate and enter into definitive agreements with respect to the financings contemplated by the commitment letters as soon as practicable after the date of the merger agreement and prior to the closing.

Caritor has agreed to keep us reasonably informed with respect to the status of the financings contemplated by the commitment letters and give us prompt notice of any material adverse change with respect to such financings, including providing notice within two business days if (1) a commitment letter expires or is terminated, (2) any financing source that is a party to a commitment letter notifies Caritor that it no longer intends to provide financing to Caritor on the terms set forth in the commitment letter or

(3) Caritor no longer believes in good faith that it will be able to obtain all or any portion of the financing contemplated by the commitment letters on substantially the terms described in the commitment letters or on other terms no less favorable, in the aggregate, to Caritor.

Caritor has agreed that, without our prior written consent, it will not knowingly, and will not knowingly permit any of its affiliates to, take any action or enter into any transaction, including any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing, that would reasonably be expected to materially impair, materially delay or prevent Caritor from obtaining the financing contemplated by the commitment letters and will not knowingly amend or alter, or knowingly agree to amend or alter, the commitment letters in any manner that would materially impair, materially delay or prevent the transactions contemplated by the merger agreement.

If the debt commitment letter is terminated or unavailable for any reason, Caritor will use its reasonable best efforts to obtain a new financing commitment that provides for an amount of financing (when taken together with all other sources of financing) sufficient to consummate the transactions contemplated by the merger agreement and on terms and conditions not less favorable, in the aggregate, to Caritor or the Merger Subsidiary than those included in the original debt commitment letter.

Subject to certain limitations, we and our subsidiaries are obligated to cooperate with Caritor in connection with the arrangement of the financings contemplated by the commitment letters as reasonably requested by Caritor, including:

•       upon reasonable prior notice, participating in meetings, presentations, road shows, due diligence sessions and sessions with rating agencies;

•       subject to the terms of the confidentiality agreement with Caritor, assisting with the preparation of materials for rating agency presentations, offering documents, bank information memoranda, business projections and similar documents required in connection with financings contemplated by the commitment letters, including execution and delivery of customary representation letters in connection with bank information memoranda;

•       as promptly as practical, furnishing Caritor and its debt financing sources with financial and other documents, materials and information regarding Keane and our subsidiaries as may be reasonably requested by Caritor, including financial statements, pro forma financial information, financial data, audit reports and audit opinions; and

•       facilitating the guarantees, security and pledging of collateral contemplated by the debt financing, including the loan, guaranty, security and collateral documentation.

Caritor has agreed to promptly, upon our written request, reimburse us for all reasonable and documented out-of-pocket costs we and our subsidiaries incur in connection with such cooperation, except that we may not incur any material expenses without prior consultation with Caritor. Caritor and the Merger Subsidiary have agreed, jointly and severally, to indemnify and hold harmless us and our representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by us or our representatives in connection with the arrangement of the financings contemplated by the commitment letters and any information used in connection with the commitment letters (other than historical information relating to Keane that we have approved for such use).

Agreement to Take Further Action and to Use Reasonable Best Efforts

Subject to the terms and conditions of the merger agreement, we and Caritor have agreed to use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable. Among other things, each party has committed to use reasonable best efforts to make necessary filings and to obtain government clearances or approvals required under the Exchange Act, the HSR Act and any other applicable law. We have also agreed to give, or cause our subsidiaries to give, any required notices to third parties and to use, or cause our subsidiaries to use, commercially reasonable efforts to obtain required third party consents. However, neither we nor Caritor are required to make any payments (other than filing fees and attorney’s fees) in connection with fulfilling such obligations.

Additional Agreements

The merger agreement contains additional agreements between us and Caritor relating to, among other things:

•       our agreement to use commercially reasonable efforts to continue the listing of our common stock on the New York Stock Exchange;

•       Caritor’s reasonable access, upon reasonable notice and in a manner that does not materially disrupt our business operations, to information regarding us and our subsidiaries, and the confidentiality of such information;

•       delivery by us to Caritor of (1) reports and other documents filed or received by us pursuant to the requirements of federal or state securities laws and (2) other information about us, our business, properties, assets and personnel as Caritor may reasonably request;

•       our agreement with Caritor to use our respective best efforts to furnish to each other all information required for any application or filing in connection with the transactions contemplated by the merger agreement;

•       our agreement to use reasonable best efforts to take all actions reasonably necessary, and cooperate with Caritor, to cause the merger not to adversely affect the security clearances of us and our employees with governmental agencies;

•       public announcements with respect to the merger and the merger agreement; and

•       notice of (1) the occurrence, or failure to occur, of any event, which is reasonably expected to cause any representation or warranty of either party contained in the merger agreement to be untrue or inaccurate in any material respect and (2) any material failure by us, Caritor or the Merger Subsidiary, or any of our respective officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement required to be complied with under the merger agreement.

Conditions to the Merger

Each party’s obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) of the following conditions:

•       our shareholders must have approved the merger agreement;

•       the waiting period applicable to consummation of the merger under the HSR Act must have expired or been terminated;

•       other than the filing of the articles of merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity or under any law in connection with the merger and the consummation of the other transactions contemplated by the merger agreement and an Advance Ruling Certificate from the Canadian Competition Commission in accordance with Part IX of the Competition Act specified in a schedule to the merger agreement or the failure of which to file, obtain or occur would reasonably be expected to have a material adverse effect on Keane or a material adverse effect on the ability of Caritor or the Merger Subsidiary to consummate the transactions contemplated by the merger agreement shall have been filed, been obtained or have occurred; and

•       no governmental entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent), statute, law, rule or regulation that is in effect and has the effect of making the merger illegal or otherwise prohibiting consummation of the merger or the other transactions contemplated by the merger agreement.

In addition, our obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

•       the representations and warranties of Caritor and the Merger Subsidiary in the merger agreement, disregarding all qualifications and exceptions relating to material adverse effect, must be true and correct as of the closing date (or, if given as of a specific date, at and as of such date), except where the failure or failures to be true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Caritor or the Merger Subsidiary to consummate the transactions contemplated by the merger agreement; and

•       Caritor and the Merger Subsidiary must have performed, in all material respects, all obligations required to be performed by them under the merger agreement and we must have received a certificate signed on behalf of Caritor by the chief executive officer or chief financial officer of Caritor to such effect.

In addition, the obligations of Caritor and the Merger Subsidiary to effect the merger are subject to the satisfaction or waiver of the following conditions:

•       our representations and warranties in the merger agreement, disregarding all qualifications and exceptions relating to material adverse effect, must be true and correct as of the closing date (or, if given as of a specific date, at and as of such date) (other than certain representations and warranties regarding capitalization, authority, consents and the applicability of certain takeover provisions, which must be true and correct in all material respects, and regarding the absence of a material adverse effect on Keane, which must be true and correct in all respects as of the closing date), except where the failure or failures to be true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Keane;

•       we must have performed, in all material respects, all obligations required to be performed by us under the merger agreement and Caritor must have received a certificate signed on our behalf by our chief executive officer or our chief financial officer to such effect; and

•       there shall not be instituted or pending any action or proceeding in which a governmental entity is:

•        challenging or seeking to restrain or prohibit the consummation of the merger or the other transactions contemplated by the merger agreement; or

•        seeking to prohibit or limit in any material respect Caritor’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the surviving corporation.

Termination of the Merger Agreement

We, Caritor and the Merger Subsidiary may agree in writing to terminate the merger agreement at any time prior to completing the merger, even after our shareholders have approved the merger agreement.

Either we or Caritor can terminate the merger agreement if:

•       the merger has not been consummated by September 14, 2007, unless the terminating party’s failure to fulfill any obligation under the merger agreement was a principal cause of or resulted in the failure of the merger to occur by that date. We refer to any termination of the merger agreement on the basis described in this bullet as an Outside Date Termination;

•       a governmental entity has issued a nonappealable final order or ruling or taken any other nonappealable final action that has the effect of permanently restraining or otherwise prohibiting the merger; or

•       our shareholders fail to approve the merger agreement at the special meeting. We refer to any termination of the merger agreement on the basis described in this bullet as a Special Meeting Termination.

Caritor can terminate the merger agreement if:

•       our board of directors withdraws or modifies or publicly proposes to withdraw or modify in a manner adverse to Caritor its approval of the merger agreement or its recommendation that our shareholders approve the merger agreement, or resolves or publicly announces its intention to do so;

•       our board of directors approves, recommends or adopts or publicly proposes to approve, recommend or adopt any acquisition proposal or approves, recommends, adopts or enters into any letter of intent, memorandum of understanding, option agreement, definitive agreement or similar arrangement with respect to an acquisition proposal, or resolves or publicly announces its intention to do so;

•       our board of directors fails to publicly recommend against a tender or exchange offer related to an acquisition proposal;

•       after we receive an acquisition proposal, an acquisition proposal is publicly announced or we receive any inquiry, proposal, offer or request for information concerning an acquisition proposal or that could reasonably be expected to result in an acquisition proposal, our board of directors fails to publicly reaffirm its recommendation that our shareholders approve the merger agreement within ten business days after Caritor has requested in writing that it do so;

•       our board of directors recommends to our shareholders or approves an acquisition proposal, or resolves to do so;

•       we willfully and materially breach our obligations under the no-solicitation provisions of the merger agreement, our obligation to call and take other specified actions relating to the shareholder meeting for the purpose of considering approval of the merger agreement or our representation and warranty in the merger agreement that all standstill waivers granted by us in connection with a possible acquisition proposal have expired or been revoked; or

•       we breach or fail to perform any of our representations, warranties, covenants or agreements in the merger agreement, which breach or failure to perform (1) would cause the conditions to closing relating to the accuracy of representations and warranties or compliance with covenants and agreements, as applicable, not to be satisfied, and (2) cannot be cured or (if curable) has not been cured within 20 days after written notice from Caritor. We refer to any termination of the merger agreement on the basis described in this bullet as a Material Breach Termination.

We can terminate the merger agreement if:

•       prior to the approval by our shareholders of the merger agreement, we enter into a definitive binding agreement with respect to a superior proposal and pay Caritor the termination fee described below, provided that at least three business days have passed since receipt by Caritor of a written notice from us advising Caritor that we intend to enter into an agreement with respect to a superior proposal or withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Caritor, the approval or recommendation of our board of directors of the merger agreement or the merger or publicly announce that we have resolved to take such action;

•       all of the mutual conditions to each party’s obligation to effect the merger and the conditions to the obligations of Caritor and the Merger Subsidiary to effect the merger have been satisfied (other than the conditions that by their terms are to be satisfied at closing), we have provided to the debt lenders or filed with the SEC the financial statements required by the debt commitment letter and have provided to the debt lenders either the financial data or the pro forma financial statements required by the debt commitment letter, neither Caritor nor the Merger Subsidiary has received the proceeds of the financings contemplated by the commitment letters or any substitute financing for a similar amount by the closing date, and Caritor has failed to notify us in writing with supporting evidence reasonably satisfactory to us that it will be able to deposit the merger consideration with the exchange agent on the closing date; or

•       Caritor or the Merger Subsidiary breaches or fails to perform any of its representations or agreements, which breach or failure to perform (1) would cause the conditions to closing relating to the accuracy of representations and warranties or compliance with covenants and agreements, as applicable, not to be satisfied, and (2) cannot be cured or (if curable) has not been cured within 20 days after written notice from us.

Termination Fees

We will be required to pay Caritor a termination fee of $26 million if:

•       we terminate the merger agreement to enter into a definitive agreement to effect a superior proposal pursuant to and in accordance with the no solicitation provisions of the merger agreement;

•       Caritor terminates the merger agreement as a result of:

•        our board of directors withdrawing or modifying, or publicly proposing to withdraw or modify, in a manner adverse to Caritor or the Merger Subsidiary, the approval or recommendation of our board of directors of the merger agreement or the merger, or publicly announcing that it has resolved to do so, or having resolved to do so;

•        our board of directors approving, recommending or adopting or publicly proposing to approve, recommend or adopt any acquisition proposal or approving, recommending, adopting or allowing us to enter into any letter of intent, memorandum of understanding, option agreement, definitive agreement or similar arrangement with respect to any acquisition proposal other than a confidentiality agreement permitted by and entered into in accordance with the non-solicitation provisions of the merger agreement;

•        after receipt by us or the public announcement of an acquisition proposal or any inquiries, proposals, offers or requests for information, or negotiations sought to be initiated or continued with us concerning an acquisition proposal or that could reasonably be expected to lead to an acquisition proposal, our board of directors having failed to publicly reaffirm its recommendation in favor of the approval of the merger agreement by our shareholders within 10 business days after Caritor requests in writing that such recommendation be reaffirmed;

•        our board of directors having recommended to our shareholders or approved an acquisition proposal, or having resolved to do so;

•        our board of directors having failed to publicly recommend against a tender or exchange offer related to an acquisition proposal; or

•        our willful and material breach of our obligations under the no-solicitation provisions of the merger agreement, our obligation to call and take other specified actions relating to the shareholder meeting for the purpose of considering approval of the merger agreement or our representation and warranty in the merger agreement that all standstill waivers granted by us in connection with a possible acquisition proposal have expired or been revoked;

•       either we or Caritor terminates the merger agreement pursuant to an Outside Date Termination or a Special Meeting Termination, or Caritor terminates the merger agreement pursuant to a Material Breach Termination, but in each case only if prior to such termination a bona fide acquisition proposal is publicly announced or is otherwise communicated to our board of directors and, within 12 months after the date of such termination, we consummate an acquisition proposal or enter into a definitive agreement with respect to any acquisition proposal that is consummated any time thereafter, and provided that all references to 20% are changed to 50% for purposes of determining whether a proposal is an acquisition proposal.

We have also agreed to pay to Caritor the lesser of $4.25 million and the documented, out-of-pocket expenses of Caritor, Court Square Capital Limited, and their affiliates in connection with the merger agreement and the transactions contemplated by the merger agreement if the merger agreement is terminated by either party as a result of our shareholders not having approved the merger agreement. Any amounts so paid will reduce any termination fee we are required to pay to Caritor pursuant to the preceding bullet.

Caritor will be required to pay us a termination fee of $26 million if all of the mutual conditions to each party’s obligation to effect the merger and the conditions to the obligations of Caritor and the Merger Subsidiary to effect the merger have been satisfied (other than the conditions that by their terms are to be satisfied at closing), we have provided to the debt lenders or filed with the SEC the financial statements required by the debt commitment letter and have provided to the debt lenders either the financial data or the pro forma financial statements required by the debt commitment letter, neither Caritor nor the Merger Subsidiary has received the proceeds of the financings contemplated by the commitment letters or any substitute financing for a similar amount by the closing date, and Caritor has failed to notify us in writing with supporting evidence reasonably satisfactory to us that it will be able to deposit the merger consideration with the exchange agent on the closing date.

If Caritor is obligated to pay us a termination fee and is not otherwise in willful breach of the merger agreement and neither Caritor nor the sponsor has committed fraud against us, then (1) our termination of the merger agreement and (2) the receipt of by us of the termination fee will be our sole and exclusive remedy against Caritor, the Merger Subsidiary and the sponsor for any loss or damage suffered by us as a result of any breach of the merger agreement or the failure of the merger to be consummated. In no event will we be entitled to monetary damages in excess of $60 million, less any termination fee that has been paid to us.

Guarantee

We have received a limited guarantee of Court Square Capital Limited as guarantor, pursuant to which Court Square Capital Limited is guaranteeing to us (1) the payment obligations of Caritor with respect to Caritor’s termination fee, (2) any damages to us for which Caritor is liable after the termination of the merger agreement as a result of any fraud by Court Square Capital Limited, Caritor or the Merger Subsidiary or any willful breach by Caritor or the Merger Subsidiary of any of their representations, warranties, covenants or agreements in the Merger Agreement, and (3) any payment obligations of Caritor with respect to our financing expenses, expenses of liquidation and conversion of unrestricted cash equivalents or expenses enforcing payment of Caritor’s termination fee. Court Square Capital Limited’s aggregate liability under the guarantee is limited to $60 million.

Amendment and Waiver

We, Caritor and the Merger Subsidiary may amend the merger agreement at any time before or after approval of the merger agreement by our shareholders. However, after we have obtained shareholder approval, the parties may not amend the merger agreement in a manner that by law requires further approval by our shareholders without obtaining such further approval. The merger agreement also provides that, at any time prior to the effective time of the merger, we, Caritor and the Merger Subsidiary may, to the extent permitted by law, extend the time for the performance of any obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties in the merger agreement or any document delivered pursuant to the merger agreement, and waive compliance with any of the agreements or conditions contained in the merger agreement.

On April 12, 2007, we entered into a first amendment to the merger agreement with Caritor and the Merger Subsidiary. The amendment, among other things, permits us, subject to the terms and conditions set forth in the amendment, to amend our credit agreement with Bank of America, N.A., as administrative agent, and the lenders party thereto, to increase the commitments under the credit agreement, to make drawdowns under the credit agreement to pay (or to pay in cash) the principal, accrued ordinary, non-penalty interest and default interest on our 2% convertible subordinated debentures due 2013 as a result of the acceleration of the date on which the debentures must be repaid in full due to our failure to timely file our annual report on Form 10-K for the year ended December 31, 2006 or our quarterly report on Form 10-Q for the first or second fiscal quarters of 2007, to repurchase the debentures prior to the date on which they are due and payable (subject to certain terms and conditions), to pay in cash and to incur the obligation to pay tax liabilities in connection therewith, and to pay certain associated costs, fees and expenses.

THE VOTING AGREEMENT

This section of the proxy statement describes the material provisions of the voting agreement but does not purport to describe all the provisions of the voting agreement. The following summary is qualified in its entirety by reference to the complete text of the voting agreement, which is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read the full text of the voting agreement.

Voting Arrangement

In connection with the execution of the merger agreement, John F. Keane, the chairman of our board of directors, and John F. Keane, Jr., a member of our board of directors, and members of their family and affiliated trusts (which we collectively refer to as the signing shareholders) entered into a stockholder voting agreement with us and Caritor. Each of the signing shareholders has agreed to (1) vote or consent to, or cause to be voted or consented to, all of his, her or its shares to approve the merger agreement, (2) vote all of his, her or its shares against, and not provide consents to, any acquisition proposals and agreements providing for acquisition proposals or any proposal or nomination made by a person who is, or whose affiliate is, making, or has communicated an intention to make, an acquisition proposal, and (3) in the event the merger agreement is amended to provide for a tender offer structure, tender his, her or its shares before the scheduled expiration date for such tender offer by Caritor.

The signing shareholders together represent approximately 20% of the outstanding shares of our common stock on the record date for the special meeting.

The voting agreement prohibits each signing shareholder from (1) selling, assigning, transferring, pledging, encumbering or otherwise disposing of any of his, her or its Keane shares, (2) depositing any Keane shares into a voting trust or entering into a voting agreement or arrangement with respect to any Keane shares or granting or agreeing to grant any proxy or power of attorney with respect to Keane shares that is inconsistent with the voting agreement or (3) entering into any contract, option or other arrangement or undertaking with respect to the direct or indirect transfer of any Keane shares, in the case of (1) and (3) other than for certain permitted transferees as set forth in the voting agreement.

No-Solicitation

In the voting agreement, each signing shareholder also has agreed that he, she or it will not, directly or indirectly, (1) solicit, initiate, propose or knowingly encourage or take any other action to knowingly facilitate an acquisition proposal, (2) enter into any letter of intent, memorandum of understanding, agreement, option agreement, voting agreement or other agreement or arrangement with respect to any acquisition proposal or (3) enter into, continue, participate, engage or knowingly assist in any manner in negotiations or discussions with, or provide any non-public information or data to, any person (other than Caritor or any of its affiliates or representatives) relating to any acquisition proposal.

The voting agreement provides that each signing shareholder signed the voting agreement solely in his, her or its capacity as a shareholder of our company and nothing in the voting agreement shall prevent the signing shareholder from taking or not taking any action in his, her or its capacity as a director or officer of Keane.

Termination

The voting agreement automatically terminates upon the earlier to occur of (1) the effective time of the merger and (2) the termination of the merger agreement.

APPRAISAL RIGHTS

Massachusetts law does not entitle the holders of shares of our common stock to seek appraisal of the fair value of their shares in connection with the merger.

MARKET PRICE DATA

Our common stock is traded on the New York Stock Exchange under the symbol “KEA.” The table below shows, for the periods indicated, the high and low sale prices for shares of our common stock as reported by the New York Stock Exchange.

	Keane Common Stock
	High	Low
Year Ended December 31, 2005
First quarter	$14.85	$12.55
Second quarter	13.99	11.35
Third quarter	14.25	10.91
Fourth quarter	11.79	10.00
Year Ended December 31, 2006
First quarter	15.88	10.18
Second quarter	16.50	11.61
Third quarter	15.84	11.02
Fourth quarter	13.00	11.18
Year Ending December 31, 2007
First quarter	14.31	11.73
Second quarter (through April 12, 2007)	13.91	13.48

The following table sets forth the closing sales prices per share of our common stock, as reported on the New York Stock Exchange on February 6, 2007, the last full trading day before the public announcement of the proposed merger, and on April 12, 2007, the latest practicable date before the printing of this proxy statement:

Common Stock
February 6, 2007	$12.00
April 12, 2007	$13.87

If the merger is consummated, each share of our common stock will be converted into the right to receive $14.30 in cash, without interest and less any applicable withholding taxes, and our common stock will be removed from listing on the New York Stock Exchange and there will be no further public market for shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table contains information as of January 31, 2007 about the beneficial ownership of shares of our common stock by:

•       each person who we know to own beneficially more than 5% of the outstanding shares of our common stock;

•       our directors;

•       Brian T. Keane, who served as our chief executive officer during part of the fiscal year ended December 31, 2006;

•       Kirk Arnold, who became our chief executive officer on January 29, 2007;

•       John J. Leahy, who served as our chief financial officer during the fiscal year ended December 31, 2006;

•       our three other most highly compensated executive officers who were serving as executive officers on December 31, 2006; and

•       all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner(2)	Number of Shares	Percent of Class
Marilyn T. Keane(3)	9,149,123	15.45%
John F. Keane(4)	9,149,123	15.45%
Royce & Associates, LLC(5)	4,353,040	7.36%
Artisan Partners Limited Partnership(6)	3,742,800	6.33%
Brian T. Keane(7)	2,454,573	4.15%
John J. Leahy(8)	353,569	*
Russell J. Campanello(9)	142,125	*
Laurence D. Shaw(10)	195,000	*
Raymond W. Paris(11)	272,457	*
Kirk E. Arnold(12)	200,000	*
Lawrence P. Begley(13)	6,666	*
Maria A. Cirino(14)	31,693	*
Philip J. Harkins(15)	37,879	*
John F. Keane, Jr.(16)	2,150,457	3.64%
John F. Rockart(17)	36,801	*
James D. White(18)	14,783	*
All executive officers and directors as a group (14 persons)(19)	11,546,104	19.24%

                 * Less than 1%

       (1) As of January 31, 2007, we had 59,127,195 shares of our common stock outstanding. The number of shares that each shareholder, director and executive officer beneficially owns is determined under rules promulgated by the SEC. Under the SEC rules, a person is deemed to beneficially own (a) any shares that the person has sole or shared power to vote or invest and (b) any shares that the person has the right to acquire within 60 days after January 31, 2007 (i.e., April 1, 2007) through the exercise of any stock option or warrant, the conversion of any convertible security or the exercise of any other right. However, the inclusion of shares in this table does not mean that the named shareholder is a direct or indirect beneficial owner of the shares for any other purpose. Unless otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power (or shares this power with his or her spouse) over all shares listed as owned by the person or entity.

       (2) Unless otherwise indicated, the address of any person or entity listed is c/o Keane, Inc., 100 City Square, Boston, MA 02129.

       (3) Includes (i) 3,025,592 shares of common stock held of record by John F. Keane and trusts of which John F. Keane is a trustee and the beneficiary, (ii) 3,663,999 shares of common stock held of record by three trusts of which Marilyn T. Keane, one other individual and one of the adult children of John F. and Marilyn T. Keane are trustees (the “Keane Childrens’ Trusts”) and (iii) options to purchase within 60 days following January 31, 2007, 100,000 shares of common stock held by John F. Keane. One of John F. and Marilyn T. Keane’s adult children is the beneficiary of each of the Keane Childrens’ Trusts. Marilyn T. Keane and one of the adult children of John F. and Marilyn T. Keane share voting and investment power over the shares held by the Keane Childrens’ Trusts. Marilyn T. Keane disclaims beneficial ownership of the shares specified in clauses (i), (ii) and (iii) above.

       (4) Includes (i) options to purchase within 60 days following January 31, 2007, 100,000 shares of common stock held by John F. Keane, (ii) 2,359,532 shares of common stock held of record by Marilyn T. Keane and trusts of which Marilyn T. Keane is a trustee and the beneficiary, (iii) 3,663,999 shares of common stock held of record by the Keane Childrens’ Trusts of which Marilyn T. Keane, one other individual and one of the adult children of John F. and Marilyn T. Keane are trustees. One of John F. and Marilyn T. Keane’s adult children is the beneficiary of each of the Keane Childrens’ Trusts. Marilyn T. Keane and one of the adult children of John F. and Marilyn T. Keane share voting and investment power over the shares held by the Keane Childrens’ Trusts. Marilyn T. Keane disclaims beneficial ownership of such shares. John F. Keane disclaims beneficial ownership of the shares specified in clauses (ii) and (iii) above.

       (5) The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019. As of December 31, 2006, and based solely on a Schedule 13G/A filed by Royce & Associates LLC on January 22, 2007 reporting sole power to vote or to direct the vote of 4,353,040 shares and sole power to dispose or direct disposition of 4,353,040 shares.

       (6) The address of Artisan Partners Limited Partnership is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202. As of December 31, 2006, and based solely on a Schedule 13G filed by Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler on January 26, 2007 reporting shared power to vote or to direct the vote of 3,215,700 shares and shared power to dispose or direct disposition of 3,742,800 shares.

       (7) Mr. Keane ceased to serve as a Keane executive officer in May 2006. Includes (i) 1,183,999 shares of common stock held by the John Francis Keane Irrevocable Trust for Benefit of Brian T. Keane, of which Mr. Brian T. Keane is the beneficiary and a trustee, (ii) 893,904 shares of common stock held by the John F. and Marilyn T. Keane 1997 Children’s Trust for Benefit of Brian T. Keane, of which Mr. Brian T. Keane is the beneficiary and a trustee, and (iii) 96,784 shares held by the Brian T. Keane Revocable Trust, of which Mr. Brian T. Keane is a trustee and beneficiary.

       (8) Consists of 48,569 shares of common stock, 90,000 shares of restricted stock and options to purchase, within 60 days following January 31, 2007, 215,000 shares of common stock held by Mr. Leahy.

       (9) Consists of 14,625 shares of common stock, 37,500 shares of restricted stock and options to purchase, within 60 days following January 31, 2007, 90,000 shares of common stock held by Mr. Campanello.

(10) Consists of 7,500 shares of common stock, 77,500 shares or restricted stock and options to purchase, within 60 days following January 31, 2007, 110,000 shares of common stock held by Mr. Shaw.

(11) Consists of 128,957 shares of common stock, 7,500 shares of restricted stock and options to purchase, within 60 days following January 31, 2007, 136,000 shares of common stock held by Mr. Paris.

(12) Consists of 200,000 shares of restricted stock held by Ms. Arnold.

(13) Mr. Begley ceased to serve as a member of our board of directors effective February 9, 2007. Consists of options to purchase, within 60 days following January 31, 2007, 6,666 shares of common stock.

(14) Consists of 16,694 shares held of record by Ms. Cirino, and options to purchase, within 60 days following January 31, 2007, 14,999 shares of common stock held by Ms. Cirino.

(15) Consists of 22,880 shares held of record by Mr. Harkins, and options to purchase, within 60 days following January 31, 2007, 14,999 shares of common stock held by Mr. Harkins.

(16) Includes (i) 1,239,999 shares of common stock held by the John Francis Keane Irrevocable Trust for Benefit of Mr. John F. Keane, Jr., of which Mr. John F. Keane, Jr. is the beneficiary and a trustee, (ii) 893,904 shares of common stock held by the John F. and Marilyn T. Keane 1997 Children’s Trust for Benefit of John F. Keane, Jr., of which Mr. John F. Keane, Jr. is the beneficiary and a trustee, and (iii) options to purchase, within 60 days following January 31, 2007, 14,999 shares of common stock held by Mr. John F. Keane, Jr.

(17) Consists of 21,802 shares held of record by Mr. Rockart, and options to purchase, within 60 days following January 31, 2007, 14,999 shares of common stock held by Mr. Rockart.

(18) Consists of 3,117 shares held of record by Mr. White, and options to purchase, within 60 days following January 31, 2007, 11,666 shares of common stock held by Mr. White.

(19) Includes 512,500 shares of restricted stock and options to purchase, within 60 days following January 31, 2007, 872,662 shares of common stock held by all current directors and executive officers as a group.

FUTURE SHAREHOLDER PROPOSALS

If the merger is consummated, we will not have public shareholders and there will be no public participation in any future meetings of shareholders. However, if the merger is not completed, we will hold an annual meeting of shareholders in 2007.

Proposals of shareholders intended to be presented at the 2007 annual meeting of shareholders must have been received by us at our principal office in Boston, Massachusetts not later than December 6, 2006 for inclusion in the proxy statement for that meeting.

Shareholders who wish to make a proposal at the 2007 annual meeting of shareholders other than one that will be included in our proxy materials must have sent such proposal to our principal office in Boston, Massachusetts and such proposal must have been received by us no later than February 25, 2007 and no earlier than February 10, 2007. If a shareholder who wished to present a proposal fails to notify us by this date, the proxies that management solicits for that meeting will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before that meeting. If a shareholder makes timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the SEC’s proxy rules.

HOUSEHOLDING OF PROXY STATEMENT

In accordance with Rule 14a-3(e)(l) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to Keane, Inc., Attention: Larry M. Vale, Vice President Investor Relations and Employee Communications, 100 City Square, Boston, Massachusetts 02129, 617-517-1290.

WHERE YOU CAN FIND MORE INFORMATION

Keane files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

Keane’s filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with the voting procedures, you should contact Georgeson Inc., our proxy solicitor, at 1-888-549-6613.

By Order of the Board of Directors,

Hal J. Leibowitz, Secretary
April 13, 2007

WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

Annex A

AGREEMENT AND PLAN OF MERGER

AMONG

CARITOR, INC.,

RENAISSANCE ACQUISITION CORP.

AND

KEANE, INC.

Dated as of February 6, 2007

A-i

A-ii

TABLE OF DEFINED TERMS

Terms	Section
409A Authorities	3.14(o)
Acquisition Proposal	6.1(a)
Actions	3.12
Affiliate	3.2(d)
Agreement	Introductory Statement
AJCA	3.14(o)
Antitrust Laws	6.6(b)
Antitrust Order	6.6(b)
Articles of Merger	1.1
Bankruptcy and Equity Exception	3.4(a)
Business Day	1.2
Buyer	Introductory Statement
Buyer Liability Limitation	8.3(e)
Buyer Material Adverse Effect	4.1
Buyer Party	8.3(e)
Buyer Termination Fee	8.3(e)
Cash Equivalents	3.2(h)
Certificate	2.2(b)
Change in Recommendation	6.1(c)
Closing	1.2
Closing Date	1.2
Code	2.2(f)
Commitment Letters	4.6
Company	Introductory Statement
Company Balance Sheet	3.5(b)
Company Board	3.4(a)
Company Common Stock	2.1(b)
Company Damages	8.3(e)
Company Disclosure Schedule	Article III
Company Employee Plans	3.14(a)
Company ESPPs	2.3(e)
Company Intellectual Property	3.10(b)
Company Leases	3.9(b)
Company Material Adverse Effect	3.1
Company Meeting	3.4(d)
Company Permits	3.16
Company Preferred Stock	3.2(a)
Company SEC Reports	3.5(a)
Company Stockholder Agreement	Introduction
Company Stock Options	2.3(a)(i)
Company Stock Plans	2.3(a)(i)
Company Stockholder Approval	3.4(a)
Company Voting Proposal	3.4(a)
Company’s Knowledge	9.13
Confidentiality Agreement	5.3
Continuing Employees	6.10
Contract	3.11(a)

A-iii

Current D&O Insurance	6.8(c)
Debt Commitment Letter	4.6
Debt Financing	4.6
Deferred Compensation Plan	2.3(f)
Effective Time	1.1
Employee Benefit Plan	3.14(a)
Environmental Law	3.13(b)
Equity Commitment Letter	4.6
ERISA	3.14(a)
ERISA Affiliate	3.14(a)
Exchange Act	3.4(c)
Exchange Agent	2.2(a)
Exchange Fund	2.2(a)
Financing	4.6
GAAP	3.5(b)
Governmental Entity	3.4(c)
Guarantee	Introduction
Guarantor	Introduction
Hazardous Substance	3.13(c)
HSR Act	3.4(c)
Income Tax Returns	3.8(a)
Indemnified Parties	6.8(a)
Intellectual Property	3.10(a)
IRS	3.8(b)
IT Systems	3.23(a)
Laws	3.15(a)
Lenders	4.6
License Agreement	3.11(a)
Liens	3.4(b)
Major Customers	3.11(d)
Material Contract	3.11(a)
Maximum Premium	6.8(c)
MBCA	1.1
Merger	Introduction
Merger Consideration	2.1(c)
Merger Sub	Introductory Statement
Nonqualified Deferred Compensation Plan	3.14(o)
Notice of Recommendation Change	6.1(c)
NYSE	3.1
OFAC	3.15(b)
Option Consideration	2.3(b)
Order	3.15(a)
Ordinary Course of Business	3.2(f)
Outside Date	8.1(b)
Owned Intellectual Property	3.10(a)
Person	2.2(b)
Pre-Closing Period	5.1
Proxy Statement	3.5(c)
Sponsor	4.6

A-iv

Registered Intellectual Property	3.10(a)
Reporting Tail Endorsement	6.8(c)
Representatives	6.1(a)
Required Company Stockholder Vote	3.4(d)
Restricted Shares	2.3(a)(iv)
Restricted Share Consideration	2.3(c)
Sarbanes-Oxley Act	3.5(d)
SEC	3.4(c)
Securities Act	3.2(d)
Subsidiary	3.3(a)
Superior Proposal	6.1(b)
Surviving Corporation	1.3
Takeover Proposal	6.1(b)
Takeover Statutes	3.21(b)
Tax Proceeding	3.8(b)
Tax Returns	3.8(a)
Taxes	3.8(a)
Taxing Authority	3.8(a)
Third Party Contracts	3.23(a)
Third Party Intellectual Property	3.10(b)
WARN Act	3.17(b)

A-v

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is dated as of February 6, 2007, among Caritor, Inc., a California corporation (the ”Buyer”), Renaissance Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of the Buyer (“Merger Sub”), and Keane, Inc., a Massachusetts corporation (the “Company”).

INTRODUCTION

This Agreement contemplates the merger (the “Merger”) of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement, with the Company surviving the Merger. As a result of the Merger, the Company will become a wholly owned subsidiary of the Buyer. The Boards of Directors of each of the Buyer, Merger Sub and the Company have adopted a resolution that deems the Merger and this Agreement to be advisable and fair to and in the best interests of each corporation and their respective stockholders.

Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Buyer’s willingness to enter into this Agreement, the stockholders of the Company listed on Schedule A have entered into a Stockholder Voting Agreement, dated as of the date of this Agreement, and previously approved by the Company Board, in the form attached hereto as Exhibit A (the “Company Stockholder Agreement”), pursuant to which such stockholders have, among other things, agreed to vote all of the shares of voting capital stock of the Company that such stockholders own in favor of the Company Voting Proposal.

Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Buyer has delivered to the Company the duly executed guarantee of Court Square Capital Limited (the “Guarantor”) in the form attached as Exhibit B to this Agreement (the “Guarantee”).

Buyer, Merger Sub and the Company therefore agree as follows:

ARTICLE I

THE MERGER

1.1   Effective Time of the Merger.   Subject to the provisions of this Agreement, prior to the Closing, the Buyer and the Company shall jointly prepare, and immediately following the Closing, the Company shall cause to be filed with the Secretary of State of the Commonwealth of Massachusetts, articles of merger (the “Articles of Merger”) in such form as is required by, and executed by the Merger Sub and the Company in accordance with, the relevant provisions of the Massachusetts Business Corporation Act (the “MBCA”) and shall make all other filings or recordings required under the MBCA. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts or at such later time as is established by the Buyer and the Company and set forth in the Articles of Merger (the “Effective Time”).

1.2   Closing.   Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern Time, on a date to be specified by the Buyer and the Company (the “Closing Date”), which shall be no later than the third Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of WilmerHale, 60 State Street, Boston, Massachusetts, unless another date, place or time is agreed to in writing by the Buyer and the Company; provided, however, that, notwithstanding the satisfaction or waiver of the conditions set forth in

Article VII as of any date, the parties shall not be required to effect the Closing on such date (“Date”) unless both (x) the financial statements for the Company that paragraph (c) of Exhibit C to the Debt Commitment Letter requires to have been provided by such Date to the lenders under the Debt Commitment shall have been so provided or filed with the SEC before the open of business on such Date and (y) either (i) the financial data for the Company, which is required for the preparation of the pro forma financial statements that paragraph (d) of Exhibit C to the Debt Commitment Letter requires to have been provided by such Date to the lenders under the Debt Commitment Letter, shall have been so provided to the Buyer at least 10 days before such Date or (ii) such pro forma financial statements shall have been provided to such lenders before the open of business on such Date (it being understood that the financial data to be filed by the Company on Form 10-K or 10-Q, as the case may be, for the applicable period shall satisfy the financial statement and data requirements of the Company under this clause (y)); provided, further that the parties shall disregard the preceding proviso on three Business Days’ written notice to the Company by the Buyer indicating that such proviso is to be disregarded. For purposes of this Agreement, a “Business Day” shall be any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in Boston, Massachusetts or New York, New York are permitted or required by Law, executive order or governmental decree to remain closed.

1.3   Effects of the Merger.   At the Effective Time the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into the Company (the Company following the Merger is sometimes referred to herein as the “Surviving Corporation”). The Articles of Organization and By-Laws of the Company, each as amended and in effect on the date of this Agreement, shall be the Articles of Organization and By-Laws of the Surviving Corporation. The Merger shall have the effects set forth in Section 11.07 of the MBCA.

1.4   Directors and Officers.   The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Corporation.

ARTICLE II

CONVERSION OF SECURITIES

2.1   Conversion of Capital Stock.   As of and subject to the occurrence of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of the capital stock of the Company or capital stock of Merger Sub:

(a)   Capital Stock of Merger Sub.   Each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

(b)   Excluded Shares.   All shares of common stock, $0.10 par value per share, of the Company (“Company Common Stock”) that are owned by any wholly owned Subsidiary of the Company and any shares of Company Common Stock owned by the Buyer, Merger Sub or any other wholly owned Subsidiary of the Buyer immediately prior to the Effective Time shall be cancelled and shall cease to exist and no cash or other consideration shall be delivered in exchange therefor.

(c)   Merger Consideration for Company Common Stock.   Subject to Section 2.2, each share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b) and other than Restricted Shares that are required to be cashed out in accordance with the provisions of Section 2.3) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive $14.30 in cash per share without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Certificate (as defined in Section 2.2(b)) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(c) upon the surrender of such Certificate in accordance with Section 2.2, without interest.

(d)   Adjustments to Merger Consideration.   The Merger Consideration and any other dependent items shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into or exercisable for Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time, provided, that nothing in this Section 2.1(d) shall be construed to permit the Company or its Subsidiaries to take any action that is prohibited or not expressly permitted by the terms of this Agreement.

2.2   Exchange of Certificates.   The procedures for exchanging outstanding shares of Company Common Stock for the Merger Consideration pursuant to the Merger are as follows:

(a)   Exchange Agent.   At or prior to the Effective Time, the Buyer shall deposit with Computershare Shareholder Services, Inc. or another bank or trust company mutually acceptable to the Buyer and the Company (the “Exchange Agent”), for the benefit of the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time, for payment through the Exchange Agent in accordance with this Section 2.2, cash in an amount sufficient to make payment of the Merger Consideration pursuant to Section 2.1(c) in exchange for all of the shares of Company Common Stock outstanding immediately prior to the Effective Time (the “Exchange Fund”). The Exchange Fund shall not be used for any other purpose. The Exchange Fund shall be invested by the Exchange Agent as directed by the Buyer; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available).

(b)   Exchange Procedures.   As soon as reasonably practicable (and in any event within five (5) Business Days) after the Effective Time, the Buyer shall cause the Exchange Agent to mail to each holder of record of a certificate which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (each, a “Certificate”) (i) a letter of transmittal in customary form and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect thereto. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be paid promptly in exchange therefor cash in an amount equal to the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall immediately be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of such Certificate or Certificates. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be paid to a Person (as defined in this Section 2.2(b)) other than the Person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Section 2.2. As used in this Agreement, “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust, Governmental Entity, unincorporated organization or other entity.

(c)   No Further Ownership Rights in Company Common Stock.   All Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for nine (9) months after the Effective Time shall be delivered to the Buyer, upon demand, and any holder of Company Common Stock who has not previously complied with this Section 2.2 shall be entitled to receive only from the Surviving Corporation (subject to abandoned property, escheat and similar Laws) payment of its claim for Merger Consideration, without interest.

(e)   No Liability.   To the extent permitted by applicable Law, none of the Buyer, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)   Withholding Rights.   Each of the Buyer, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation, the Buyer or the Exchange Agent, as the case may be, such withheld amounts (i) shall be remitted by the Buyer, the Surviving Corporation or the Exchange Agent, as the case may be, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation, the Buyer or the Exchange Agent, as the case may be.

(g)   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented thereby pursuant to this Agreement; provided, however, that the Surviving Corporation or the Exchange Agent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the record holder of any such Certificate to deliver a bond in such sum as the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against Buyer, the Surviving Corporation, the Exchange Agent and/or any of their respective representatives or agents with respect to such Certificate.

2.3   Company Stock Plans.

(a)   The Company shall take such action as shall be required:

(i)    to cause the vesting of any unvested options to purchase Company Common Stock (whether or not vested, “Company Stock Options”) granted under any stock option plans or other equity-related plans of the Company (the “Company Stock Plans”) to be accelerated in full effective immediately prior to the Effective Time;

(ii)   to effectuate the cancellation, as of the Effective Time, of all Company Stock Options outstanding immediately prior to the Effective Time (without regard to the exercise price of such Company Stock Options);

(iii)  to cause, pursuant to the Company Stock Plans, each outstanding Company Stock Option to represent as of the Effective Time solely the right to receive, in accordance with this Section 2.3, a lump sum cash payment in the amount of the Option Consideration (as defined below), if any, with respect to such Company Stock Option and to no longer represent the right to purchase Company Common Stock or any other equity security of the Company, the Buyer, the Surviving Corporation or any other Person or any other consideration; and

(iv)  to cause the vesting of any shares of Common Stock subject to vesting or other lapse restrictions pursuant to any Company Stock Plan (collectively, the “Restricted Shares”) which is outstanding immediately prior to the Effective Time (as such Company Stock Plan may be amended prior to the Effective Time in accordance with the terms hereof).

(b)   Each holder of a Company Stock Option shall receive from the Buyer or the Surviving Corporation, in respect and in consideration of each Company Stock Option so cancelled, as soon as practicable following the Effective Time (but in any event not later than five (5) Business Days), an amount (net of applicable taxes, including any amounts required to be deducted or withheld pursuant to Section 2.2(e)) equal to the product of (i) the excess, if any, of (A) the Merger Consideration per share of Company Common Stock over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Stock Option, without any interest thereon (the “Option Consideration”). In the event that the exercise price of any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled without payment and be of no further force or effect.

(c)   Each holder of a Restricted Share shall receive from the Buyer or the Surviving Corporation, in respect and in consideration of each Restricted Share, as soon as practicable following the Effective Time (but in any event not later than five (5) Business Days), an amount (net of applicable taxes including any amounts deducted or withheld pursuant to Section 2.2(e)) equal to the product of (i) the Merger Consideration per share of Company Common Stock, multiplied by (ii) the total number of Restricted Shares held by such holder, without any interest thereon (the “Restricted Share Consideration”), and the holder shall cease to have any rights with respect to any such Restricted Shares.

(d)   As soon as practicable following the execution of this Agreement, the Company shall mail to each Person who is a holder of Company Stock Options and Restricted Shares a letter describing the treatment of and payment for such Company Stock Options and Restricted Shares pursuant to this Section 2.3 and providing instructions for use in obtaining payment for such Company Stock Options and Restricted Shares. The Buyer shall at all times from and after the Effective Time and until such time as the obligations have been satisfied maintain sufficient liquid funds to satisfy its obligations to holders of Company Stock Options and Restricted Shares pursuant to this Section 2.3.

(e)   The Company shall terminate its 1992 Employee Stock Purchase Plan and its UK Employee Stock Purchase Plan (the “Company ESPPs”) in accordance with their terms as of or prior to the Effective Time.

(f)    The Surviving Corporation shall, as soon as practicable following the Effective Time (but in any event not later than five (5) Business Days), irrevocably set aside and contribute to the trust fund established by the Company to fund its obligations under the Company’s First Amendment and Restatement of the Keane, Inc. Deferred Compensation Plan, as amended, (the “Deferred Compensation Plan”), an amount sufficient to cause such trust to hold assets equal in value to the accrued benefits in the aggregate for all of the participants and beneficiaries of the Deferred Compensation Plan determined as of the Effective Time.

2.4   Subsequent Actions.   If at any time after the Effective Time it is reasonably necessary for the Surviving Corporation to execute and deliver any deeds, bills of sale, assignments, assurances or to take or do any other actions or things necessary to continue, vest, perfect or confirm of record or otherwise the Surviving Corporation’s right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of the Company as a result of, or in connection with, the Merger, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company, all such other actions and things as may be necessary to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer and Merger Sub that the statements contained in this Article III are true and correct, except (a) as is disclosed in reasonable detail in the last annual report on Form 10-K filed by the Company with the SEC and in any Company SEC Reports filed subsequent to such annual report, in the case of both such annual report and such other SEC Reports, filed prior to the date of this Agreement (other than disclosures referred to in the “Factors That May Affect Future Results,” “Risk Factors” or “Forward Looking Statements” sections of such Form 10-K or Company SEC Reports) or (b) as set forth herein or in the disclosure schedule (in accordance with Section 9.12) delivered by the Company to the Buyer and Merger Sub and dated as of the date of this Agreement (the “Company Disclosure Schedule”).

3.1   Organization, Standing and Power.   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, that have not had and are not reasonably expected to have a Company Material Adverse Effect (as defined below). The Company has heretofore made available to the Buyer complete and accurate copies of all the charter, bylaws or other organizational documents of the Company. For purposes of this Agreement, the term “Company Material Adverse Effect” shall mean (i) any events, circumstances, developments, changes and/or effects that are materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, development, change or effect resulting from or arising out of any of the following shall constitute, a Company Material Adverse Effect: (A) the announcement of the execution of this Agreement or the pendency of consummation of the Merger, (B) changes in the national or world economy or financial markets as a whole or changes in general economic conditions that affect the industries in which the Company and its Subsidiaries conduct their business, so long as such conditions do not adversely affect the Company and its Subsidiaries in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, (C) any change in general budget or appropriations policies of any Governmental Entities (as opposed to individual procurement decisions) or any applicable Law, rule or regulation or GAAP or interpretation thereof after the date hereof, so long as such changes do not adversely affect the Company and its Subsidiaries in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, (D) any failure by the Company to meet any published estimates of revenues, earnings or other financial projections (it being understood, however, that any events, changes or developments causing or contributing to such failures may, except as provided in any of (A), (B), (C), (E), (F) or (G) of this definition, be deemed to constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred), (E) any outbreak or escalation of war or hostilities, any occurrence or threats of terrorist acts or any armed hostilities associated therewith and any national or international calamity, disaster or emergency or any escalation thereof, so long as such conditions do not adversely affect the Company and its Subsidiaries in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, (F) a decline in the price, or a change in the trading volume, of the Company Common Stock on the New York Stock Exchange (including any successor exchange, “NYSE”) (it being understood, however, that any events, changes or developments causing or contributing to such decline or change may, except as provided in any of (A), (B), (C), (D), (E) or (G) of this definition, be taken into account in determining whether a Company Material Adverse Effect has occurred), (G) taking any action outside of the ordinary course of business required by this Agreement, or taking or not taking any actions outside ordinary course of business at the written request of, or with the written consent of, Buyer (including, without limitation, any actions requested by the Buyer pursuant to Section 5.2(a), but, for the avoidance of doubt, excluding compliance with undertakings to assure operation in the ordinary course of business pursuant to Section 5.1) and (H) any stockholder litigation commenced on or after the date of this Agreement to the extent arising from or relating to the Merger and which does not constitute a breach of the representations and warranties of the Company set forth in the last sentence of Section 3.12 or (ii) an effect that prevents the Company from being able to consummate the transactions contemplated hereby in accordance with this Agreement prior to the Outside Date.

3.2   Capitalization.

(a)   The authorized capital stock of the Company as of the date of this Agreement consists of 200,000,000 shares of Company Common Stock, par value $.10 per share, 503,797 shares of Class B Common Stock, par value $.10 per share, and 2,000,000 shares of preferred stock, par value $.01 per share (the “Company Preferred Stock”). The rights and privileges of the Company Common Stock and the Company Preferred Stock are as set forth in the Company’s Articles of Organization. At the close of business as of a date no earlier than January 31, 2007, (i) 59,127,195 shares of Company Common Stock (including 530,148 Restricted Shares, which constitute all of the Restricted Shares as of January 31, 2007) were issued and outstanding, (ii) no shares of Company Class B Common Stock were issued and outstanding and (iii) no shares of Company Preferred Stock were issued and outstanding.

(b)   The Company has made available to the Buyer a complete and accurate list, as of January 31, 2007, of: (i) all Company Stock Plans, indicating for each Company Stock Plan, as of such date, the number of shares of Company Common Stock issued under such Plan, the number of shares of Company Common Stock subject to outstanding options under such Plan and the number of shares of Company Common Stock reserved for future issuance under such Plan; (ii) all outstanding Company Stock Options (other than Company Stock Options issued pursuant to a Company ESPP), indicating with respect to each such Company Stock Option the name of the holder thereof, the Company Stock Plan under which it was granted, the number of shares of Company Common Stock subject to such Company Stock Option, the exercise price and the date of grant; and (iii) all outstanding Restricted Shares, indicating with respect to each such award the name of the holder thereof, the Company Stock Plan under which it was granted, the number of shares of Company Common Stock covered thereby, the repurchase price relating thereto and the date of grant. The Company has made available to the Buyer complete and accurate copies of all (x) Company Stock Plans, (y) forms of stock option agreements evidencing Company Stock Options and (z) forms of agreements evidencing Restricted Shares. As of January 31, 2007, the Company had 3,300,144 outstanding Common Stock Options to acquire 3,300,144 shares of Company Common Stock with a weighted average exercise price of $12.00 and 530,148 outstanding Restricted Shares with a weighted purchase price of $.10.

(c)   From the close of business on January 31, 2007 through the date hereof, there has been no reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock or any other capital stock of the Company.

(d)   Except (i) as set forth in this Section 3.2 and (ii) for 10,854,761 shares of Company Common Stock reserved for future grants under Company Stock Plans, as of the date of this Agreement, (A) there are no equity securities, voting securities or other ownership interests of any class of the Company, or any security convertible or exchangeable into or exercisable for such equity securities, voting securities or other ownership interests (or securities convertible or exchangeable into or exercisable for such equity securities, voting securities or other ownership interests) issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock, voting securities or other equity or ownership interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such capital stock, voting securities or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. The Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Other than the Company Stockholder Agreement, neither the Company nor any of its Affiliates is a party to or is bound by any agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company. For all purposes of this Agreement except for Section 4.5, the term “Affiliate” when used with respect to any Person means any other Person who is an “affiliate” of that first Person within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Except as contemplated by this Agreement or described in this Section 3.2, and except to the extent arising pursuant to applicable state takeover or similar Laws, there are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company.

(e)   All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the MBCA, the Company’s Articles of Organization or By-Laws, applicable Law or any agreement or Order to which the Company is a party or is otherwise bound.

(f)    There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any shares of capital stock, voting securities, or other equity or ownership interests of the Company, any Subsidiary of the Company or any other Person or any security or rights convertible into or exchangeable or exercisable for any shares of Company Common Stock or any shares capital stock, voting securities or other equity or ownership interests of the Company, any of its Subsidiaries or any other Person or to provide funds to the Company, any Subsidiary of the Company or any other Person other than guarantees of bank obligations of wholly owned Subsidiaries of the Company entered into in the Ordinary Course of Business (as defined below). As used in this Agreement, the “Ordinary Course of Business” means the ordinary course of business consistent in all material respects with past practice.

(g)   The Company’s past and current stock option grant practices (i) complied with all applicable Company Stock Plans, stock exchange rules and applicable Laws, (ii) have been fairly presented in accordance with GAAP in the Company’s financial statements, and (iii) have resulted only in exercise prices that correspond to the fair market value on the date that the grants were actually authorized under applicable Law, in each case except for any such failures, individually or in the aggregate, that have not had and are not reasonably expected to have a Company Material Adverse Effect. As of the date of this Agreement, the Company has no ongoing internal review of its past and current stock option practice and has disclosed to Buyer the results of any such review completed since January 1, 2005.

(h)   Section 3.2 (h) of the Company Disclosure Schedule sets forth a schedule of all outstanding cash, cash equivalents and marketable debt investments (collectively, “Cash Equivalents”) of the Company and its Subsidiaries as of dates set forth thereon, including the currency in which such Cash Equivalents are denominated, the entity that owns such Cash Equivalents and the country in which such Cash Equivalents are held. Neither the Company nor any of its Subsidiaries is a party to any written or enforceable oral agreement, contract or commitment (excluding, for avoidance of doubt, any solvency or capital surplus requirements under applicable Law) that would prevent any Cash Equivalents of the Company or its Subsidiaries from being utilized to satisfy in part the Merger Consideration.

3.3   Subsidiaries.

(a)   Section 3.3 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, for each Subsidiary of the Company: (i) its name; (ii) the number and type of outstanding equity securities and a list of the holders thereof; and (iii) the jurisdiction of organization. For purposes of this Agreement, the term “Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) either (i) holds stock or other ownership interests representing (A) at least 50% of the voting power of all outstanding stock or ownership interests of such entity or (B) the right to receive at least 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity or (ii) has designees or the right to appoint designees on the board or similar governing organ of such entity that represent at least 50% of the members of such board or governing organ.

(b)   Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had and are not reasonably expected to have a Company Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares (other than directors’ qualifying shares in the case of

non-U.S. Subsidiaries, all of which the Company has the power to cause to be transferred for no or nominal consideration to the Company or the Company’s designee) are owned, of record and beneficially, by the Company or another of its Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements or limitations on the Company’s voting rights, or the Company’s ability to sell or otherwise dispose of, pledge or otherwise encumber such capital stock and other equity securities or other interests, except for any such limitations resulting from applicable foreign, United States or state securities Laws. There are no outstanding or authorized options, warrants, rights, convertible or exchangeable securities, agreements or commitments to which the Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition, redemption or acquisition of, or that are exchangeable for or that convert into, any capital stock, voting securities or other ownership interests (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests) of any Subsidiary of the Company, and there is no obligation of the Company or any Subsidiary to grant, extend or enter into any such options, warrants, rights, convertible or exchangeable securities, agreement or commitment. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to which any Subsidiary of the Company is a party or is bound, and, to the Company’s Knowledge, there are no other voting trusts, proxies or other agreements or understandings, with respect to the voting of any capital stock of any Subsidiary of the Company.

(c)   The Company has heretofore made available to the Buyer complete and accurate copies of the charter, bylaws or other organizational documents of each Subsidiary of the Company.

(d)   The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of the Company, other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than 5% of the applicable class of the outstanding capital stock of such company.

3.4   Authority; No Conflict; Required Filings and Consents.

(a)   The Company has all requisite corporate power and authority to enter into this Agreement and, subject in the case of the consummation of the Merger to the approval of this Agreement (the “Company Voting Proposal”) by the Company’s stockholders under the MBCA (the “Company Stockholder Approval”), to perform its obligations under and to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Board of Directors of the Company (together with any duly constituted committee thereof, the “Company Board”), at a meeting duly called and held, (i) determined that the Merger is fair to and in the best interests of the Company and its stockholders, (ii) approved the Company Stockholder Agreement and adopted this Agreement and declared its advisability in accordance with the provisions of the MBCA, (iii) directed that this Agreement be submitted to the stockholders of the Company for their approval and resolved to recommend that the stockholders of the Company vote in favor of the approval of this Agreement, and (iv) to the extent necessary, adopted a vote having the effect of causing the execution, delivery and performance of this Agreement and the Company Stockholder Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement not to be subject to any state takeover Law or similar Law that might otherwise apply to such execution, delivery, performance or consummation. Assuming the accuracy of the representations and warranties of Buyer and Merger Sub in Section 4.5, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger only to the required receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b)   The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated by this Agreement and the execution, delivery and performance by the stockholder parties thereto of the Company Stockholder Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Organization or By-Laws of the Company or of the charter, bylaws, or other organizational document of any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any mortgage, security interest, pledge, lien, charge or encumbrance (“Liens”) on the Company’s or any of its Subsidiary’s assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, including the Company’s 2% Convertible Debentures issued pursuant to an Indenture dated June 18, 2003 (other than pursuant to Section 3.5 thereof) or (iii) subject in the case of the consummation of the Merger to obtaining the Company Stockholder Approval and compliance with the requirements specified in clauses (i) through (v) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, Law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect.

(c)   No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any foreign, federal, state or local government or subdivision thereof, court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality or any stock market or stock exchange on which shares of Company Common Stock are listed for trading (a “Governmental Entity”) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement and the execution, delivery and performance of the Company Stockholder Agreement by the stockholders, except for (i) the pre-merger notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any other applicable Antitrust Laws, (ii) the filing of the Articles of Merger with the Massachusetts Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of the Proxy Statement with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, (iv) the filing of such reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws, and (vi) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not be reasonably expected, individually or in the aggregate, to have a Company Material Adverse Effect.

(d)   Assuming the accuracy of the representations and warranties of Buyer and Merger Sub in Section 4.6, the affirmative vote for approval of the Company Voting Proposal by the holders of at least two-thirds of the outstanding shares of Company Common Stock on the record date for the meeting of the Company’s stockholders (the “Company Meeting”) to consider the Company Voting Proposal (the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock or other securities necessary for the adoption of this Agreement and for the consummation by the Company of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

3.5   SEC Filings; Financial Statements; Information Provided.

(a)   The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company with the SEC since January 1, 2004. All such registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing and including all documents incorporated by reference in such registration statements, forms, reports and other documents) are referred to herein as the “Company SEC Reports.” The Company SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply when filed, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. The Company has made available to Buyer true, correct and complete copies of all substantive written correspondence between the SEC, on the one hand, and the Company and its Subsidiaries on the other hand since January 1, 2004. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff. To the Company’s Knowledge, as of the date of this Agreement, none of the Company SEC Reports is the subject of ongoing SEC review or outstanding SEC comment. None of the Company’s Subsidiaries is required to file any form, report, registration, statement or other document with the SEC.

(b)   Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) was or will be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. All of the Company’s Subsidiaries are consolidated for accounting purposes. The consolidated unaudited balance sheet of the Company as of September 30, 2006, which is contained in the last quarterly report on Form 10-Q filed by the Company with the SEC before the date hereof, is referred to herein as the “Company Balance Sheet.”

(c)   The letter to stockholders, notice of meeting, proxy statement and forms of proxy to be sent to the stockholders of the Company, including any amendments or supplements and any schedules or other materials incorporated by reference therein (the “Proxy Statement”) in connection with the Company Meeting shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading in light of the circumstances under which they were or shall be made; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading, in each case other than information supplied by or on behalf of the Buyer specifically for inclusion therein. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the applicable rules and regulations of the SEC promulgated thereunder. If at any time prior to the Company Meeting any fact or event relating to the Company or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall, promptly after becoming aware thereof, inform the Buyer of such fact or event.

(d)   The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since July 21, 2003 was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act and the applicable rules and regulations promulgated thereunder and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. The Company’s principal executive officer and principal financial officer have disclosed, based on their most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company Board (or persons performing the equivalent functions): (A) all significant deficiencies and material weaknesses within their knowledge in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (B) any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has not identified and its auditors have not notified the Company of any significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting except as disclosed in the Company SEC Reports filed prior to the date hereof.

(e)   The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of The New York Stock Exchange.

3.6   No Undisclosed Liabilities.   Except as disclosed in the Company Balance Sheet and except for liabilities incurred in the Ordinary Course of Business between the date of the Company Balance Sheet and the date of this Agreement, the Company and its Subsidiaries do not have any liabilities of any nature, whether accrued, absolute, fixed, contingent or otherwise, whether due or to become due and whether or not required to be recorded or reflected on a consolidated balance sheet of the Company and its Subsidiaries under GAAP, that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

3.7   Absence of Certain Changes or Events.   Since the date of the Company Balance Sheet, there has not been a Company Material Adverse Effect and there have not been any changes, conditions, events or developments that would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. From the date of the Company Balance Sheet until the date of this Agreement, (a) the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and (b) there has not been any action or event that would have required the consent of the Buyer under Section 5.1 of this Agreement (other than paragraph (b) of Section 5.1) had such action or event occurred after the date of this Agreement.

3.8   Taxes.

(a)   Each of the Company and each of its Subsidiaries has timely filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete, except for any failure to file or errors or omissions that, individually or in the aggregate, are not reasonably expected to have a Company Material Adverse Effect. Each of the Company and each of its Subsidiaries has, on a timely basis, withheld or paid, as applicable, all due and payable Taxes, whether or not shown as due and payable on any Tax Returns required to be filed pursuant to this Section 3.8(a), or such Taxes are being contested in good faith through the appropriate proceeding, with each such proceeding being described in Section 3.8(a) of the Company Disclosure Schedule. For purposes of this Agreement, “Taxes” means all taxes or other similar assessments or liabilities in the nature of a tax, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. “Tax Returns” means all reports, returns, declarations, claims for refund, statements or other information required to be supplied to a Taxing Authority in connection with Taxes, including, where filed or required, combined or consolidated returns for any group of entities that include the Company or any of its Subsidiaries. “Income Tax Returns” means all reports, returns, declarations, claims for refund, statements or other information required to be supplied to a Taxing Authority in connection with Income Taxes, including, where filed or required, combined or consolidated returns for any group of entities that include the Company or any of its Subsidiaries. “Taxing Authority” means any governmental authority exercising any authority to impose, regulate, levy, assess or administer the imposition of any Tax.

(b)   The Company has made available to the Buyer correct and complete copies of all Income Tax Returns and other material Tax Returns for all periods open under the applicable statute of limitations and any associated examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries with respect thereto. All Income Tax Returns of the Company and each of its Subsidiaries have been audited by the Internal Revenue Service (the “IRS”) or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.8(b) of the Company Disclosure Schedule. No audit, examination, contest, litigation or other proceeding with respect to Taxes (“Tax Proceeding”), including any examination or audit in respect of permanent establishment claims or transfer pricing arrangements among the Company or any of its Subsidiaries, (i) is currently in progress or (ii) to the Company’s Knowledge, has been threatened, which in any case is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, except to the extent disclosed in the Company Disclosure Schedule. With respect to all Tax related matters, the Company has delivered all examination reports, audit reports, notices indicating an intent to audit, and similar documents, and statements or notices of deficiencies, for all periods that are open under the statute of limitations.

(c)   Neither the Company nor any of its Subsidiaries: (i) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be treated as an “excess parachute payment” under Section 280G; (ii) has any actual or potential liability for any Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract or otherwise; or (iii) is a party to a contract or has any liability to compensate any individual for excise Taxes paid pursuant to Section 4999 of the Code.

(d)   Neither the Company nor any of its Subsidiaries has entered into any “reportable transactions,” including any “listed transactions,” except to the extent any such transactions have been timely, properly and correctly disclosed on IRS Form 8886.

3.9   Real Property.

(a)   None of the Company or any of its Subsidiaries owns any real property.

(b)   Section 3.9(b) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of each real property lease, sublease or license by the Company or any of its Subsidiaries that involves annual lease, sublease or license payments in excess of $1,000,000 or that is material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted (collectively “Company Leases”), and the location of the premises. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party to any Company Lease is in default under any of the Company Leases, except where the existence of such defaults, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries leases, subleases or licenses any real property to any Person other than the Company and its Subsidiaries where such lease, sublease or license is material to the financial condition of the Company and its Subsidiaries, taken as a whole. The Company has made available to the Buyer complete and accurate copies of all Company Leases.

3.10   Intellectual Property.

(a)   Section 3.10(a) of the Company Disclosure Schedule contains a list, as of the date hereof, of all United States and foreign Registered Intellectual Property owned by the Company or any of its Subsidiaries (“Owned Intellectual Property”). To the Company’s Knowledge, the Company and its Subsidiaries own, license, sublicense or otherwise possess legally enforceable rights to use all Intellectual Property necessary to or that is used in the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, the absence of which, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect. Each item of Company Intellectual Property and Third Party Intellectual Property immediately prior to the Effective Time hereunder will be available for use on substantially the same terms and conditions immediately subsequent to the Effective Time. For purposes of this Agreement, the term “Intellectual Property” means (i) patents, trademarks, service marks, trade names, domain names, copyrights, databases, topography rights, designs and trade secrets, (ii) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights and designs, in any jurisdiction, and in each case whether registered or unregistered, (iii) processes, formulae, methods, schematics, technology, know-how, computer software programs and applications, and (iv) other tangible or intangible proprietary or confidential information and materials. “Registered Intellectual Property” means patents, patent applications and statutory invention registrations, registered trademarks, registered service marks, registered copyrights, Internet domain name registrations and the registrations of and applications for registration of any of the foregoing, in each case that are material to the business of the Company and its Subsidiaries, taken as a whole.

(b)   The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Intellectual Property owned by the Company that is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted (the “Company Intellectual Property”), or (ii) any license, sublicense and other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, excluding generally commercially available, off-the-shelf software programs (the “Third Party Intellectual Property”).

(c)   All Owned Intellectual Property which is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted is subsisting, with all application fees and renewal fees that have become due fully paid, and have not expired or been cancelled. To the Company’s Knowledge, (i) no third party is infringing, violating or misappropriating any of the Company Intellectual Property and (ii) there are no pending proceedings alleging any of the foregoing, except, in any such case, for infringements, violations, misappropriations or proceedings that, individually or in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect.

(d)   To the Company’s Knowledge, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, violate or constitute a misappropriation of any Intellectual Property of any third party except for such infringements, violations and misappropriations that, individually or in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect. Since January 1, 2004, neither the Company nor any of its Subsidiaries has received any written claim or notice alleging any such material infringement, violation or misappropriation.

(e)   Neither the Company nor any Subsidiary is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Company Intellectual Property or, to the Company’s Knowledge, Third Party Intellectual Property, or that would impair the validity or enforceability of such Intellectual Property, except as that, individually or in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect.

3.11   Contracts.

(a)   Except for this Agreement, or as set forth in Section 3.11(a) of the Company Disclosure Schedule or in the exhibit lists of the Company SEC Reports, none of the Company nor any Subsidiary of the Company is a party to or bound by any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit or other instrument or obligation (each, a “Contract”) (other than, except in the case of clause (xiv) below and except in the case of any Contracts material to the Company and its Subsidiaries, as a whole, at any time since January 1, 2006, Contracts that both (x) have expired or otherwise terminated by their terms on their scheduled expiration or termination dates and not as a result of an accelerated expiration or termination or as a result of a breach or default by any party thereto and (y) have no further obligations, liabilities or rights that survive such expiration or termination): (i) that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed on Form 8- K; (ii) that to the Company’s Knowledge, contain covenants binding upon the Company or any of its Affiliates that prevent the Company or any Affiliate of the Company from competing in any business or geographic location; provided, however, that this subsection (ii) shall not include Contracts that may be fully canceled upon notice of 90 days or less without any material payment or penalty and without any surviving liability or obligation relating to the subject matter of this subsection (ii); (iii) that would obligate the Company or any Subsidiary of the Company to file a registration statement under the Securities Act, which filing has not yet been made; (iv) that involves any license agreement that is material to the Company and its Subsidiaries taken as a whole, or is a license for software incorporated into or directly used in any applications that form part of the products or services of the Company or any Subsidiary of the Company (other than off the shelf software and any software that is not material to any product or service or replaceable without significant expense or effort) (each a “License Agreement”); (v) relating to indebtedness for borrowed money, guarantees of indebtedness for borrowed money, lines of credit (whether or not drawn), letters of credit, capitalized lease or surety bonds having an outstanding principal amount in excess of $2,000,000 in the aggregate; (vi) that involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other voting securities or equity interests of another Person or the Company for aggregate consideration in excess of $3,000,000 that involves continuing or contingent obligations of the Company or any Subsidiary of the Company (other than, in the case of any such acquisition, customary indemnification obligations of the Company or any such Subsidiary of the Company that survive the closing of such acquisition) or is not yet consummated; (vii) under which the Company or any Subsidiary of the Company has advanced or loaned any funds in excess of $1,000,000 or has guaranteed any obligations of another Person in excess of $1,000,000 individually or $3,000,000 in the aggregate, other than extensions of credit to customers in the Ordinary Course of Business, (viii) that would constitute one of the Company’s top ten contracts in terms of revenues received from the sale of products or services (as measured by the revenue reasonably expected by the Company to be derived therefrom during the twelve (12) months ended June 30, 2007)), (ix) that requires the payment by or to the Company or any Subsidiary of the Company of more than $5,000,000 annually in respect of customers or vendors, (x) that are employment, retention, severance or change of control agreements or commitments, in each case with an executive officer of the Company or any Subsidiary of the Company, any employee of the Company or any Subsidiary of the Company who is paid an annual base salary of $200,000 or more or with the potential for annual or one time payments equal to an aggregate of $300,000 during any 12 month period, (xi) that constitutes a lease of personal property of the Company or any Subsidiary of the Company, (whether owned or leased), that involves annual lease payments in excess of $1,000,000, (xii) that relates to any single or series of related capital expenditures by the Company involving committed payments of in excess of $1,000,000 after the date of this Agreement, (xiii) to which the Company or any Subsidiary of the Company is a party constituting a general or limited partnership, a limited liability company or a joint venture (whether limited liability or other organizational form) or alliance or similar arrangement that is material to the business of the Company and its Subsidiaries, taken as a whole, (xiv) that constitutes any settlement agreement material to the Company and its Subsidiaries, taken as a whole, other than (a) releases immaterial in nature or entered into with former employees or independent contractors of the Company in the Ordinary Course of Business in connection with the cessation of such employee’s or independent contractor’s employment with the Company, (b) settlement agreements for cash only (which has been paid or accrued for) and does not exceed $1,000,000 as to such settlement or (c) settlement agreements entered into more than two years prior to the date of this Agreement under which none of the Company and its Subsidiaries have any continuing obligations, liabilities or rights (excluding releases), (xv) that relates to conditional sale arrangements or hedging activities, in each case in connection with which the aggregate actual or contingent obligations of the Company and its Subsidiaries under such Contract are greater than $1,000,000 in the aggregate, (xvi) to which the Company or any Subsidiary of the Company is a party that creates a lien or other encumbrance on the assets or properties of the Company or any Subsidiary of the Company that is material to the Company and its Subsidiaries, taken as a whole or (xvii) any GSA Schedule. Each such Contract described in clauses (i) through (xvii), other than any such Contracts that both (x) have expired or otherwise terminated by their terms on their scheduled expiration or termination dates (for the avoidance of doubt, expirations and terminations that result from a breach or default are excluded from this clause (x) unless such expiration or termination is noted in Section 3.11(a) of the Company Disclosure Schedule) and (y) have no further obligations, liabilities or rights that survive such expiration or termination), is referred to herein as a “Material Contract.”

(b)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Material Contracts (i) constitutes a valid and binding obligation of the Company and each Subsidiary of the Company party thereto and, to the Company’s Knowledge, each other party thereto, and (ii) is in full force and effect and enforceable against the Company and each Subsidiary of the Company party thereto and, to the Company’s Knowledge, each other party thereto in accordance with their terms, subject to the Bankruptcy and Equity exception.

(c)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary of the Company has breached, is in default under, or has received written notice of any breach of or default under, any Material Contract, (ii) no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any Subsidiary of the Company and (iii) to the Company’s Knowledge, no other party to any Material Contract to which the Company or any

Subsidiary of the Company is a party is in breach or violation of, or default under, such Material Contract. A complete and correct copy of each Material Contract has previously been made available by the Company to Buyer or filed by the Company with the SEC.

(d)   Prior to the date of this Agreement, none of the Company’s top ten customers, determined by revenues received from the sale of products or services during the twelve (12) months ended December 31, 2006 (the applicable customers being hereinafter referred to as the “Major Customers”), has (i) terminated or required any amendment materially adverse to the Company or any Subsidiary of the Company to any of their respective material contracts with the Company or applicable Subsidiary of the Company, or otherwise altered in writing, or to the Company’s Knowledge delivered written notice of an intention to alter, their relationships with the Company or applicable Subsidiary of the Company in any respect materially adverse to the Company or (ii) failed to extend or renew any such material contract to the extent such material contract was expressly extendable or renewable by its terms or the terms of such material contract otherwise expressly contemplated an extension or renewal thereof. Since January 1, 2006, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Major Customers has (i) terminated or required any amendment materially adverse to the Company or any Subsidiary of the Company to any of their respective material contracts with the Company or applicable Subsidiary of the Company, or otherwise altered in writing, or to the Company’s Knowledge delivered written notice of an intention to alter, their relationships with the Company or applicable Subsidiary of the Company in any respect materially adverse to the Company or (ii) failed to extend or renew any such material contract to the extent such material contract was expressly extendable or renewable by its terms or the terms of such material contract otherwise expressly contemplated an extension or renewal thereof.

(e)   In the past three years, neither Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective officers or directors or principals (as defined in FAR 52.209-5) has been debarred or suspended from doing business with the United States Government or any of its agencies, nor has the Company received written notice that any such suspension or debarment action has been proposed. In the past three years, no show cause notices, notices of termination for default or cure notices have been issued by the United States Government against Company or any of its Subsidiaries, except as to any such cure notices, those with respect to which cure has been made in the Ordinary Course of Business. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective officers or directors or principals (as defined in FAR 52.209-5) is currently and has not been in the past three years, convicted or under criminal indictment or had a civil judgment rendered against them with respect to any alleged irregularity, misstatement or omission arising under or in any way relating to any Contract with the United States Government or any of its agencies. Neither the Company nor any of its Subsidiaries in the past three years has (i) made any voluntary disclosure regarding material non-compliance relating to any Material Contract with the United States Government or any of its agencies that remains unresolved in any material respect or (ii) ever been denied a security clearance necessary to perform any Contract with the United States Government or any of its agencies unless such clearance has later been granted. To the Company’s Knowledge, in the past three years, neither the Company nor any of its Subsidiaries, nor any of their officers, directors, or employees, has been in material violation of any requirements of the National Industrial Security Program Operating Manual or any requirements to adequately safeguard classified information that are required by the facility security clearances of the Company or any of its Subsidiaries or the individual security clearances of the officers, directors, or employees of the Company or any of its Subsidiaries. During the past three years, the Company has complied with all requirements of the International Traffic in Arms Regulation, 22 C.F.R. Parts 120-130, and the Export Administration Regulation, 15 C.F.R. Parts 730-774 except for such non-compliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has assigned or otherwise conveyed or transferred, or agreed to assign, to any Persons, any Contracts with the

United States Government or any of its agencies or any account receivable relating thereto, whether as a security interest or otherwise.

(f)    To the Company’s Knowledge, with respect to any Material Contract with the United States Government or any of its agencies, or with any of their prime contractors or subcontractors: (i) no material amount of money due the Company or any of its Subsidiaries is being withheld or offset; (ii) no claim or action for relief or dispute proceeding is pending against the Company or any of its Subsidiaries; (iii) no material customer complaint that remains unresolved (as determined in the Company’s reasonable discretion) has been received by the Company or any of its Subsidiaries; (iv) other than routine cost or pricing audits, neither the Company nor any of its Subsidiaries is being audited by the United States Government or any of its agencies; and (v) neither the Company nor any of its Subsidiaries, nor any of their respective officers or directors is under administrative, civil, or criminal investigation by the United States Government or any of its agencies.

(g)   Other than as set forth in the Company SEC Reports, neither the Company nor any of its Subsidiaries has entered into any transaction with any Affiliate of the Company or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K since January 1, 2004.

3.12   Litigation.   There are no outstanding orders, writs, judgments, injunctions, decrees or other requirements of any court or arbitrator against the Company, any Subsidiary of the Company or any of their securities, assets or properties that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, there are no actions, suits, claims, investigations, arbitrations, legal or administrative proceedings (collectively, “Actions”) or any governmental investigations or inquiries pending or overtly threatened, against the Company or any of its Subsidiaries or any of their securities, assets or properties, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and other than Actions challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit the Merger. As of the date hereof, to the Company’s Knowledge, there are no Actions pending or overtly threatened against the Company or any Subsidiary of the Company challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit the Merger.

3.13   Environmental Matters.

(a)   Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect:

(i)   each of the Company and its Subsidiaries is in compliance with all Environmental Laws and has received and is in compliance with all Company Permits required under Environmental Laws for the conduct of its business;

(ii)   neither the Company nor any of its Subsidiaries has received any written notice alleging any of them has not complied with applicable Environmental Laws;

(iii)   to the Company’s Knowledge, the properties currently owned or operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances in an amount or concentration that would give rise to an obligation on the part of the Company or its Subsidiaries to act or disclose that condition under any Environmental Law;

(iv)   to the Company’s Knowledge, the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with Hazardous Substances in an amount or concentration that would give rise to an obligation on the part of the Company or its Subsidiaries to act or disclose that condition under any Environmental Law during the period of ownership or operation by the Company or any of its Subsidiaries;

(v)   neither the Company nor any of its Subsidiaries has received a written notice that it is subject to liability for any Hazardous Substance disposal or contamination under any Environmental Law on the property of any third party;

(vi)   neither the Company nor any of its Subsidiaries has released any Hazardous Substance into the environment except (A) in compliance with Law or (B) in an amount or concentration that would not be expected to give rise to a liability or obligation under any Environmental Law;

(vii)   neither the Company nor any of its Subsidiaries has received any written notice, demand, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law; and

(viii)   neither the Company nor any of its Subsidiaries is subject to any orders, decrees or injunctions by any Governmental Entity or is subject to any indemnity agreement with any third party addressing liability under any Environmental Law.

(b)   For purposes of this Agreement, the term “Environmental Law” means any Law, order, decree or permit requirement of any Governmental Entity relating to: (i) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (ii) the handling, use, storage, treatment, transport, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor or wetlands protection.

(c)   For purposes of this Agreement, the term “Hazardous Substance” means: (i) any substance that is regulated or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law; or (ii) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon.

(d)   The parties agree that the only representations and warranties of the Company in this Agreement as to any environmental matters or any other obligation or liability with respect to Hazardous Substances or materials of environmental concern are those contained in this Section 3.13. Without limiting the generality of the foregoing, the Buyer specifically acknowledges that the representations and warranties contained in Sections 3.15 and 3.16 do not relate to environmental matters.

3.14   Employee Benefit Plans.

(a)   Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all material Employee Benefit Plans entered into, maintained, sponsored or contributed to, or required to be entered into, maintained, sponsored, or contributed to, by the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates for the benefit of any current or former employee of the Company or any of its Subsidiaries or to which the Company or any Subsidiary of the Company has any obligation to contribute or with respect to which the Company or any Subsidiary of the Company has any obligation or liability, direct or indirect, contingent or otherwise and including any liability arising out of an indemnification, guarantee, hold harmless or similar agreement (together, the “Company Employee Plans”). For purposes of this Agreement, the following terms shall have the following meanings: (i) “Employee Benefit Plan” means each bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock or other equity-based, retirement, vacation, severance, disability, death benefit, hospitalization, medical, life or other insurance, supplemental unemployment benefits, or other employee benefit plan, program, arrangement, agreement, fund or commitment, including any “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each employment, retention, consulting, change in control, termination or severance plan, program, arrangement or agreement; (ii) “ERISA” means the Employee

Retirement Income Security Act of 1974, as amended; and (iii) “ERISA Affiliate” means any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included within the past five years the Company or a Subsidiary of the Company.

(b)   With respect to each Company Employee Plan, the Company has made available to the Buyer a complete and accurate copy of (i) such Company Employee Plan including all amendments thereto or, with respect to any Company Employee Plan not in writing, a written description of the material terms thereof; (ii) the most recent annual report (Form 5500) filed with the IRS for the last three (3) years; (iii) each trust agreement, group annuity contract, insurance contract, investment management agreement or other documentation of any related funding arrangement relating to such Company Employee Plan; (iv) a copy of the most recent summary plan description, together with each summary of material modifications and all material employee communications, if any, relating to such Company Employee Plan; (v) each subscription, participation, and record-keeping agreement, if any, relating to such Company Employee Plan; (iv) any substantive written communication to or from any Governmental Entity; (vii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; and (viii) any comparable documents with respect to Company Employee Plans subject to any foreign Law that are required to be prepared or filed under the applicable Laws of such foreign jurisdiction.

(c)   The Company and its Subsidiaries and all ERISA Affiliates thereof have performed all obligations required to be performed by them under, and are not in default under or in violation of the terms of, any Company Employee Plan or any applicable legal requirements, and, to the Company’s Knowledge, there is no default or violation by any other Person with respect to any of the Company Employee Plans or any applicable legal requirements, in each case except for any such breach, default or violation that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. With respect to each Company Employee Plan, there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Company’s Knowledge, threatened or anticipated with respect to such Company Employee Plan or against the assets of such Company Employee Plan except for any such actions, suits or claims that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(d)   With respect to the Company Employee Plans, all payments due from the Company or any of its Subsidiaries have been made and all amounts properly accrued as liabilities of the Company or any of its Subsidiaries which are not yet due have been properly recorded on the books of the Company to the extent required by GAAP and, to the extent required by GAAP, adequate reserves are reflected on the financial statements of the Company or the liability therefor was incurred in the Ordinary Course of Business since September 30, 2006. The assets of each Company Employee Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

(e)   All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received favorable determination letters from the IRS to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code and covering all tax law changes up to but not including the Economic Growth and Tax Relief Reconciliation Act of 2001, no such determination letter has been revoked and, to the Company’s Knowledge, revocation has not been threatened, and no event has occurred since the date of its most recent determination letter, and no act or omission has occurred, that would reasonably be expected to adversely affect its qualification or materially increase its cost.

(f)    Neither the Company, any of the Company’s Subsidiaries nor any of their ERISA Affiliates has ever (i) maintained or contributed to or is currently maintaining or contributing to or is or was obligated to maintain or contribute to, a Company Employee Plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA or (ii) been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(g)   As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any written (i) agreement with any stockholder, director, employee or independent contractor of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director or employee outside of the Ordinary Course of Business; or (ii) agreement or plan binding the Company or any of its Subsidiaries, including any Company Employee Plan, any of the benefits of which shall be increased, or the payment, vesting or funding of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

(h)   None of the Company Employee Plans promises or provides or has otherwise incurred any liability with respect to retiree medical or other retiree welfare benefits to any Person, except as required by applicable Law, and neither the Company, any of its Subsidiaries nor any ERISA Affiliate has ever sponsored, maintained, or incurred liability with respect to any “multiple employer welfare association” within the meaning of Section 3(40) of ERISA, or any plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder). With respect to each Company Employee Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA), all claims incurred by the Company are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims, (ii) covered under a contract with a health maintenance organization pursuant to which the health maintenance organization bears the liability for claims, or (iii) fully reflected as a liability, or fully accrued for and disclosed, to the extent required by GAAP, in the financial statements of the Company, its Subsidiaries, and its ERISA Affiliates. The Company, its Subsidiaries and all ERISA Affiliates have at all times complied with the applicable continuation requirements for its welfare benefit plans, including Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Sections 601 through 608, inclusive, of ERISA and any applicable state statutes mandating health insurance continuation coverage for employees, except for any such violation that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any ERISA Affiliates has unsatisfied obligations to any employees or qualified beneficiaries pursuant to COBRA or any state Law governing health care coverage extension, except for any such obligation that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(i)    No party in interest or disqualified person (as defined, respectively, in Section 3(14) of ERISA and Section 4975 of the Code) has engaged in a transaction with respect to any Company Employee Plan which could subject the Company, its Subsidiaries or any ERISA Affiliate, directly or indirectly, to a material Tax, penalty or other material liability for prohibited transactions under ERISA or Section 4975 of the Code. No fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breaches, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. With respect to each Company Employee Plan that is a “pension plan” within the meaning of ERISA 3(2), no equity interest of the Company, its Subsidiaries or of any ERISA Affiliate has ever been an asset of any trust associated with any such Company Employee Plan.

(j)    No deduction for federal income Tax purposes has been or, to the Company’s Knowledge, is expected to be disallowed for remuneration paid by the Company or any of its Subsidiaries by reason of Section 162(m) of the Code, including by reason of the transactions contemplated hereby.

(k)   To the Company’s Knowledge, as of the date of this Agreement, (i) no Company Employee Plan is under audit or is the subject of an investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, the SEC or any other Governmental Entity and (ii) no such audit or investigation is pending or threatened.

(l)    Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event (whether contingent or otherwise) result in any amount to fail to be deductible by the Company by reason of Section 280G of the Code.

(m)  Neither the Company nor any of its Subsidiaries has made any written communications to its employees announcing any intent or commitment (whether or not legally binding) to create or implement any additional employee benefit plan or to amend, modify or terminate any Company Employee Plan.

(n)   Under each Company Employee Plan that is a defined benefit plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities” within the meaning of Section 4001(a)(16) of ERISA or, with respect to any foreign plan, as determined under any equivalent Law (in each case as determined on the basis of the actuarial assumptions contained in the Company Employee Plan’s most recent actuarial valuation), did not exceed the then current value of assets of such Company Employee Plan or, with respect to any foreign plan not subject to any funding requirement, if such liabilities did exceed such assets the amount thereof was properly reflected on the financial statements of the Company or its applicable Subsidiary, to the extent required by GAAP, and there has been no material adverse change in the financial condition of such Company Employee Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

(o)   To the Company’s Knowledge (i) each Company Employee Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of (A) Section 409A of the Code and (B)(1) the proposed regulations issued thereunder or (2) Internal Revenue Service Notice 2005-1 (clauses (A) and (B), together, the “409A Authorities”), and (ii) no Company Employee Plan that would be a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended (the “AJCA”), has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, based upon a good faith reasonable interpretation of the AJCA and the 409A Authorities.

3.15   Compliance With Laws.

(a)   The Company and each of its Subsidiaries is in compliance with, and is not in violation of or conflict with, any statute, law, or published ordinance, rule or regulation (“Laws”), or any writ, judgment, decree, order, stipulation, determination, award or requirement of any Governmental Entities naming the Company or its Subsidiaries or by which their properties or assets are bound (“Order”), except for those that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)   To the Company’s Knowledge, neither the Company, any of its Subsidiaries, nor any of their respective officers or directors, nor any of the Company’s Affiliates (including any holder of five percent (5%) or more of the Company’s outstanding equity interests) (i) appears on the Specially

Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation; (ii) is otherwise a party with whom, or has its principal place of business or the majority of its business operations (measured by revenues) located in a country in which, transactions are prohibited by (A) United States Executive Order 13224, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism; (B) the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; (C) the United States Trading with the Enemy Act of 1917, as amended; (D) the United States International Emergency Economic Powers Act of 1977, as amended or (E) the foreign asset control regulations of the United States Department of the Treasury; (iii) has been convicted of or charged with a felony relating to money laundering or (iv) is under investigation by any governmental authority for money laundering, except, in each case, for any instances that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

3.16   Permits.   The Company and each of its Subsidiaries have all material permits, licenses, authorizations, consents, certificates, approvals, and franchises from Governmental Entities required to conduct their businesses as now being conducted (the “Company Permits”) except for such permits, licenses, authorizations, consents, certificates, approvals, and franchises the absence of which, individually and in the aggregate, has not had and would not be reasonably expected to have a Company Material Adverse Effect, and there has occurred no violation of, suspension, reconsideration, imposition of penalties or fines, default or event giving rise to termination under the Company Permits except in each case as, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company Permits are in full force and effect, except for any failures to be in full force and effect that, individually or in the aggregate, have not had and are not likely to have a Company Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with the terms of the Company Permits except for those instances of non-compliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

3.17   Labor Matters.

(a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (i) have no direct or indirect liability with respect to any misclassification of any persons as an independent contractor rather than as an employee and (ii) are in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to their employees. Neither the Company nor any Subsidiary of the Company is party to any collective bargaining agreement or other labor union contract or statutory works council applicable to employees of the Company or any of its Subsidiaries, nor to the Company’s Knowledge, are there any activities by any labor unions to organize such employees.

(b)   In the last three (3) years, neither the Company nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries or (ii) a “mass layoff” (as defined in the WARN Act, or any similar Law) affecting any site of employment or facility of the Company or any of its Subsidiaries or has otherwise incurred any liability or obligation which remains unsatisfied under the WARN Act or any state or local Laws regarding the termination or layoff of employees. Section 3.17(c) of the Company Disclosure Schedule sets forth the number of employees that the Company has laid off over the 90 days ending January 31, 2007.

3.18   Insurance.   Each of the Company and its Subsidiaries maintains insurance policies with reputable insurance carriers against risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. The Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all material insurance policies issued in favor of the Company or any of its Subsidiaries, or pursuant to which the Company or any of its Subsidiaries is a named insured or otherwise a beneficiary. With respect to each such insurance policy, (i) the policy is in full force and effect and all premiums due thereon have been paid, (ii) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any such policy, and (iii) to the Company’s Knowledge, no insurer on any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation, and no notice of cancellation or termination has been received with respect to any such policy, in each case that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

3.19   Opinion of Financial Advisor.   The financial advisor of the Company, Morgan Stanley & Co. Incorporated, has delivered to the Company an opinion dated the date of this Agreement to the effect that, as of such date, the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view. Such opinion shall be delivered in writing or orally to the Company with a written copy to follow promptly after delivery.

3.20   Questionable Payments.   Neither the Company nor any of its Subsidiaries (nor, to the Company’s Knowledge, any of their respective directors, executives, representatives, agents or employees) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.21   Chapter 110F Not Applicable; No Standstill Waivers.

(a)   Assuming the accuracy of the representations and warranties of the Buyer and Merger Sub in Section 4.5, the Company Board has taken all actions necessary so that the restrictions contained in Chapters 110C, 110D and Section 1 of Chapter 110F (applicable to a “business combination,” as defined in Section 3 of Chapter 110F of the Massachusetts General Laws), of the Massachusetts General Laws shall not apply to the execution, delivery or performance of this Agreement, the Company Stockholder Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or the Company Stockholder Agreement.

(b)   To the Company’s Knowledge, no other “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (together with the statutes referenced in Section 3.21(a), in all cases, as they may be amended, succeeded or modified, “Takeover Statutes”) in effect on the date of this Agreement or any anti-takeover provision in the Company’s articles of organization or bylaws is applicable to the Merger or the Company Stockholder Agreement or the transactions contemplated by this Agreement or the Company Stockholder Agreement.

(c)   All waivers of standstills that the Company has granted, on or before the date hereof, to any Person who signed such standstill in connection with its consideration of a possible Acquisition Proposal have expired or been revoked.

3.22   Brokers.   No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its

Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Morgan Stanley & Co., Incorporated, whose fees and expenses shall be paid by the Company.

3.23   Information Technology

(a)   The material information and communications technologies used to carry on the business of the Company and its Subsidiaries as of the date of this Agreement, including hardware, proprietary and third party software, data, services, networks, peripherals and associated documentation (the “IT Systems”), are owned by, or licensed, leased or supplied under third party contracts to, the Company and its Subsidiaries (the “Third Party Contracts”). A list of all material Third Party Contracts relating to the IT Systems are set out in Section 3.23(a) of the Company Disclosure Schedule. To the Company’s Knowledge, the use by the Company and its Subsidiaries of the IT Systems does not infringe the Intellectual Property of any third parties.

(b)   None of the Company or any of its Subsidiaries has, in the twelve (12) months prior to the date of this Agreement, received written notice from a third party alleging that any of the Company or any of its Subsidiaries is in material breach under any material Third Party Contract and to the Company’s Knowledge there are no circumstances that place it or any of its Subsidiaries in material breach under a material Third Party Contract.

(c)   The IT Systems have adequate capability and capacity as are required to enable the Company and its Subsidiaries to carry on their business, in all materially relevant respects, in the manner and in the places in which such relevant parts of its business are currently carried on.

(d)   To the Company’s Knowledge, the IT Systems are generally operating in substantial compliance with any applicable service level agreements, and have not in the twelve (12) months prior to the date of this Agreement been infected by any virus or other externally induced malfunction, or any material breach of security, in each case which has had or is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.24   Data Protection.   The Company and its Subsidiaries maintain policies and procedures regarding data security and privacy that are in compliance with all of their obligations to their customers and under applicable Laws and Orders, except for any noncompliance that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company and its Subsidiaries have complied with such policies and agreements, and to the Company’s Knowledge, have not suffered any loss or disclosure of data within the twelve (12) months prior to the date of this Agreement, except for cases that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have not, in the twelve (12) months prior to the date of this Agreement, received any written notice alleging that the Company or any of its Subsidiaries has not complied with applicable data protection Laws or Orders, except for any noncompliance that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. To the Company’s Knowledge, in the twelve (12) months prior to the date of this Agreement, (i) no Web site security measure implemented by the Company and its Subsidiaries has been penetrated in any material respect and (ii) no Web site of the Company has been the target of any material defacement, unauthorized access, denial of service assault, or other attack by hackers.

ARTICLE IV

Representations and Warranties of the Buyer and Merger Sub

The Buyer and Merger Sub represent and warrant to the Company that the statements contained in this Article IV are true and correct.

4.1   Organization, Standing and Power.   Each of the Buyer and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as a foreign corporation, individually or in the aggregate, that have not had and are not reasonably expected to have a Buyer Material Adverse Effect. For purposes of this Agreement, the term “Buyer Material Adverse Effect” means any material adverse effect on the ability of the Buyer or Merger Sub to consummate the transactions contemplated by this Agreement.

4.2   Authority; No Conflict; Required Filings and Consents.

(a)   Each of the Buyer and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and Merger Sub have been duly authorized by all necessary corporate action on the part of each of the Buyer and Merger Sub. This Agreement has been duly executed and delivered by each of the Buyer and Merger Sub and constitutes the valid and binding obligation of each of the Buyer and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)   The execution and delivery of this Agreement by each of the Buyer and Merger Sub, the performance of the Buyer and Merger Sub of their respective obligations hereunder and the consummation by the Buyer and Merger Sub of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of the Buyer or Merger Sub, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any Lien on the Buyer’s or Merger Sub’s assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which the Buyer or Merger Sub is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clause (i) and (ii) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, Law applicable to the Buyer or Merger Sub or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, have not had and are not reasonably expected to have a Buyer Material Adverse Effect.

(c)   No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Buyer or Merger Sub in connection with the execution, performance and delivery of this Agreement by the Buyer or Merger Sub or the consummation by the Buyer or Merger Sub of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act and any other applicable

Antitrust Laws and such other requirements specified in the Company Disclosure Schedule, and (ii) the filing of the Articles of Merger with the Massachusetts Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business.

(d)   No vote of the holders of any class or series of the Buyer’s capital stock or other securities is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement, except for such votes that have occurred on or before the date hereof or for which requisite consents for action in lieu of a meeting have been obtained on or before the date hereof.

4.3   Information Provided.   The information to be supplied by or on behalf of the Buyer for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Company Meeting shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading; provided that the Buyer shall have no responsibility for and makes no representation with respect to any other information in the Proxy Statement. If at any time prior to the Company Meeting any fact or event relating to the Buyer or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by the Buyer or should occur, the Buyer shall, promptly after becoming aware thereof, inform the Company of such fact or event.

4.4   Operations of Merger Sub.   Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

4.5   Ownership of Company Common Stock.   None of the Buyer or any of the Buyer’s “Affiliates” or “Associates” directly or indirectly “owns,” and at all times during the three-year period prior to the date of this Agreement, none of the Buyer or any of the Buyer’s “Affiliates” or “Associates” directly or indirectly has “owned,” beneficially or otherwise, any of the outstanding Company Common Stock, as those terms are defined in Section 110F of the MBCA, except for holdings by affiliates of Sponsor from time to time that, at any given time, have never been equal to or in excess of 5% of the outstanding Company Common Stock and except pursuant to the Company Stockholder Agreement.

4.6   Financing.   The Buyer has delivered to the Company true and complete copies of (a) the Equity Commitment Letter, dated as of the date hereof (the “Equity Commitment Letter”), by and between the Buyer and Citigroup Venture Capital International, a unit of Citigroup Alternative Investments LLC (the “Sponsor”), pursuant to which the Sponsor has committed, subject to the terms and conditions set forth therein, to provide cash equity financing to the Buyer in the amount set forth therein in connection with the transactions contemplated hereby, and (b) the Debt Commitment Letter, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time pursuant to Section 5.4, the “Debt Commitment Letter”), between the Buyer and Citigroup Global Markets Inc., UBS Securities LLC and Banc of America Securities LLC (collectively, the “Lenders”), pursuant to which the Lenders have committed, subject to the terms and conditions set forth therein, to provide the debt financing set forth therein (the “Debt Financing”) to the Buyer in connection with the transactions contemplated hereby. The Equity Commitment Letter, together with the Debt Commitment Letter, are sometimes referred to collectively herein as the “Commitment Letters,” and the amounts committed pursuant to the Commitment Letters are sometimes referred to herein as the “Financing.” As of the date hereof, the commitments contained in the Commitment Letters have not been withdrawn or rescinded in any respect. As of the date hereof, the Commitment Letters are in full force and effect in the form so delivered. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in the Commitment Letters. The Buyer has fully paid all commitment fees required in connection with the Debt Commitment Letter. The aggregate proceeds contemplated by the Commitment Letters and available cash of the Buyer will, together with the unrestricted Cash Equivalents net of any tax liabilities associated with making such Cash Equivalents available to pay the Merger Consideration (excluding, for avoidance of doubt, any cash which cannot be distributed, contributed or otherwise delivered to the Company in accordance with applicable Laws, including those relating to solvency, adequate surplus and similar capital adequacy tests) of the Company and the Company Subsidiaries (assuming that the sum, as of the Effective Time, of such cash and cash received upon the liquidation of all Cash Equivalents, as calculated above, will equal at least $ 150,000,000), be sufficient when funded for the Buyer and the Surviving Corporation to pay the aggregate Merger Consideration, Option Consideration, Restricted Share Consideration and any other payments contemplated in this Agreement and to pay all fees and expenses related to or arising out of the transactions contemplated by this Agreement, the Financing or the Merger. As of the date of this Agreement, the Buyer does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to the Buyer on the Closing Date. For avoidance of doubt, it shall not be a condition to Closing for the Buyer to obtain the Financing or any alternative financing.

4.7   Guarantee.   The Guarantee is valid and in full force and effect and no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under the Guarantee.

4.8   Management Arrangements.   As of the date hereof, the Buyer has provided the Company with true, correct and complete copies of all contracts and agreements between the Buyer and/or the Merger Sub (or any of their equity sponsors or subsidiaries), on the one hand, and any of the officers or directors of the Company (or any of their respective equity sponsors or subsidiaries), on the other hand, that would become effective upon consummation of the Merger.

4.9   Solvency.   As of the Effective Time, assuming (a) satisfaction of the conditions to the Buyer’s and Merger Sub’s obligation to consummate the Merger, (b) the accuracy of the representation and warranties of the Company set forth in Article III (for such purposes, such representations and warranties shall be true and correct in all material respects without giving effect to any knowledge, materiality or “Company Material Adverse Effect” qualification or exception), (c) any estimates, projections or forecasts provided by the Company have been prepared by the Company in good faith based upon reasonable assumptions, and (d) the financial information provided by the Company in response to paragraphs (c) and (d) of Exhibit C to the Debt Commitment Letter fairly presents the consolidated financial condition of the Company and its subsidiaries as at the end of the periods covered thereby and the consolidated results of operations of the Company and its subsidiaries for the periods covered thereby, then immediately after giving effect to all of the transactions contemplated by this Agreement, the Surviving Corporation will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred debts beyond its ability to pay them as they become due.

ARTICLE V

Conduct of Business

5.1   Covenants of the Company.   Except as expressly provided or permitted herein, set forth in Section 5.1 of the Company Disclosure Schedule or as consented to in writing by the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the date of this Agreement and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms (the “Pre-Closing Period”), the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (i) carry on its business in the Ordinary Course of Business in material compliance with applicable Law and Orders, (ii) preserve intact the material aspects of its business organization and business relationships, and (iii) keep available the services of its current officers and key employees and preserve the goodwill of the Company and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, except as expressly provided or permitted herein or as set forth in Section 5.1 of the Company Disclosure Schedule, during the Pre-Closing Period the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of the Buyer (which consent, in the case of paragraphs (g), (i) and (p) shall not be unreasonably withheld, conditioned or delayed):

(a)   (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent), (ii) split, reverse-split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other equity or voting securities or other ownership interests in respect of, in lieu of or in substitution for shares of its capital stock or any of its other equity or voting securities or other ownership interests; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its equity or voting securities or other ownership interests or any rights, warrants or options to acquire any such shares or other equity or voting securities or other ownership interests, except, in the case of this clause (iii), for the acquisition of shares of Company Common Stock (A) from holders of Company Stock Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Stock Options to the extent required or permitted under the terms of such Company Stock Options in accordance with the terms of the Company Stock Plans, as in effect and in existence on the date hereof and in accordance with applicable Law or (B) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of services to the Company or any of its Subsidiaries in accordance with the terms of any such agreement as in effect and in existence as of the date hereof and in accordance with applicable Law;

(b)   except as permitted by Section 5.1(i), issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other equity or voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, equity or voting securities or convertible or exchangeable securities, in each case other than the issuance of shares of Company Common Stock (i) upon the exercise of Company Stock Options outstanding on the date of this Agreement or (ii) pursuant to a Company ESPP, in each case in accordance with the terms thereof;

(c)   amend its Articles of Organization, By-Laws or other comparable charter or organizational documents;

(d)   acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole;

(e)   sell, lease, license, pledge, or otherwise dispose of or encumber (i) any material properties or material assets of the Company or of any of its Subsidiaries other than in the Ordinary Course of Business or (ii) any material Subsidiaries or any other Subsidiary that is a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC;

(f)    (i) incur any Indebtedness (as defined in the Company’s primary credit facility agreement filed as an exhibit to its SEC Reports) (other than letters of credit or similar arrangements issued to or for the benefit of suppliers, clients and landlords in the Ordinary Course of Business up to a maximum aggregate amount of $3,000,000), (ii) issue, sell or amend or accelerate the conversion of any debt securities or warrants (including any convertible debt securities) or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in or loans to, any other Person, other than the Company or any of its direct or indirect wholly owned Subsidiaries, provided, however, that the Company may, in the Ordinary Course of Business, invest in debt securities maturing not more than 90 days after the date of investment, or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in exchange rates;

(g)   make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $10,000,000 in the aggregate for the Company and its Subsidiaries, taken as a whole, other than as set forth in Section 5.1 of the Company Disclosure Schedule;

(h)   make any material changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP;

(i)    except as required to comply with applicable Law or agreements, plans or arrangements in accordance with their terms as of the date hereof and except for the payment to employees of $4,000,000 aggregate for annual bonuses relating to the year ended December 31, 2006 and quarterly bonuses of $2,000,000 aggregate for each quarter of 2007 on an ordinary course, non-accelerated timetable, (i) adopt, enter into, terminate, renew or materially amend any Company Employee Plan or any collective bargaining agreement, (ii) increase in any respect the compensation or fringe benefits of any director, officer or employee, except for annual increases of salaries in the Ordinary Course of Business to an employee who is not a Section 16 officer, or pay any bonus to any director, officer or employee, other than the payment of bonuses in the Ordinary Course of Business or to the extent the Employee Benefit Plan relates to services performed in 2007, in accordance with the applicable Employee Benefit Plan adopted after the date hereof containing terms that are consistent with past practice, and in each case as set forth on Schedule 5.1, (iii) accelerate the payment, right to payment or vesting of any material compensation or benefits, including any outstanding options or restricted stock awards, other than as contemplated by this Agreement, (iv) grant or agree to grant any stock options, stock appreciation rights, stock based or stock~~-~~ related awards, performance units or restricted stock, except for the grant of options to new hires to purchase up to 25,000 shares in the aggregate of Company Common Stock, which options shall have an exercise price equal to at least the fair market value of the Company Common Stock on the date of grant (determined in a manner consistent with the Company’s existing practice for establishing fair market value for option grants and in accordance with Section 409A of the Code) and which options shall otherwise be upon the Company’s customary terms or (v) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any Company Employee Plan;

(j)    forgive or make any loans to (i) employees, officers or directors (other than the making of advances for travel and other expenses in the Ordinary Course of Business and permitted by Law) or (ii) any of their respective Affiliates;

(k)   enter into any agreement that contains covenants that prohibit the Company or any of its Subsidiaries (or which, following the consummation of the Merger, would prohibit the Surviving Corporation or any of its Subsidiaries) from competing in any business that is material to the business currently conducted by the Company and its Subsidiaries, taken as a whole;

(l)    compromise, settle or agree to settle (i) any suit, action, claim, proceeding or investigation relating to this Agreement, the Company Stockholder Agreement or the transactions contemplated hereby or thereby or (ii) any other any suit, action, claim, proceeding or investigation, solely in the case of clause (ii) other than compromises, settlements or agreements that involve only the payment of monetary damages not in excess of $50,000 individually or $500,000 in the aggregate, without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries;

(m)  convene any regular or special meeting (or any adjournment thereof) of the stockholders of the Company other than the Company Meeting and the Company’s 2007 annual meeting of stockholders (provided that, to the fullest extent permitted by Law and the Company’s charter and bylaws, the Company shall cause the 2007 annual meeting not to occur before June 22, 2007);

(n)   fail to keep in force insurance policies or replacement or revised provisions providing insurance coverage consistent in all material respects with respect to the assets, operations and activities of the Company and its Subsidiaries as are currently in effect;

(o)   adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company, other than wholly owned Subsidiaries;

(p)   except as permitted by the exceptions from the covenant set forth in Section 5.1(i) above, enter into, amend, waive or terminate (other than terminations in accordance with their terms that do not give rise to any penalty or liability on the part of the Company or any of its Subsidiaries) any Contract or transaction with any executive officer, director, 10% or greater shareholder of the Company or any Affiliate of any such Person; or

(q)   authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

5.2   Company Cash.

(a)   The Company agrees to use reasonable best efforts to take and to cause its Subsidiaries to use reasonable best efforts to take, all action reasonably requested by Buyer in order to cause all, or such portion as Buyer shall request, of the Company’s and its Subsidiaries’ unrestricted Cash Equivalents (excluding, for avoidance of doubt, any Cash Equivalents (i) which cannot be distributed, contributed or otherwise delivered to the Company in accordance with applicable Laws, including those relating to solvency, adequate surplus and similar capital adequacy tests or (ii) held by the Company or any of its Subsidiaries in India) to be liquidated and converted into cash of the Company that is available to the Company at the Effective Time to pay as part of the Merger Consideration. Before taking any such action in accordance with such request, the Company shall disclose to the Buyer the losses, costs and expenses that, to the Company’s Knowledge, the Company expects to incur in connection with such action. To the extent action taken by the Buyer in accordance with such request causes the Buyer to incur any losses, costs or expenses (other than losses, costs and expenses that, to the Company’s Knowledge, the Company expected to incur in connection with such action before taking such action and that were not disclosed pursuant to the preceding sentence and other than losses, costs and expenses resulting from wrongful acts or omissions on the part of the Company), the Buyer shall reimburse such losses, costs and expenses in the event the Closing does not occur.

(b)   Except for actions pursuant to Section 5.2(a), the Company shall not (i) fail to manage and retain cash and Cash Equivalents and investments in marketable securities in a manner substantially consistent with past practice and in their current jurisdiction or (ii) intentionally fail to manage accounts payable or accounts receivable in a manner substantially consistent with past practice. The Company shall consult with the Buyer before taking any material decisions or actions with respect to the management and retention of Cash and Cash Equivalents.

5.3   Confidentiality.   The parties acknowledge that the Buyer and the Company have previously executed a confidentiality agreement, dated as of November 13, 2006 (the ”Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein (it being understood that until the termination of this Agreement, Section 7 therein shall be of no force or effect).

5.4   Financing Commitments.

(a)   The Buyer will use its reasonable best efforts to take, or cause to be taken, all actions, necessary or advisable to obtain the financing on the terms and conditions set forth in the Commitment Letters (provided that the Buyer may replace or amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement, or otherwise so long as the terms are not materially less beneficial to the Buyer, with respect to conditionality or, when taken together with all other sources of financing, loan amount, than those in the Debt Commitment Letter as in effect on the date of this Agreement). As soon as practicable after the date hereof but in any event on or prior to the Closing, the Buyer will use its reasonable best efforts to negotiate and enter into definitive agreements with respect to the financings contemplated by the Commitment Letters on terms and conditions substantially in accordance with the Commitment Letters or on other terms no less favorable, in the aggregate, to the Buyer and not in violation of this Section 5.3. The Buyer will furnish correct and complete copies of such definitive agreements to the Company promptly upon their execution.

(b)   The Buyer shall keep the Company reasonably informed with respect to the status of the financings contemplated by the Commitment Letters and shall give the Company prompt notice of any material adverse change with respect to such financings. Without limiting the foregoing, the Buyer agrees to notify the Company promptly, and in any event within two (2) Business Days, if at any time prior to the Closing Date (i) any Commitment Letter shall expire or be terminated for any reason, (ii) any financing source that is a party to any Commitment Letter notifies the Buyer that such source no longer intends to provide financing to the Buyer on the terms set forth therein, or (iii) for any reason the Buyer no longer believes in good faith that it will be able to obtain all or any portion of the financing contemplated by the Commitment Letters on substantially the terms described therein or on other terms no less favorable, in the aggregate, to the Buyer. The Buyer shall not knowingly, and shall not knowingly permit any of its Affiliates to, without the prior written consent of the Company, take any action or enter into any transaction, including any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing, that would reasonably be expected to materially impair, materially delay or prevent the Buyer’s obtaining of the financing contemplated by any Commitment Letter. The Buyer shall not knowingly amend or alter, or knowingly agree to amend or alter, any Commitment Letter in any manner that would materially impair, materially delay or prevent the transactions contemplated by this Agreement without the prior written consent of the Company.

(c)   If the Debt Commitment Letter shall be terminated or unavailable to the Buyer for any reason, the Buyer shall use its reasonable best efforts to obtain, and, if obtained, will provide the Company with a copy of, a new financing commitment that provides for an amount of financing (when taken together with all other sources of financing) sufficient to consummate the transactions contemplated by this Agreement and terms and conditions not less favorable, in the aggregate, to the Buyer or Merger Sub than those included in such Debt Commitment Letter as originally issued.

(d)   The Company agrees to provide, and to cause its Subsidiaries to provide, the Buyer with such cooperation in connection with the arrangement of the financings contemplated by the Commitment Letters as may be reasonably requested by the Buyer (including during the 10 day period contemplated by clause (y) in Section 1.2 hereof), including (i) upon reasonable prior notice, participation in meetings, presentations, road shows, due diligence sessions and sessions with rating agencies, (ii) subject to the terms of the Confidentiality Agreement, assisting with the preparation of materials for rating agency presentations, offering documents, bank information memoranda, business projections and similar documents required in connection with financings contemplated by the Commitment Letters, including execution and delivery of customary representation letters in connection with bank information memoranda, (iii) as promptly as practical (it being agreed that the Company shall use reasonable efforts to act within the timeframes set forth in the Debt Commitment Letters), furnishing the Buyer and its debt financing sources with financial and other documents, materials and information regarding the Company and its Subsidiaries as may be reasonably requested by the Buyer, including all financial statements, pro forma financial information, financial data, audit reports, audit opinions and other documents, materials and information pertaining to the Company and the Company’s Subsidiaries of the types described in paragraphs (c) and (d) of Exhibit C of the Debt Commitment Letter and (iv) facilitating the guarantees, security and pledging of collateral contemplated by the Debt Financing, including the loan, guaranty, security and collateral documentation; provided that (A) any documents executed by the Company or any of its Subsidiaries in connection with the foregoing shall only become effective upon the occurrence of the Effective Time and shall be executed pursuant to authority granted by the Board of Directors of the Buyer or the Surviving Corporation (and, for the avoidance of doubt, not by the Company Board), (B) such requested cooperation shall occur during normal business hours and in a manner that does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries and (C) neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the financings contemplated by the Commitment Letters prior to the Effective Time, except to the extent conditioned on the occurrence of the Effective Time. The Buyer shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or any of its Subsidiaries in connection with such cooperation; provided that the Company shall not incur any material expenses (including printer, dealer manager and agency fees) without prior consultation with the Buyer. The Buyer and the Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company and its Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the arrangement of the financings contemplated by the Commitment Letters and any information utilized in connection therewith (other than historical information relating to the Company approved by the Company for use therein). The Company will periodically update any such Required Information if to the Company’s Knowledge such Required Information contains an untrue statement of material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the financings contemplated by the Debt Commitment Letter.

(e)   Nothing contained in this Agreement shall prohibit the Buyer or Merger Sub from entering into agreements that shall not delay or otherwise impede the transactions contemplated by this Agreement relating to the financing or the operation of the Buyer, Merger Sub or the Surviving Corporation, including adding other equity providers or operating partners.

(f)    The Company shall cooperate with and provide reasonable assistance to the Buyer prior to the Closing to replace any outstanding letter of credit maintained or provided by the Company or its Subsidiaries effective as of the Effective Time; provided that the actual replacement of such letters of credit shall not itself constitute a condition of Closing.

ARTICLE VI

Additional Agreements

6.1   No Solicitation.

(a)   Each of the Company, its Subsidiaries and their respective Representatives (as defined below) has ceased and caused to be terminated all solicitations, discussions and negotiations existing as of the date of this Agreement with any Persons with respect to any inquiry, offer or proposal from any Person or group other than the Buyer or any of its Affiliates relating to any transaction or proposed transaction or series of related transactions involving: (A) any direct or indirect acquisition or purchase by any Person or “group” (as defined under Section 13(d) of the Exchange Act) of a twenty percent (20%) interest or more in the total outstanding shares of any class of equity or voting securities of the Company, or any tender offer or exchange offer that if consummated would result in any Person or “group” beneficially owning twenty percent (20%) or more of the total outstanding shares of any class of equity or voting securities of the Company, (B) any sale or disposition of consolidated assets, or rights of the Company (including for this purpose the outstanding assets, rights and equity securities of the Subsidiaries of the Company) to any Person or “group” for consideration equal to twenty percent (20%) or more of the aggregate fair market value of all of the outstanding shares of Company Common Stock, or (C) any consolidation, merger, business combination, recapitalization, liquidation, dissolution or similar transaction with respect to the Company (any of the foregoing inquiries, offers or proposals being an “Acquisition Proposal”). Except as provided in this Section 6.1, from the date hereof, until the earlier of the termination of this Agreement or the Effective Time, the Company shall not and shall not authorize or permit its officers, directors, employees, investment bankers, attorneys, accountants, financial or other advisors or other agents or those of any Subsidiary of the Company (collectively, “Representatives”) to, directly or indirectly, (i) solicit, initiate, propose or knowingly encourage or take any other action to knowingly facilitate the submission of an Acquisition Proposal, (ii) enter into any letter of intent, memorandum of understanding, agreement, option agreement or other agreement or arrangement with respect to any Acquisition Proposal other than a confidentiality agreement permitted by and entered into in accordance with the provisions of Section 6.1(b), (iii) enter into, continue, participate, engage or knowingly assist in any manner in negotiations or discussions with, or provide any non-public information or data to, any Person (other than Buyer or any of its affiliates or representatives) relating to any Acquisition Proposal, or grant any waiver or release under any standstill other than waivers or releases of any such standstill to the extent required to permit the Company to engage in any of the activities to the extent permitted by and in accordance with Sections 6.1(b) and (c) below under the circumstances and under the conditions set forth therein, or (iv) exempt any Person (other than Buyer, Merger Sub and their respective Affiliates) from the restrictions on “business combinations” contained in Section 110 of the MBCA (or any similar provision) or otherwise cause such restrictions or the restrictions of any other Takeover Statute not to apply.

(b)   Notwithstanding the foregoing, prior to obtaining the Company Stockholder Approval, the Company (i) may (and may authorize and permit its Representatives to), pursuant to a confidentiality agreement with terms and conditions no less favorable in any material respect to the Company than the Confidentiality Agreement (except for such changes as are necessary to allow the Company to comply with the terms of this Agreement), furnish information concerning, and provide access to, its business, properties, employees and assets to any Person (and its Representatives acting in such capacity) that has made an Acquisition Proposal, provided that any such information must be provided to Buyer or its Representatives prior to or substantially concurrent with the time of its provision to such third party to the extent not previously made available to Buyer or its Representatives, and (ii) may enter into, participate, engage or assist in any manner in negotiations and discussions with any Person (and its Representatives acting in such capacity) that has made an Acquisition Proposal with respect to such Acquisition Proposal if, but only if, in the case of both clause (i) and (ii): (x) such Acquisition Proposal provides for any Person or group to acquire, directly or indirectly, a majority of the issued and outstanding shares of Company

Common Stock (or a majority of the voting securities of any surviving corporation in a merger or consolidation with the Company) or provides for the acquisition of all or substantially all of the consolidated assets of the Company (a “Takeover Proposal”); (y) such Takeover Proposal was not solicited or initiated in violation of Section 6.1(a) by the Company, any Subsidiary of the Company or any of their respective Representatives and the Company Board (or any committee thereof) determines in good faith, after consultation with its financial advisor and outside counsel, that such Takeover Proposal is, or is reasonably likely to result in, a Takeover Proposal from such Person that is more favorable, from a financial point of view, to the Company’s stockholders taking into account all of the terms and conditions of such proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation and the likelihood of consummation in light of all financing, regulatory, legal, and other aspects of such proposal, and this Agreement (including any binding written and complete proposal from the Buyer or the Sponsor to amend the terms of this Agreement) and for which financing, to the extent required, is then committed and on terms and conditions that the Company Board (or any committee thereof) determines, after consultation with its financial advisor, are reasonably likely to result in disbursement sufficient for consummation of the transactions contemplated by the Takeover Proposal; and (z) the Company Board (or any committee thereof) determines in good faith, after consultation with outside legal counsel, that providing such information or access or entering into, participating, engaging or assisting in such negotiations or discussions is or would be in the best interests of the Company and its stockholders and that the failure to take such action could violate the Company Board’s fiduciary duties to the Company’s stockholders under applicable Law (a Takeover Proposal which satisfies clauses (x), (y) and (z) being referred to herein as a “Superior Proposal”). The Company shall promptly, and in any event within one business day after receipt of any inquiries, proposals or offers received by, any request for information from, or any negotiations sought to be initiated or continued with, either the Company or its Representatives concerning an Acquisition Proposal or that could reasonably be expected to lead to an Acquisition Proposal, notify Buyer orally and in writing and disclose the identity of the other party and the material terms of such inquiry, offer, proposal or request and, in the case of written materials provided to the Company, provide Buyer copies or written summaries of such materials as promptly as reasonably practicable. The Company will keep Buyer informed on a reasonably prompt basis of the status and any discussions or negotiations (including amendments and proposed amendments) relating to any Takeover Proposal or other inquiry, offer, proposal or request.

(c)   Except as set forth in this subsection (c), neither the Company Board nor any committee thereof shall (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Buyer or Merger Sub, the approval or recommendation of the Company Board of this Agreement or the Merger or publicly announce that it has resolved to take such action (any such action under this clause (i), a “Change in Recommendation”), (ii) approve, recommend or adopt or publicly propose to approve, recommend or adopt any Acquisition Proposal or (iii) approve, recommend, adopt or allow the Company to enter into any letter of intent, memorandum of understanding, option agreement, definitive agreement or similar arrangement with respect to any Acquisition Proposal other than a confidentiality agreement permitted by and entered into in accordance with the provisions of Section 6.1(b). Notwithstanding the foregoing, prior to the Company Stockholder Approval (x) the Company Board (or any committee thereof) shall be permitted to make a Change in Recommendation if it determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action could violate the Company Board’s fiduciary duties to the Company’s stockholders under applicable Law and (y) the Company may enter into a definitive agreement with respect to a Takeover Proposal if the Company Board (or a committee thereof) has made the determination in clause (x) in response to a Takeover Proposal that did not arise from a breach by the Company, any of its Subsidiaries or any of their respective Representatives of Section 6.1(a), has determined in good faith, after consultation with its financial advisor and outside legal counsel, that such Takeover Proposal constitutes a Superior Proposal and, concurrently with entering into such definitive agreement, terminates this Agreement pursuant to Section 8.1(f) and pays the applicable termination fee as a condition to such termination. The Company shall not be entitled to terminate this Agreement pursuant to Section 8.1(f), effect a Change in Recommendation or enter into an agreement with respect to a Superior Proposal (other than a confidentiality agreement permitted by and entered into in accordance with the provisions of Section 6.1(b)) unless and until (A) after three (3) Business Days following Buyer’s receipt pursuant to Section 9.2 of a written notice (a “Notice of Recommendation Change”) from the Company advising Buyer that the Company intends to take such action (it being agreed that any determination by the Company Board (or a committee thereof) to send a Notice of Recommendation Change shall not, by itself, constitute a breach of this Section 6.1 if such Notice of Recommendation Change conveys intentions to take no action other than actions that would be permitted by and in accordance with this Section 6.1(c)) and specifying the reasons therefor, including, in the case of an intention to take action under clause (y), the material terms and conditions of the Superior Proposal that is the basis of such action specified in such Notice of Recommendation Change, and stating that the Company intends to terminate the Agreement pursuant to Section 8.1(f) or effect a Change in Recommendation, as applicable (it being understood and agreed that (1) in determining whether to cause or permit the Company to take any such action in response to a Takeover Proposal, the Company Board (or a committee thereof) shall take into account any changes to the financial terms of this Agreement proposed by the Sponsor or Buyer to the Company in any binding written proposal in response to a Notice of Recommendation Change or otherwise, and (2) any material amendment to the financial terms of such Takeover Proposal shall require a new Notice of Recommendation Change and a new three (3) Business Day period), (B) the Company has complied in all material respects with this Section 6.1 and (C) in the case of a termination pursuant to Section 8.1(f) to enter into an agreement for a Superior Proposal, the Company has paid, or caused to be paid to, Buyer or its designee all amounts due Buyer pursuant to Section 8.3(c) of this Agreement as a result of a termination pursuant to Section 8.1(f).

(d)   Nothing contained in this Section 6.1 or any other provision of this Agreement shall prohibit the Company or the Company Board (or any committee thereof) from taking and disclosing to the Company’s stockholders a position with respect to any tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, provided that any such disclosure (other than a recommendation of rejection of such tender or exchange offer or a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Change in Recommendation; provided, however, that the Company Board (or any committee thereof) shall not (A) recommend that the stockholders of the Company tender their shares of Company Common Stock in connection with such tender or exchange offer (or otherwise approve or recommend any Acquisition Proposal to facilitate such tender or exchange offer) or (B) withdraw or modify its approval or recommendation of this Agreement and the Merger, unless in each case the applicable requirements of Section 6.1(c) shall have been satisfied.

6.2   Proxy Statement.   As promptly as practicable after the execution of this Agreement, the Company, in cooperation and consultation with the Buyer, shall prepare and file with the SEC the Proxy Statement and any other document to be filed by the Company with the SEC in connection with the Merger. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or its staff and shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the resolution of any such comments. The Company shall notify the Buyer promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. The Company shall cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects, when filed, with all applicable requirements of Law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement and any other documentation to be filed by the Company with the SEC in connection with the Merger shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. Notwithstanding anything to the contrary stated above, prior to filing (with the SEC) or mailing the Proxy Statement or filing any other document to be filed with the SEC in connection with the Merger (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the party responsible for filing or mailing such document shall provide the other party an opportunity to review and comment on such document or response.

6.3   New York Stock Exchange Listing.   The Company agrees to use commercially reasonable efforts to continue the listing of the Company Common Stock on The New York Stock Exchange during the term of this Agreement.

6.4   Access to Information.   During the Pre-Closing Period, the Company shall (and shall cause each of its Subsidiaries to) afford to the Buyer’s officers, employees, accountants, counsel and other representatives of the Buyer and its Subsidiaries and the lenders under any debt financing contemplated by the Debt Commitment Letter or the party to the Equity Commitment Letter, reasonable access, upon reasonable notice (delivered to the Company’s Chief Financial Officer or his designee), during normal business hours and in a manner that does not disrupt or interfere with business operations, to all of its properties, books, contracts, commitments, personnel and records as the Buyer shall reasonably request, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request. The Buyer will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No investigation by and of the parties or their respective representatives, whether prior to or after the date hereof, shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

6.5   Stockholders Meeting.   The Company, acting through the Company Board, shall take all actions in accordance with applicable Law, its Articles of Organization and By-Laws and the rules of The New York Stock Exchange to promptly and duly call, give notice of, establish a record date for, convene and hold as promptly as practicable the Company Meeting for the purpose of considering and voting upon the Company Voting Proposal. Subject to Section 6.1, (a) the Company Board shall recommend approval of the Company Voting Proposal by the stockholders of the Company and include such recommendation in the Proxy Statement and (b) the Company Board shall not withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to the Buyer, the recommendation of the Company Board that the Company’s stockholders vote in favor of the Company Voting Proposal. Subject to Section 6.1, the Company shall take all action that is both reasonable and lawful to solicit from its stockholders proxies in favor of the Company Voting Proposal and shall take all other action reasonably necessary or advisable to secure the vote or consent of the stockholders of the Company required by the rules of The New York Stock Exchange or the MBCA to obtain such approvals. Unless this Agreement is validly terminated in accordance with its terms pursuant to Article VIII (including pursuant to Section 8.1(f)), the Company shall submit this Agreement to its stockholders at the Company Meeting even if the Company Board shall have withdrawn, modified or qualified its recommendation or proposed or announced any intention to do so in any manner adverse to Buyer or Merger Sub. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with the Buyer, may adjourn or postpone the Company Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders, (ii) if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting, or (iii) for the purpose of soliciting additional proxies in favor of the approval of this Agreement.

6.6   Legal Conditions to the Merger.

(a)   Subject to the terms hereof, including Section 6.1 and Section 6.6(b), the Company and the Buyer shall each use its reasonable best efforts to:

(i)    take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable;

(ii)   as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries (including under any Material Contracts) in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(iii)  as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Exchange Act, and any other applicable federal or state securities Laws, (B) the HSR Act and other applicable Antitrust Laws and any related governmental request thereunder, and (C) any other applicable Law; and

(iv)  execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

To the extent permitted by Law, the Company and the Buyer shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith. The Company and the Buyer shall use their respective best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, Buyer shall not be required to provide to the Company any non-public information relating to the Buyer, its Affiliates or its and their respective operations, provided that this sentence shall not apply to the provision of non-public information to the Company’s counsel pursuant to a joint defense agreement between counsel to the Company and counsel to the Buyer that assures that such information will not be shared by counsel to the Company with any Company personnel.

(b)   Subject to the terms hereof, the Buyer and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable best efforts to obtain any government clearances or approvals required for Closing under the HSR Act and any other federal, state or foreign Law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or any Laws relating to restrictions on foreign investment (collectively “Antitrust Laws”), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an “Antitrust Order”) that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any

Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties counsel in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. The parties may designate any such documents “outside counsel only” and if so designated, such documents may not be disclosed to the other party.

(c)   The Buyer shall propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such immaterial assets or businesses of the Buyer or, effective as of the Effective Time, the Surviving Corporation, or their respective Subsidiaries, or otherwise offer to take or offer to commit to take any commercially reasonable action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Buyer, the Surviving Corporation or their respective Subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any Antitrust Order, which would have the effect of preventing or delaying the Effective Time beyond the Outside Date, provided that no such action deprives the Buyer of the material benefits bargained for in this Agreement or otherwise materially impacts any of the Buyer’s other businesses.

(d)   Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or (iii) required to prevent the occurrence of an event that is reasonably expected to have a Company Material Adverse Effect prior to or after the Effective Time, it being understood that neither the Company nor the Buyer shall be required to make any payments (other than filing fees and attorneys’ fees) in connection with the fulfillment of its obligations under this Section 6.6.

(e)   From and after the date hereof, the Company shall, and shall cause its Subsidiaries and its and their respective employees and Representatives, to use reasonable best efforts to take all actions reasonably necessary, and to cooperate with the Buyer and its Affiliates in their reasonable best efforts, to cause the consummation of the transactions contemplated by this Agreement not to adversely affect the security clearances that the Company, its Subsidiaries and their respective employees have with Governmental Entities, including the Defense Security Service, including by complying with all reasonable requests for information, attending meetings on reasonable advance notice and consulting with the Buyer about these matters.

6.7   Public Disclosure.   Except as may be required by Law or stock market regulations, (a) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Buyer and (b) the Buyer and the Company shall each use its commercially reasonable efforts to consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement.

6.8   Indemnification.

(a)   From and after the Effective Time, each of Buyer and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by Law and required by the Articles of Organization and By-Laws of the Company or the organizational documents of such Subsidiaries or written agreements of the Company existing as of the date hereof and disclosed in the Company Disclosure Schedule. If any Indemnified Party becomes involved in any such claim, action, suit, proceeding or investigation with respect to which such Indemnified Party is entitled to indemnification pursuant to the immediately preceding sentence after the Effective Time, each Indemnified Party will be entitled (to the fullest extent permitted by Law and required by the Articles of Organization and By-Laws of the Company or the organizational documents of its Subsidiaries or written agreements of the Company existing as of the date hereof and disclosed in the Company Disclosure Schedule) to advancement of his or her legal expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of the Buyer and the Surviving Corporation within ten (10) business days of receipt by the Buyer or the Surviving Corporation from the Indemnified Party of a request therefor, provided that any such Indemnified Party provides an undertaking, to the extent required by the MBCA, to repay such advancement if it is ultimately determined that the Indemnified Party is not entitled to be indemnified.

(b)   From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, the Articles of Organization and By-Laws of the Surviving Corporation or any successors thereto shall contain, and Buyer shall cause the Articles of Organization and By-Laws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the Articles of Organization and By-Laws of the Company, to the extent permitted by the Law of the jurisdiction of organization of the Surviving Corporation or any such successors thereto.

(c)   Subject to the next sentence, the Surviving Corporation shall either (i) maintain, and the Buyer shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six (6) years from the Effective Time the current policies of the directors’ and officers’ liability insurance maintained by the Company (the “Current D&O Insurance”) with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), so long as the annual premium therefor would not be in excess of 225% of the last annual premium paid prior to the Effective Time (such 225%, the “Maximum Premium”), or (ii) purchase a six (6) year extended reporting period endorsement with respect to the Current D&O Insurance (a “Reporting Tail Endorsement”) and maintain such endorsement in full force and effect for its full term. If the Company’s existing insurance expires, is terminated or canceled during such six-year period or exceeds the Maximum Premium, the Surviving Corporation shall obtain, and Buyer shall cause the Surviving Corporation to obtain, as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the Indemnified Parties than the Company’s existing directors’ and officers’ liability insurance. Notwithstanding anything to the contrary in this Agreement, the Company may, prior to the Effective Time, purchase a Reporting Tail Endorsement, provided that the Company does not pay more than $1,650,000 for such Reporting Tail Endorsement, in which case, provided that the Buyer causes the Surviving Corporation to maintain such Reporting Tail Endorsement in full force and effect for its full term, the Buyer shall be relieved from its obligations under the preceding two sentences of this Section 6.8(c).

(d)   The Buyer shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 6.8 in connection with their enforcement of their rights provided in this Section 6.8.

(e)   The provisions of this Section 6.8 are intended to be in addition to the rights otherwise available to the current and former officers and directors of the Company by Law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

6.9   Notification of Certain Matters.   During the Pre-Closing Period, the Buyer shall give prompt notice to the Company, and the Company shall give prompt notice to the Buyer, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of the Buyer and Merger Sub or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

6.10   Employee Benefits and Service Credit.   For the one-year period commencing on the Effective Time, the Buyer shall, or shall cause the Surviving Corporation and its Subsidiaries to, provide each employee of the Buyer or the Surviving Corporation or their respective Subsidiaries who shall have been an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (other than employees subject to a collective bargaining or similar labor agreement) (“Continuing Employees”), for so long as such Continuing Employees remain so employed, health and welfare benefits that are substantially no less favorable, in the aggregate, than those provided by the Company and its Subsidiaries immediately prior to the Effective Time. Following the Effective Time, the Surviving Corporation or the Buyer will give each Continuing Employee full credit for prior service with the Company or its Subsidiaries (to the same extent as such service was taken into account under the corresponding Company Employee Plan) for purposes of (a) eligibility and vesting under any health plan of the Buyer, the Surviving Corporation or any of its Subsidiaries, and (b) determination of benefit levels under any Buyer Employee Plan or policy relating to vacation or severance, in each case for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, but except where such credit would result in a duplication of benefits. In addition, the Buyer shall waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions for any condition for which the participant would have been entitled to coverage under the corresponding Company Employee Plan in which they participated prior to the Effective Time and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs. Notwithstanding anything herein, nothing in this Section 6.10 shall limit any right of the Buyer, the Surviving Corporation or any of their Subsidiaries to terminate the employment of any Continuing Employees at any time (subject to the terms and conditions of any agreement or the terms of Company Employee Plan then existing with respect to any such Continuing Employee). No later than five (5) Business Days prior to its distribution, the Company shall provide Buyer with a copy of any communication intended to be made to all of its employees relating to the transactions contemplated hereby, and will consider in good faith any reasonable comments thereto provided by the Buyer on a timely basis.

6.11   Director Resignations.   The Company shall use reasonable best efforts to obtain and deliver to Buyer at the Closing evidence reasonably satisfactory to Buyer of the resignation, effective as of the Effective Time, of those directors of Subsidiaries of the Company designated by Buyer to the Company in writing at least five (5) business days prior to the Closing.

6.12   Takeover Statutes.   If any Takeover Statute is or may become applicable to the Merger, the Company Stockholder Agreement or the other transactions contemplated by this Agreement or the Company Stockholder Agreement, the Company Board shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Company Stockholder Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

6.13   Stockholder Litigation.   Subject to a customary joint defense agreement, the Company shall give Buyer the opportunity to participate in, but not control, the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, provided, however, nothing herein shall require either party to take any action that its counsel reasonably concludes would jeopardize the work product privilege or the attorney-client privilege. The Company shall not enter into any settlement of such litigation without Buyer’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

6.14   Notification of Layoffs.   Prior to the Closing, the Company shall provide the Buyer with written notice of the number of employees of the Company and each of the Company’s Subsidiaries laid off within the ninety (90) calendar days preceding the Closing Date.

ARTICLE VII

Conditions to Merger

7.1   Conditions to Each Party’s Obligation To Effect the Merger.   The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a)   Stockholder Approval.   The Company Voting Proposal shall have been approved at the Company Meeting, at which a quorum is present, by the Required Company Stockholder Vote.

(b)   HSR Act.   The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(c)   Governmental Approvals.   Other than the filing of the Articles of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity or under any Law in connection with the Merger and the consummation of the other transactions contemplated by this Agreement either (i) which are set forth in Schedule 7.1(c) or (ii) the failure of which to have been filed, obtained or occurred would reasonably be expected to have a Buyer Material Adverse Effect or a Company Material Adverse Effect, shall, in the case of clauses (i) and (ii), have been filed, been obtained or occurred.

(d)   No Injunctions.   No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

7.2   Additional Conditions to Obligations of the Buyer and Merger Sub.   The obligations of the Buyer and Merger Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Buyer and Merger Sub:

(a)   Representations and Warranties.   The representations and warranties of the Company contained in this Agreement (other than the representations and warranties set forth in Sections 3.2(a), (b), (c), (d), (e), (f) and (h) (Capitalization), 3.4(a) and (d) (Authority; No Conflict; Required Filings and Consents),

3.21(a) and (b) (Chapter 110F Not Applicable) and the first sentence of Section 3.7 (Absence of Certain Changes or Events), disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure or failures of any such representations and warranties to be so true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The representations and warranties of the Company contained in Sections 3.2(a), (b), (c), (d), (e), (f) and (h) (Capitalization), 3.4(a) and (d) (Authority; No Conflict; Required Filings and Consents), and 3.21(a) and (b) (Chapter 110F Not Applicable) shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date). The representations and warranties of the Company contained in the first sentence of Section 3.7 (Absence of Certain Changes or Events) shall be true and correct as of the Closing Date as if made on and as of the Closing Date. The Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

(b)   Performance of Obligations of the Company.   The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

(c)   No Restraints.   There shall not be instituted or pending any action or proceeding in which a Governmental Entity is (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or (ii) seeking to prohibit or limit in any material respect the Buyer’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation.

7.3   Additional Conditions to Obligations of the Company.   The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

(a)   Representations and Warranties.   The representations and warranties of the Buyer and Merger Sub set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Buyer Material Adverse Effect, shall be true and correct as of the Closing Date as though made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure or failures of any such representations and warranties to be so true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. The Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

(b)   Performance of Obligations of the Buyer and Merger Sub.   The Buyer and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

ARTICLE VIII

Termination and Amendment

8.1   Termination.   This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(i), by written notice by the terminating party to the other party), whether before or after approval of this Agreement by the stockholders of the Company:

(a)   by mutual written consent of the Buyer, Merger Sub and the Company; or

(b)   by either the Buyer or the Company if the Merger shall not have been consummated by September 14, 2007 (the “Outside Date”) (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or

(c)   by either the Buyer or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

(d)   by either the Buyer or the Company if at the Company Meeting (or any adjournment thereof) at which a vote on the Company Voting Proposal is taken, the Required Company Stockholder Vote in favor of the Company Voting Proposal shall not have been obtained; provided that any termination by the Company under this Section 8.1(d) shall be conditioned on, and only become effective upon, the payment by the Company of the fee specified in Section 8.3(b); or

(e)   by the Buyer, if (whether or not permitted by this Agreement) (i) the Company shall have (A) made or resolved to make a Change in Recommendation (it being agreed that, by itself, any determination by the Company Board (or a committee thereof) to send a Notice of Recommendation Change to the extent permitted by and in accordance with Section 6.1 shall not constitute a termination event under this clause (A) unless such determination or Notice of Recommendation Change becomes publicly known other than as a result of any action by the Buyer, the Merger Sub or any or their respective Affiliates), (B) made or resolved to take or publicly announced its intention to take any of the actions described in Section 6.1(c)(ii) or Section 6.1(c)(iii), (C) failed to recommend against a tender or exchange offer related to an Acquisition Proposal in any publicly disclosed position taken pursuant to Rules 14d-9 and 14e-2 under the Exchange Act (other than a “stop, look and listen” disclosure), (D) recommended to the stockholders of the Company or approved any Acquisition Proposal or resolved to effect the foregoing (it being agreed that, by itself, any determination by the Company Board (or a committee thereof) to send a Notice of Recommendation Change to the extent permitted by and in accordance with Section 6.1 shall not constitute a termination event under this clause (D) unless such determination or Notice of Recommendation Change becomes publicly known other than as a result of any action by the Buyer, the Merger Sub or any or their respective Affiliates), (E) failed to include in the Proxy Statement its recommendation that the stockholders approve this Agreement or (F) after receipt by the Company or the public announcement of an Acquisition Proposal or after the occurrence of any of the events that trigger an obligation to notify the Buyer under the penultimate sentence of Section 6.1(b), the Company Board shall have failed to publicly reaffirm its recommendation in favor of the adoption of this Agreement by the shareholders of the Company within ten (10) Business Days after the Buyer requests in writing that such recommendation be reaffirmed, or (ii) the Company shall have willfully and materially breached Section 6.1, 6.5 or 3.21(c); or

(f)    by the Company, at any time prior to the Company Stockholder Approval, if the Company concurrently enters into a definitive agreement with respect to a Superior Proposal in accordance with, and subject to the terms and conditions of, clause (y) of Section 6.1(c) and at least three (3) Business Days have passed since the last Notice of Recommendation Change; provided that, any such purported termination pursuant to this Section 8.1(f) shall be void and of no force or effect unless the Company has paid the applicable termination fee in accordance with Section 8.3(c); or

(g)   by the Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied, and (ii) cannot be cured by the Company by the Outside Date or, if curable, shall not have been cured within 20 days following receipt by the Company of written notice of such breach or failure to perform from the Buyer; or

(h)   by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer or Merger Sub set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.3(a) or 7.3(b) not to be satisfied, and (ii) cannot be cured by the Buyer by the Outside Date or, if curable, shall not have been cured within 20 days following receipt by the Buyer of written notice of such breach or failure to perform from the Company; or

(i)    by the Company if (i) the conditions set forth in Sections 7.1 and 7.2 and the proviso to Section 1.2 have been satisfied (other than those conditions that by their terms are to be satisfied at Closing, and on the date of such termination no state of facts or circumstances exists that would cause such conditions not to be satisfied if the Closing were to occur), (ii) on or before the Closing Date, none of the Buyer, the Merger Sub or the Surviving Corporation shall have received the proceeds of the financings contemplated by the Commitment Letters or any substitute financing for a similar amount and (iii) the Buyer fails to notify the Company in writing with supporting evidence reasonably satisfactory to the Company that, notwithstanding the developments in clause (ii), it will still be able to deposit the requisite funds with the Exchange Agent in accordance with Section 2.2 on the Closing Date.

8.2   Effect of Termination.   In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company, Merger Sub or their respective officers, directors, stockholders or Affiliates; provided that (a) any such termination shall not relieve any party from liability for any fraud or willful breach of this Agreement (including, in the case of the Buyer and Merger Sub, but subject to the Buyer Liability Limitation, damages based on the consideration payable to the stockholders of the Company as contemplated by this Agreement) and (b) the provisions of Sections 5.2 (Company Cash), 5.3 (Confidentiality) and 8.3 (Fees and Expenses), this Section 8.2 (Effect of Termination) and Article IX (Miscellaneous) of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3   Fees and Expenses.

(a)   Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

(b)   If the Company or the Buyer terminates this Agreement pursuant to Section 8.1(d), the Company shall promptly pay the Buyer the lesser of (i) $4,250,000 and (ii) the documented, out-of-pocket fees and expenses of Buyer, Sponsor and their Affiliates in connection with this Agreement and the transactions contemplated hereby.

(c)   If the Buyer or the Company terminates this Agreement pursuant to Section 8.1(e) or Section 8.1(f), respectively, the Company shall pay to the Buyer or its designee a termination fee of $26,000,000 concurrently with (and as a condition to) the termination of this Agreement by the Company or no later than two (2) Business Days after such termination by the Buyer, as applicable.

(d)   If the Buyer terminates this Agreement pursuant to Section 8.1(g) or if the Buyer or the Company terminates this Agreement pursuant to Section 8.1(b) or Section 8.1(d), and (i) if prior to the date of such termination (but on or after the date hereof) a bona fide Acquisition Proposal is publicly announced or is otherwise communicated to the Company Board and (ii) within twelve (12) months after the date of such termination, either the Company consummates an Acquisition Proposal or the Company enters into a definitive agreement with respect to any Acquisition Proposal (which in either case need not be the same Acquisition Proposal as under clause (i)) and such Acquisition Proposal is otherwise consummated, whether within or without such 12 month period, the Company shall pay to the Buyer or its designee a termination fee of $26,000,000 (less any amounts previously paid or owing pursuant to Section 8.3(b)) concurrently with the consummation of such Acquisition Proposal; provided, that solely for purposes of this Section 8.3(d), the term Acquisition Proposal shall have the meaning ascribed thereto in Section 6.1, except that all references to twenty percent (20%) therein shall be changed to fifty percent (50%);

(e)   In the event this Agreement is terminated by the Company pursuant to Section 8.1(i) and the Buyer has failed to consummate the Merger by reason of a failure of the Buyer or Merger Sub to receive the proceeds of the debt financing contemplated by the Debt Commitment Letter, then the Buyer shall pay to the Company a fee of $26,000,000 (the “Buyer Termination Fee”) within two (2) business days after such termination by the Company. If the Buyer Termination Fee is paid, and the Buyer and Merger Sub are not otherwise in willful breach of this Agreement (other than any such breach arising from the failure by the Buyer, after complying with its obligations under Section 5.4 of this Agreement, to obtain the Debt Financing) and none of the Buyer, the Merger Sub or the Sponsor has committed fraud against the Company, then the Company’s termination of this Agreement and receipt of payment of the Buyer Termination Fee shall be the sole and exclusive remedy against the Buyer, Merger Sub, the Sponsor and any of their respective Representatives, Affiliates, directors, officers, employees, partners, managers, members, or stockholders (each, a “Buyer Party”) for any loss or damage suffered as a result of the breach of this Agreement or any representation, warranty, covenant or agreement contained herein by the Buyer or Merger Sub or the failure of the Merger to be consummated or otherwise in connection with this Agreement or the transactions contemplated hereby (such losses or damages, collectively, “Company Damages”). Company Damages shall include, and the Company shall be entitled to recover, notwithstanding the absence of third party beneficiary rights, any damages suffered by the Company’s stockholders as a group in the event of a successful claim by the Company pursuant to Section 8.2(a) for the Buyer’s or the Merger Sub’s willful breach of this Agreement or fraud prior to termination. Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of all the Buyer Parties for all Company Damages shall be limited to $60,000,000 (the “Buyer Liability Limitation”) (it being understood that, for all purposes of determining whether the aggregate amount of Company Damages paid by the Buyer Parties has reached the Buyer Liability Limitation, the amount paid in respect of the Buyer Termination Fee shall be included as Company Damages and therefore the parties agree that the sum of the aggregate amount of Company Damages (not including the Buyer Termination Fee) paid plus the aggregate amount of the Buyer Termination Fee paid by all the Buyer Parties may never exceed $60,000,000) under any circumstances.) In no event shall the Company seek, and the Company shall cause its Subsidiaries not to seek, any Company Damages or any other recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against any Buyer Party in excess of Buyer Liability Limitation from any Buyer Party in connection therewith and the Company, its Affiliates and its Subsidiaries shall be precluded from any other remedy against any Buyer Party at Law or in equity or otherwise. In addition, notwithstanding anything to the contrary in this Agreement, in all cases, the maximum liability of the Sponsor, directly or indirectly, shall be limited to the express obligations of the Sponsor under its Guarantee. For the avoidance of doubt, subject to the first sentence of this Section 8.3(e), there shall be no liability of any Buyer Party for Company Damages other than liability for fraud or the willful breach by the Buyer of any of its representations, warranties, covenants or agreements set forth in this Agreement.

(f)    Each of the Company and the Buyer acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Payment of the termination fees described in this Section 8.3 shall not be in lieu of damages incurred in the event of fraud or a willful breach of this Agreement described in clause (a) of Section 8.2, but otherwise shall constitute the sole and exclusive remedy of the parties in connection with any termination of this Agreement. If the Company shall fail to pay the termination fee payable under Section 8.3 when due or the Buyer shall fail to pay the Buyer Termination Fee when due, the defaulting party shall reimburse the non-defaulting party for all reasonable costs and expenses actually incurred or accrued by such non-defaulting party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.3 together with interest on the amount of the Company’s termination fee under Section 8.3 or the Buyer Termination Fee, as the case may be, from the date such payment was required to be made until the date of payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

8.4   Amendment.   This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of any party, but, after any such approval, no amendment shall be made which by Law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.5   Extension; Waiver.   At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

Miscellaneous

9.1   Nonsurvival of Representations, Warranties and Agreements.   None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article II, Sections 6.8 and 6.10 and Article IX.

9.2   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first (1st) Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below:

(a)   if to the Buyer or Merger Sub, to

Caritor, Inc.
210 Porter Drive, Suite 315
San Ramon, CA 94583
Attn: Mani Subramanian
Telecopy: (925)-838-7138

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attn:     Ethan A. Klingsberg, Esq.

Jeffrey S. Lewis, Esq.
Duane McLaughlin, Esq.

Telecopy: (212) 225-3999

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
55 Second Street, Twenty-Fourth Floor
San Francisco, CA 94105
Attn:     Gregg F. Vignos, Esq.

Luke P. Iovine, Esq.
Telecopy: (415)-856-7100

(b)   if to the Company, to

Keane, Inc.
100 City Square
Boston, MA 02129
Attention: Chief Executive Officer
Telecopy: (617) 517-1210

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attn: Hal J. Leibowitz
Telecopy: (617) 526-5000

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

9.3   Entire Agreement.   This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in effect in accordance with its terms except to the extent expressly set forth in the parenthetical at the end of Section 5.3.

9.4   No Third Party Beneficiaries.   This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person (or any Affiliate of such Person) other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary hereto, except: (a) holders, as of the Effective Time, of Company Common Stock, Company Stock Options and Restricted Shares shall be third party beneficiaries from and after the occurrence of the Effective Time with respect to Article II, but shall have no rights under this Agreement before the Effective Time or in the event this Agreement terminates for any reason without the Effective Time having occurred and (b) the Indemnified Parties shall be third party beneficiaries from and after the occurrence of the Effective Time with respect to Section 6.8, but shall have no rights under this Agreement before the Effective Time or in the event this Agreement terminates for any reason without the Effective Time having occurred. No provision in this Agreement shall modify or amend any Company Employee Plan unless this Agreement explicitly states that the provision “amends” such Company Employee Plan. This shall not prevent the parties entitled to enforce this Agreement from enforcing any provision in this Agreement, but no other party shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to such Company Employee Plan. If a party not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to such Company Employee Plan and that provision is construed to be such an amendment despite not being explicitly designated as one in this Agreement, that provision shall lapse retroactively as of its inception, thereby precluding it from having any amendatory effect.

9.5   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided that Buyer may assign its rights and obligations to any wholly owned Subsidiary to which it transfers substantially all of its assets, with the Buyer remaining responsible for any of its obligations under this Agreement; and provided further, that the Merger Sub may assign its rights to any Affiliate thereof, with the Merger Sub remaining responsible for any of its obligations under this Agreement.

9.6   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.7   Counterparts and Signature.   This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

9.8   Interpretation.   When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. For purposes of this Agreement, references to any Law, including the Code, ERISA and Takeover Statutes, shall also be deemed to be references to any successor, amended or modified provisions thereof (except, that when used in Section 3.21(a) but not in Section 6.12, the statutes referenced in Section 3.21(a) shall refer only to those statutes as in effect on the date hereof). Any reference to any federal, state, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

9.9   Governing Law.   This Agreement shall be governed by and construed in accordance with the internal Laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the Commonwealth of Massachusetts.

9.10   Remedies.   The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed by the Company in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, prior to any termination of this Agreement permitted by and in accordance with Section 8.1, the Buyer and Merger Sub shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, the Company shall not allege, and hereby waives the defense, that there is an adequate remedy at Law. The parties further acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Buyer or Merger Sub or to enforce specifically the terms and provisions of this Agreement and that the Company’s sole and exclusive remedy with respect to any such breach shall be the Buyer Termination Fee (if applicable) and, if applicable, the other remedies at Law available to the Company to the extent set forth in Section 8.3 (subject to the Buyer Liability Limitation); provided, however, that the Company shall be entitled to specific performance against the Buyer and Merger Sub to prevent any breach by the Buyer or Merger Sub of Section 6.4.

9.11   Submission to Jurisdiction.   Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the Borough of Manhattan, State of New York in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.11, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.

9.12   Disclosure Schedules.   The Company Disclosure Schedule shall each be arranged in Sections corresponding to the numbered sections contained in this Agreement, and the disclosure in any section shall qualify (a) the corresponding section of this Agreement and (b) the other sections of this Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections. The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or is reasonably expected to result in a Company Material Adverse Effect or is outside the Ordinary Course of Business.

9.13   Company’s Knowledge.   For purposes of this Agreement, the term “Company’s Knowledge” means the actual knowledge of the individuals identified in Section 9.13 of the Company Disclosure Schedule; provided, however, that for purposes of Article III of this Agreement, the term “Company’s Knowledge” means the actual knowledge of such individuals as of the date hereof. For the avoidance of doubt, to the extent that there would be inaccuracies in representations and warranties in Article III if the foregoing proviso were not to apply, the changes, conditions, events and developments causing or contributing to such inaccuracies shall not necessarily be disregarded for purposes of the first sentence of Section 3.7 notwithstanding the foregoing proviso or any provision that limits representations about such changes, conditions, events and developments to only a specified section of Article III.

9.14   Recourse.   This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against entities that are expressly identified as parties hereto (or the Sponsor to the extent set forth in the Guarantee) and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representatives of any party hereto (other than the Sponsor to the extent set forth in the Guarantee) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank.]

The Buyer, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date set forth in the initial caption of this Agreement.

CARITOR, INC.
By:	/s/ S. SUBRAMANIAN
	Name:	S. Subramanian
	Title:	Chairman & CEO
RENAISSANCE ACQUISITION CORP.
By:	/s/ S. SUBRAMANIAN
	Name:	S. Subramanian
	Title:	President
KEANE, INC.
By:	/s/ KIRK ARNOLD
	Name:	Kirk Arnold
	Title:	Vice Chair and President and Chief Executive Officer

SCHEDULE A

Parties to the Company Stockholder Agreement

1.	John F. Keane
2.	John F. Keane 1993 Revocable Trust
3.	John F. Keane Grantor Retained Annuity Trust
4.	Marilyn T. Keane
5.	Marilyn T. Keane 2006 Grantor Retained Annuity Trust
6.	Marilyn T. Keane 1997 Revocable Trust
7.	Brian T. Keane
8.	John Francis Keane Irrevocable Children’s Trust for Benefit of Brian T. Keane
9.	John F. and Marilyn T. Keane 1997 Children’s Trust for Benefit of Brian T. Keane
10.	Brian T. Keane Revocable Trust
11.	John F. Keane, Jr.
12.	John Francis Keane Irrevocable Children’s Trust for Benefit of John F. Keane, Jr.
13.	John F. and Marilyn T. Keane 1997 Children’s Trust for Benefit of John F. Keane, Jr.
14.	Victoire K. Lang
15.	John Francis Keane Irrevocable Children’s Trust for Benefit of Victoire K. Lang
16.	John F. and Marilyn T. Keane 1997 Children’s Trust for Benefit of Victoire K. Lang

Exhibit A

Form of Company Stockholder Agreement

STOCKHOLDER VOTING AGREEMENT

THIS STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is entered into as of                       , 2007 by and among the stockholders listed on the signature page(s) hereto (collectively, the “Stockholders” and each individually, a “Stockholder”), Keane, Inc., a Massachusetts corporation (the “Company”), and Caritor, Inc., a California corporation (“Buyer”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially the shares of Common Stock, $.10 par value per share, of the Company (such shares being referred to herein collectively as the “Shares” and, for the avoidance of doubt, all references herein to a Stockholder’s Shares shall include not only all the Shares opposite such Stockholder’s name on Schedule I, but also all additional shares of Company Common Stock that are owned directly or indirectly by such Stockholder or any Person controlled by or under common control with such Stockholder, subject in all cases to Transfers of such Shares that have been made to Permitted Transferees to the extent permitted by and in accordance with Section 2(a)) set forth opposite their respective names on Schedule I hereto;

WHEREAS, concurrently with the execution of this Agreement, Buyer, Buyer’s Subsidiary, a Massachusetts corporation and a wholly owned subsidiary of Buyer (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation (the “Merger”); and

WHEREAS, as a condition to the willingness of Buyer to enter into the Merger Agreement, Buyer has required that the Stockholders enter into, and in order to induce Buyer to enter into the Merger Agreement, the Stockholders are willing to enter into, this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Section 1.   Voting of Shares.   Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the Company Meeting or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder (a) will vote or consent to, or cause to be voted or consented to, all of his, her or its Shares to approve the Merger Agreement and (b) will vote all of his, her or its Shares against, and not provide consents to, any and all Acquisition Proposals and agreements providing for Acquisition Proposals or any proposal or nomination made by a Person who is, or whose Affiliate is, making, or has communicated an intention to make, an Acquisition Proposal. In the event the Merger Agreement is amended in accordance with its terms to provide for a tender offer structure, such Stockholder shall tender his, her or its Shares before the scheduled expiration date for such tender offer by Buyer.

Section 2.   Transfer of Shares.

(a)   Each Stockholder covenants and agrees that, without the written consent of Buyer, such Stockholder will not directly or indirectly (i) sell, assign, transfer (including by merger, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber, assign or otherwise dispose of (“Transfer”) any Shares or the Beneficial Ownership (as hereinafter defined) thereof (except to a Permitted Transferee), (ii) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or the Beneficial Ownership thereof or grant or agree to grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer of any Shares or the Beneficial Ownership thereof (except, in each case under clause (i) and this clause (iii), to a Permitted Transferee). For purpose of this Agreement, “Beneficial Ownership” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (disregarding the reference to “within 60 days” in Rule 13d-3(d)(1)(i)). As used herein, a “Permitted Transferee” shall mean a Person that (A) is a signatory to this Agreement as of the date hereof, owns Shares continuously from the date hereof through the time of the action proposed under Section 2(a)(i) or Section 2(a)(iii), and has not violated this Agreement or (B) before such action proposed under Section 2(a)(i) or Section 2(a)(iii) occurs, agrees in writing, in form and substance to the reasonable satisfaction of Buyer, to be bound as a Stockholder under this Agreement and has not violated this Agreement. In connection with any Transfer of Shares to a Permitted Transferee, the transferring Stockholder may transfer its rights and obligations under this Agreement to the Permitted Transferee, but the transferring Stockholder shall remain primarily liable for all breaches of such obligations before such Transfer and shall remain secondarily liable for all breaches of such transferred obligations from and after such Transfer. Notwithstanding anything herein to the contrary, nothing in this Agreement shall permit any Transfer of Shares, Beneficial Ownership, rights or obligations or any other action that would otherwise be permitted by this Section 2(a) if such Transfer or other action would create any material impediment or delay to the performance or consummation of the Merger Agreement or this Agreement, including, without limitation, triggering the applicability of any Takeover Statute to the Merger Agreement, this Agreement or any of the transactions contemplated by the Merger Agreement or this Agreement.

(b)   Each Stockholder undertakes that, while this Agreement is in effect, except as contemplated by Section 7, such Stockholder shall not, directly or indirectly, (i) solicit, initiate, propose or knowingly encourage or take any other action to knowingly facilitate an Acquisition Proposal, (ii) enter into any letter of intent, memorandum of understanding, agreement, option agreement, voting agreement or other agreement or arrangement with respect to any Acquisition Proposal or (iii) enter into, continue, participate, engage or knowingly assist in any manner in negotiations or discussions with, or provide any non-public information or data to, any person (other than Buyer or any of its affiliates or representatives) relating to any Acquisition Proposal.

Section 3.   Reasonable Efforts to Cooperate.

(a)   Except as contemplated by Section 7, each Stockholder will, without further consideration, promptly provide any information reasonably requested by the Company, Buyer or Merger Sub for any regulatory application or filing made or approval sought in connection with the transactions contemplated by this Agreement or the Merger Agreement (including filings with the SEC or any other Governmental Entity).

(b)   Each Stockholder hereby consents to the publication and disclosure in the Proxy Statement, statements of beneficial ownership filed by Buyer and its Affiliates (and any other documents or communications provided by Buyer, Merger Sub or the Company to any Governmental Entity or to security holders of the Company) such Stockholder’s identity and Beneficial Ownership of the Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Agreement.

(c)   Each Stockholder agrees, while this Agreement is in effect, (i) upon written request by Buyer, to notify Buyer promptly in writing of the number of additional Shares, any options to purchase Shares or other securities of the Company acquired by such Stockholder, if any, after the date hereof and (ii) to notify Buyer promptly in writing if it receives, in its capacity as a Stockholder, any inquiries or proposals relating to the matters contemplated by Section 2(b) and to include in such notice the identity of the counterparty and the material provisions of the inquiry or proposal.

Section 4.   Representations and Warranties of the Stockholders.   Each Stockholder on such Stockholder’s own behalf hereby severally, and not jointly, represents and warrants to Buyer as follows:

(a)   Ownership of Shares.   Except as set forth on Schedule I hereto, the Stockholder (i) is the sole owner of record and Beneficial Owner of all of the Shares as set forth opposite his, her or its name on Schedule I hereto and (ii) has sole voting power with respect to all of such Shares and has not entered into any voting agreement or voting trust with respect to any such Shares and has not as of the date hereof granted a proxy, a consent or power of attorney with respect to such Shares and, so long as this Agreement is in effect, will not grant any such proxies, consents and powers of attorney with respect to such Shares that are inconsistent with this Agreement.

(b)   Power, Binding Agreement.   The Stockholder has the requisite power and authority to enter into and perform all of its obligations under this Agreement and no further proceedings or actions on the part of such Stockholder are necessary to authorize the execution, delivery or performance by such Stockholder of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(c)   No Conflicts.   The execution and delivery of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby by the Stockholder will not, result in any breach or violation of, require any consent under, be in conflict with or constitute a default (whether with notice of lapse of time or both) under any mortgage, bond, indenture, agreement, instrument, obligation, judgment, order, decree, law or regulation to which the Stockholder is a party or by which the Stockholder (or his, her or its Shares) are bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not in any material respect impair or adversely affect the Stockholder’s ability to perform his, her or its obligations under this Agreement. Except as expressly contemplated hereby or as set forth on Schedule I hereto, the Stockholder is not a party to any voting agreement or voting trust relating to the Shares.

Section 5.   Termination.   This Agreement shall terminate upon the first to occur of (a) the Effective Time and (b) any termination of the Merger Agreement in accordance with the terms thereof. Any such termination shall be without prejudice to liabilities arising hereunder before such termination.

Section 6.   Specific Performance.   The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 7.   Fiduciary Duties.   Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company.

Section 8.   Miscellaneous.

(a)   Entire Agreement.   This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto; provided, that Buyer and Merger Sub may waive compliance by any other party with any representation, agreement or condition otherwise required to be complied with by any such party under this Agreement or release any other party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing and executed by Buyer and Merger Sub.

(b)   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(c)   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

(d)   Counterparts and Signature.   This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

(e)   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below:

(i)    if to a Stockholder to the address set forth below such Stockholder’s name on Schedule I to this Agreement;

(ii)   if to the Buyer to:

Caritor, Inc.
210 Porter Drive, Suite 315
San Ramon, CA 94583
Attn: Mani Subramanian
Telecopy: (925)-838-7138

with a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attn:	Ethan A. Klingsberg, Esq.
Jeffrey S. Lewis, Esq.
Duane McLaughlin, Esq.
Telecopy: (212) 225-3999
with a copy to:
Paul, Hastings, Janofsky & Walker LLP
55 Second Street, Twenty-Fourth Floor
San Francisco, CA 94105
Attn:	Gregg F. Vignos, Esq.
Luke P. Iovine, Esq.
Telecopy: (415)-856-7100
(iii)	if to the Company to:
Keane, Inc.
100 City Square
Boston, MA 02129
Attention: Chief Executive Officer
Telecopy: (617) 517-1210
with a copy to:
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attn: Hal J. Leibowitz, Esq.
Telecopy: (617) 526-5000

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telex, ordinary mail or electronic mail), but no such notice of other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

(f)   No Third Party Beneficiaries.   This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

(g)   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment or delegation without such prior written consent shall be null and void, except that the Buyer may assign this Agreement to any direct or indirect wholly owned subsidiary of the Buyer without the consent of the Company or the Stockholders (provided that the Buyer shall remain liable for all of its obligations under this Agreement) and any Stockholder may assign this Agreement to the extent permitted by, and in accordance with, Section 2(a). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(h)   Interpretation.   When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

(i)   Submission to Jurisdiction.   Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in The Borough of Manhattan in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(j)   Expenses.   All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

COMPANY
By:
Name:
Title:
BUYER
By:
Name:
Title:
STOCKHOLDERS:

Signature

Name

Signature

Name

Exhibit B

Form of Guarantee

LIMITED GUARANTEE
OF
COURT SQUARE CAPITAL LIMITED

LIMITED GUARANTEE, dated as of                     , 2007 (this “Guarantee”), by Court Square Capital Limited, a Delaware corporation (the “Guarantor”), in favor of Keane, Inc., a Massachusetts corporation (the “Company”).

1.   GUARANTEE.   To induce the Company to enter into that certain Agreement and Plan of Merger, dated as of                , 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement), by and among the Company, Caritor, Inc., a California corporation (“Buyer”), and Renaissance Acquisition Corp. a Massachusetts corporation and a wholly owned subsidiary of Buyer (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, the Guarantor absolutely, unconditionally and irrevocably guarantees to the Company the due and punctual observance, payment, performance and discharge of (i) the payment obligations of Buyer with respect to the Buyer Termination Fee, (ii) any Company Damages for which Buyer is liable after the termination of the Merger Agreement as a result of any fraud by Sponsor, Buyer or Merger Sub or willful breach by Buyer or Merger Sub of any of their representations, warranties, covenants or agreements set forth in the Merger Agreement in each case as provided in Section 8.2(a) of the Merger Agreement and (iii) any payment obligations of the Buyer pursuant to Section 5.4(d) (Company’s financing expenses), 5.2(a) (expenses of liquidation and conversion of unrestricted cash equivalents) or 8.3(f) (expenses enforcing termination fee) of the Merger Agreement (each of (i), (ii) and (iii) is referred to herein individually as an “Obligation” and collectively as the “Obligations”); provided that in no event shall the Guarantor’s aggregate liability under this Guarantee exceed $60,000,000 (the “Cap”), it being understood that this Guarantee may not be enforced against the Guarantor without giving effect to the Cap.

If the Buyer is in breach of any of its Obligations, then all of the Guarantor’s liabilities to the Company hereunder in respect of such Obligations shall, at the Company’s option, become immediately due and payable and the Company may at any time and from time to time, at the Company’s option, and so long as Buyer remains in breach of its Obligations, take any and all actions available hereunder or under applicable Law to collect the Guarantor’s liabilities hereunder in respect of such Obligations, subject to the Cap.

2.   NATURE OF GUARANTEE.   The Company shall not be obligated to file any claim relating to the Obligations in the event that Buyer or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Company in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made. This is an unconditional guarantee of payment and not of collectibility. The Guarantor reserves the right to assert defenses which Buyer or Merger Sub may have to payment of any Obligations other than defenses arising from the bankruptcy or insolvency of Buyer or Merger Sub and other defenses expressly waived hereby.

3.   CHANGES IN OBLIGATIONS, CERTAIN WAIVERS.   The Guarantor agrees that the Company may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with Buyer or Merger Sub for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Company and Buyer or Merger Sub or any such other person without in any way impairing or affecting this Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Company to assert any claim or demand or to enforce any right or remedy against Buyer or Merger Sub or any other entity or person interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement made in accordance with the terms thereof or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (c) the addition, substitution or release of any other entity or person interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate existence, structure or ownership of Buyer or Merger Sub or any other entity or person interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Buyer or Merger Sub or any other entity or person interested in the transactions contemplated in the Merger Agreement; (f) the existence of any claim, set-off or other rights which the Guarantor may have at any time against Buyer, Merger Sub or the Company, whether in connection with the Obligations or otherwise; or (g) the adequacy of any other means the Company may have of obtaining payment of the Obligations. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Company. The Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (except for notices to be provided to Buyer and Merger Sub in accordance with Section 9.2 of the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Buyer or Merger Sub or any other entity or other person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (in all cases, other than fraud or willful misconduct by the Company or any of its Subsidiaries or defenses to the payment of the Obligations that are available to Buyer or Merger Sub under the Merger Agreement or breach by the Company of this Guarantee). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits. The Company hereby covenants and agrees that it shall not institute, and shall cause its Subsidiaries not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against the Guarantor or any of the Guarantor’s former, current or future directors, officers, agents, Affiliates (other than Buyer or Merger Sub) or employees, or against any of the former, current or future general or limited partners, members, managers or stockholders of the Guarantor or any Affiliate thereof (other than Buyer or Merger Sub) or against any former, current or future directors, officers, agents, Affiliates, general or limited partners, members, managers or stockholders of any of the foregoing (other than Buyer or Merger Sub), except for claims against Guarantor under this Guarantee. Notwithstanding anything to the contrary contained in this Guarantee, the Company hereby agrees that to the extent Buyer and Merger Sub are relieved of any Obligations under the Merger Agreement (other than as a result of defenses arising from the bankruptcy or insolvency of Buyer or Merger Sub or other defenses expressly waived hereby), the Guarantor shall be similarly relieved of its obligations under the Guarantee.

4.   NO WAIVER; CUMULATIVE RIGHTS.   No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Company or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time.

5.   REPRESENTATIONS AND WARRANTIES.   The Guarantor hereby represents and warrants that:

(a)   the execution, delivery and performance of this Guarantee have been duly authorized by all necessary action and do not contravene any provision of the Guarantor’s partnership agreement, operating agreement or similar organizational documents or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

(b)   all consents, approvals, authorizations and permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;

(c)   this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d)   Guarantor has the financial capacity to pay and perform its obligations under this Guarantee, and all funds necessary for the Guarantor to fulfill its obligations under this Guarantee shall be available to the Guarantor for so long as this Guarantee shall remain in effect in accordance with Section 8 hereof.

6.   NO ASSIGNMENT.   Neither the Guarantor nor the Company may assign or transfer its rights, interests or obligations hereunder to any other person (except by operation of Law) without the prior written consent of the Company or the Guarantor, as the case may be; provided, however, that the Guarantor may transfer all or a portion of its obligations hereunder to an Affiliate or to an entity managed or advised by an Affiliate of the Guarantor, provided that no such transfer shall relieve the Guarantor of any liability or obligation hereunder except to the extent actually performed or satisfied by the transferee.

7.   NOTICES.   All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days (as defined in the Merger Agreement) after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first (1st) Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below. All notices to the Guarantor hereunder shall be delivered as set forth below:

Citigroup Alternative Investments LLC
731 Lexington Avenue
28th Floor
New York, NY 10022
Telecopy: (212)-793-8745
Attn: William Arnold
Attn: Millie Kim

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attn: Ethan A. Klingsberg, Esq.
Jeffrey S. Lewis, Esq.
Duane McLaughlin, Esq.
Telecopy: (212) 225-3999

or to such other address or facsimile number as the Guarantor shall have notified the Company in a written notice delivered to the Company in accordance with the Merger Agreement. All notices to the Company hereunder shall be delivered as set forth in the Merger Agreement.

8.   CONTINUING GUARANTEE.   This Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and permitted assigns until all amounts payable under this Guarantee have been indefeasibly paid or satisfied in full. Notwithstanding the foregoing, this Guarantee shall terminate and the Guarantor shall have no further obligations under this Guarantee as of the earlier of (a) the Effective Time (as defined in the Merger Agreement), (b) the valid termination of the Merger Agreement in accordance with its terms pursuant to Section 8.1(a), 8.1(d), 8.1(e), 8.1(f) or 8.1(g) and (c) the first anniversary of any other termination of the Merger Agreement in accordance with its terms, except, in the case of clause (c), as to a claim for payment of any Obligation presented by the Company to Buyer, Merger Sub or the Guarantor by such first anniversary. Notwithstanding the foregoing, in the event that the Company or any of its Subsidiaries asserts in any litigation or other proceeding that the provisions of Section 1 hereof limiting the Guarantor’s liabilities to the Cap or the provisions of Section 8 or 9 hereof are illegal, invalid or unenforceable in whole or in part or asserts any theory of liability against the Guarantor or any Affiliates of the Guarantor with respect to the transactions contemplated by the Merger Agreement other than liability of the Guarantor with respect to this Guarantee (as limited by the provisions of Section 1), then (i) the obligations of the Guarantor under this Guarantee shall terminate ab initio and be null and void, (ii) if the Guarantor has previously made any payments under this Guarantee, it shall be entitled to recover such payments, and (iii) neither the Guarantor nor any Affiliate of the Guarantor shall have any liability to the Company with respect to the transactions contemplated by the Merger Agreement or under this Guarantee; provided, however, that if the Guarantor asserts in any litigation or other proceeding that this Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law), then, to the extent the Company prevails in such litigation or proceeding, the Guarantor shall pay on demand all reasonable fees and out of pocket expenses of the Company in connection with such litigation or proceeding.

9.   NO RECOURSE.   The Company by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no Person other than the Guarantor shall have any obligation hereunder and that no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, agent, Affiliate (other than Buyer or Merger Sub) or employee of the Guarantor, against any former, current or future general or limited partner, member, manager or stockholder of the Guarantor or any Affiliate thereof (other than Buyer or Merger Sub) or against any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing (other than Buyer or Merger Sub), whether by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or other applicable Law. The Company acknowledges and agrees that Merger Sub has no assets and that no funds are expected to be contributed by Buyer or Merger Sub unless the Closing occurs. Recourse against the Guarantor under this Guarantee shall be the exclusive remedy of the

Company and its Subsidiaries against the Guarantor or any of its former, current or future directors, officers, agents, Affiliates, general or limited partners, members, managers or stockholders in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby. The Company hereby covenants and agrees that it shall not institute, and shall cause its Subsidiaries not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against the Guarantor or any of its former, current or future directors, officers, agents, Affiliates (other than Buyer or Merger Sub), general or limited partners, members, managers or stockholder except for claims against the Guarantor under this Guarantee. Except in accordance with Section 6 hereof, nothing set forth in this Guarantee shall affect or be construed to give any Person (other than the Guarantor and the Company (including any Person acting in a representative capacity and any Affiliate of the Company)) any rights or remedies against any Person.

10.   GOVERNING LAW.   This Guarantee shall be governed by and construed in accordance with the internal Laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the Commonwealth of Massachusetts. All actions arising out of or relating to this Guarantee shall be heard and determined exclusively in the state or federal courts of the United States of America located in the Borough of Manhattan, City of New York, New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of the state or federal courts of the United States of America located in the Borough of Manhattan, City of New York, New York for the purpose of any action arising out of or relating to this Guarantee brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Guarantee or the transactions contemplated hereby may not be enforced in or by the above-named court.

11.   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

12.   COUNTERPARTS.   This Guarantee may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Guarantor and the Company have caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

COURT SQUARE CAPITAL LIMITED
By:
Name:
Title:
Accepted and Agreed to:
KEANE, INC.
By:
Name:
Title:

FIRST AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT to AGREEMENT AND PLAN OF MERGER (this “Amendment”) is entered into as of April 12, 2007, among Caritor, Inc., a California corporation (the “Buyer”), Renaissance Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of the Buyer (the “Merger Subsidiary”), and Keane, Inc., a Massachusetts corporation (the “Company”).

WHEREAS, the parties entered into an Agreement and Plan of Merger dated as of February 6, 2007 (the “Merger Agreement”); and

WHEREAS, the parties desire to amend the Merger Agreement pursuant to the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1.     Except as otherwise specifically defined in this Amendment, capitalized terms used in this Amendment without definition shall have the meaning ascribed thereto in the Merger Agreement.

2.     The Buyer and Merger Sub hereby grant the following waivers:

(a)   The Buyer and Merger Sub hereby grant a waiver under the Merger Agreement to permit the Company to amend that certain Credit Agreement dated as of September 15, 2005 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Company, each lender from time to time party thereto (collectively, the “Credit Agreement Lenders”), Bank of America, N.A. as Administrative Agent (in such capacity, the “Agent”), Swing Line Lender and L/C Issuer, KeyBank National Association, as Syndication Agent and Wachovia Bank, National Association, as Documentation Agent pursuant to and in accordance with the terms of the Second Amendment to Credit Agreement dated as of the date hereof and attached hereto as Annex A (the “Credit Agreement Amendment”).

(b)   The Buyer and Merger Sub hereby grant a waiver under the Merger Agreement to permit the Company to pay amendment and structuring fees to the Credit Agreement Lenders and the Agent or any of the Agent’s affiliates in exchange for the amendments and waivers set forth in the Credit Agreement Amendment in the amounts (but not more than the amounts) set forth in the Credit Agreement Amendment and the fee letter referenced therein.

(c)   The Buyer and Merger Sub hereby grant a waiver under the Merger Agreement (i) to permit the Company to increase the commitments under the Credit Agreement as provided pursuant to the Credit Agreement (the “Accordion”), and (ii) in connection therewith, to pay fees in cash in the aggregate amount of up to $100,000 to the Credit Agreement Lenders participating in such increased commitment and the Agent or any affiliate of the Agent.

(d)   The Buyer and Merger Sub hereby grant a waiver under the Merger Agreement to permit the Company to make one or more drawdowns under the Credit Agreement (including drawdowns utilizing the Accordion) to make payments, and to make such payments, for the following purposes: (i) to pay principal of the Debentures (defined below), accrued ordinary, non-penalty interest and  default interest thereon (which default interest is estimated to be no more than $50,000) (all such amounts are referred to collectively as “Accelerated Bond Amounts”) when due (and not before then)  under the Indenture (the “Indenture”) dated as of June 28, 2003 by and between the Company and U.S. Bank, National Association (formerly Wachovia Bank, National Association), as trustee (the “Trustee”) for the Company’s 2% Convertible Subordinated Debentures due 2013 (the “Debentures”) and the Debentures issued thereunder, as a result of the acceleration of the date on which the Debentures must be repaid in full due to the failure of the Company to timely file its annual report on Form 10-K for the year ended

December 31, 2006 or its quarterly report on Form 10-Q for the first or second fiscal quarters of 2007, and (ii) to purchase Debentures prior to the date such Debentures become due and payable so long as (A) such Debentures are promptly cancelled by the Company and (B) the total cumulative amount of the consideration (including any fees and commissions) paid in connection with the purchase of each such Debenture does not exceed the face amount of such Debenture plus accrued and unpaid interest thereon (all such amounts are referred to collectively as the “Repurchased Bond Amounts”).

(e)   The Buyer and Merger Sub hereby grant a waiver under the Merger Agreement to permit the Company to pay in cash or through borrowings permitted to the extent permitted in Section 2(c) above, and to incur the obligation to pay, the Accelerated Bond Amounts, the Repurchased Bond Amounts, tax liabilities up to $18,000,000 resulting from the payment or purchase of the Debentures, and other fees, costs and expenses payable to the Trustee, the holders of the Debentures and/or their representatives in an aggregate amount not to exceed $200,000.

3.     The Buyer acknowledges that the Company’s Form 10-K for fiscal year end 2006 was required to have been filed on or before March 16, 2007 and was not timely filed. The Buyer represents that it has not, as of the date hereof, made a determination that the failure of the Company to make such filing on or before March 16, 2007 constitutes a Company Material Adverse Effect; provided, however, that, except as otherwise set forth in Section 2 of this Amendment, the Buyer reserves all rights and remedies that it may have, now or at any time in the future, with respect to such failure to file or any continued delay in filing (including, except as otherwise set forth in Section 2 of this Amendment, any of the consequences of or other facts, events, conditions or circumstances arising out of such failure to file the Form 10-K or continued delay in such filing) and does not waive any of its  rights or remedies under the Merger Agreement with respect thereto.

4.     Except as expressly set forth in this Amendment, the waivers by the Buyer and Merger Sub set forth in Section 2 hereof (i) shall not prejudice or limit any rights or remedies of the Buyer or the Merger Sub in connection with the subject matter of such waivers, the events, circumstances and conditions that give rise to the need for such waivers or any of the consequences of such subject matter or events, circumstances and conditions or the consequences of restrictions imposed by the Credit Agreement Amendment or actions taken pursuant to Section 2(a) hereof and (ii) shall not constitute a consent by the Buyer and the Merger Sub to, or a waiver of any restriction in the Merger Agreement with respect to, any action permitted to be taken by the Company pursuant to the Credit Agreement Amendment.

5.     Except as specifically stated above, the Merger Agreement is hereby ratified and confirmed and remains in full force and effect and is not modified or amended hereby and no rights or remedies thereunder are waived. To the extent that the Merger Agreement or any of the documents and agreements attached as exhibits to the Merger Agreement, referred to therein or contemplated thereby refer to the Merger Agreement, such reference shall mean the Merger Agreement as amended hereby. All references to “the date hereof” in the Merger Agreement shall continue to refer to the date of the Merger Agreement before any amendment.

[The Next Page is the Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date set forth in the initial caption of this Amendment.

CARITOR, INC.
By	/s/ S. SUBRAMANIAN
Name: S. Subramanian
Title: Chairman and CEO
RENAISSANCE ACQUISITION CORP.
By	/s/ S. SUBRAMANIAN
Name: S. Subramanian
Title: CEO
KEANE, INC.
By	/s/ KIRK ARNOLD
Name: Kirk Arnold
Title: Vice Chair and President and Chief Executive Officer

Annex B

STOCKHOLDER VOTING AGREEMENT

THIS STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is entered into as of February 6, 2007 by and among the stockholders listed on the signature page(s) hereto (collectively, the “Stockholders” and each individually, a “Stockholder”), Keane, Inc., a Massachusetts corporation (the “Company”), and Caritor, Inc., a California corporation (“Buyer”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially the shares of Common Stock, $.10 par value per share, of the Company (such shares being referred to herein collectively as the “Shares” and, for the avoidance of doubt, all references herein to a Stockholder’s Shares shall include not only all the Shares opposite such Stockholder’s name on Schedule I, but also all additional shares of Company Common Stock that are owned directly or indirectly by such Stockholder or any Person controlled by or under common control with such Stockholder, subject in all cases to Transfers of such Shares that have been made to Permitted Transferees to the extent permitted by and in accordance with Section 2(a)) set forth opposite their respective names on Schedule I hereto;

WHEREAS, concurrently with the execution of this Agreement, Buyer, Buyer’s Subsidiary, a Massachusetts corporation and a wholly owned subsidiary of Buyer (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation (the “Merger”); and

WHEREAS, as a condition to the willingness of Buyer to enter into the Merger Agreement, Buyer has required that the Stockholders enter into, and in order to induce Buyer to enter into the Merger Agreement, the Stockholders are willing to enter into, this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Section 1.   Voting of Shares.   Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the Company Meeting or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder (a) will vote or consent to, or cause to be voted or consented to, all of his, her or its Shares to approve the Merger Agreement and (b) will vote all of his, her or its Shares against, and not provide consents to, any and all Acquisition Proposals and agreements providing for Acquisition Proposals or any proposal or nomination made by a Person who is, or whose Affiliate is, making, or has communicated an intention to make, an Acquisition Proposal. In the event the Merger Agreement is amended in accordance with its terms to provide for a tender offer structure, such Stockholder shall tender his, her or its Shares before the scheduled expiration date for such tender offer by Buyer.

Section 2.   Transfer of Shares.

(a)   Each Stockholder covenants and agrees that, without the written consent of Buyer, such Stockholder will not directly or indirectly (i) sell, assign, transfer (including by merger, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber, assign or otherwise dispose of (“Transfer”) any Shares or the Beneficial Ownership (as hereinafter defined) thereof (except to a Permitted Transferee), (ii) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or the Beneficial Ownership thereof or grant or agree to grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer of any Shares or the Beneficial Ownership thereof (except, in each case under clause (i) and this clause (iii), to a Permitted Transferee). For purpose of this Agreement, “Beneficial Ownership” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (disregarding the reference to “within 60 days” in Rule 13d-3(d)(1)(i)). As used herein, a “Permitted Transferee” shall mean a Person that (A) is a signatory to this Agreement as of the date hereof, owns Shares continuously from the date hereof through the time of the action proposed under Section 2(a)(i) or Section 2(a)(iii), and has not violated this Agreement or (B) before such action proposed under Section 2(a)(i) or Section 2(a)(iii) occurs, agrees in writing, in form and substance to the reasonable satisfaction of Buyer, to be bound as a Stockholder under this Agreement and has not violated this Agreement. In connection with any Transfer of Shares to a Permitted Transferee, the transferring Stockholder may transfer its rights and obligations under this Agreement to the Permitted Transferee, but the transferring Stockholder shall remain primarily liable for all breaches of such obligations before such Transfer and shall remain secondarily liable for all breaches of such transferred obligations from and after such Transfer. Notwithstanding anything herein to the contrary, nothing in this Agreement shall permit any Transfer of Shares, Beneficial Ownership, rights or obligations or any other action that would otherwise be permitted by this Section 2(a) if such Transfer or other action would create any material impediment or delay to the performance or consummation of the Merger Agreement or this Agreement, including, without limitation, triggering the applicability of any Takeover Statute to the Merger Agreement, this Agreement or any of the transactions contemplated by the Merger Agreement or this Agreement.

(b)   Each Stockholder undertakes that, while this Agreement is in effect, except as contemplated by Section 7, such Stockholder shall not, directly or indirectly, (i) solicit, initiate, propose or knowingly encourage or take any other action to knowingly facilitate an Acquisition Proposal, (ii) enter into any letter of intent, memorandum of understanding, agreement, option agreement, voting agreement or other agreement or arrangement with respect to any Acquisition Proposal or (iii) enter into, continue, participate, engage or knowingly assist in any manner in negotiations or discussions with, or provide any non-public information or data to, any person (other than Buyer or any of its affiliates or representatives) relating to any Acquisition Proposal.

Section 3.   Reasonable Efforts to Cooperate.

(a)   Except as contemplated by Section 7, each Stockholder will, without further consideration, promptly provide any information reasonably requested by the Company, Buyer or Merger Sub for any regulatory application or filing made or approval sought in connection with the transactions contemplated by this Agreement or the Merger Agreement (including filings with the SEC or any other Governmental Entity).

(b)   Each Stockholder hereby consents to the publication and disclosure in the Proxy Statement, statements of beneficial ownership filed by Buyer and its Affiliates (and any other documents or communications provided by Buyer, Merger Sub or the Company to any Governmental Entity or to security holders of the Company) such Stockholder’s identity and Beneficial Ownership of the Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Agreement.

(c)   Each Stockholder agrees, while this Agreement is in effect, (i) upon written request by Buyer, to notify Buyer promptly in writing of the number of additional Shares, any options to purchase Shares or other securities of the Company acquired by such Stockholder, if any, after the date hereof and (ii) to notify Buyer promptly in writing if it receives, in its capacity as a Stockholder, any inquiries or proposals relating to the matters contemplated by Section 2(b) and to include in such notice the identity of the counterparty and the material provisions of the inquiry or proposal.

Section 4.   Representations and Warranties of the Stockholders.   Each Stockholder on such Stockholder’s own behalf hereby severally, and not jointly, represents and warrants to Buyer as follows:

(a)   Ownership of Shares.   Except as set forth on Schedule I hereto, the Stockholder (i) is the sole owner of record and Beneficial Owner of all of the Shares as set forth opposite his, her or its name on Schedule I hereto and (ii) has sole voting power with respect to all of such Shares and has not entered into any voting agreement or voting trust with respect to any such Shares and has not as of the date hereof granted a proxy, a consent or power of attorney with respect to such Shares and, so long as this Agreement is in effect, will not grant any such proxies, consents and powers of attorney with respect to such Shares that are inconsistent with this Agreement.

(b)   Power, Binding Agreement.   The Stockholder has the requisite power and authority to enter into and perform all of its obligations under this Agreement and no further proceedings or actions on the part of such Stockholder are necessary to authorize the execution, delivery or performance by such Stockholder of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(c)   No Conflicts.   The execution and delivery of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby by the Stockholder will not, result in any breach or violation of, require any consent under, be in conflict with or constitute a default (whether with notice of lapse of time or both) under any mortgage, bond, indenture, agreement, instrument, obligation, judgment, order, decree, law or regulation to which the Stockholder is a party or by which the Stockholder (or his, her or its Shares) are bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not in any material respect impair or adversely affect the Stockholder’s ability to perform his, her or its obligations under this Agreement. Except as expressly contemplated hereby or as set forth on Schedule I hereto, the Stockholder is not a party to any voting agreement or voting trust relating to the Shares.

Section 5.   Termination.   This Agreement shall terminate upon the first to occur of (a) the Effective Time and (b) any termination of the Merger Agreement in accordance with the terms thereof. Any such termination shall be without prejudice to liabilities arising hereunder before such termination.

Section 6.   Specific Performance.   The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 7.   Fiduciary Duties.   Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company.

Section 8.   Miscellaneous.

(a)   Entire Agreement.   This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto; provided, that Buyer and Merger Sub may waive compliance by any other party with any representation, agreement or condition otherwise required to be complied with by any such party under this Agreement or release any other party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing and executed by Buyer and Merger Sub.

(b)   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(c)   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

(d)   Counterparts and Signature.   This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

(e)   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below:

(i)    if to a Stockholder to the address set forth below such Stockholder’s name on Schedule I to this Agreement;

(ii)   if to the Buyer to:

Caritor, Inc.
210 Porter Drive, Suite 315
San Ramon, CA 94583
Attn: Mani Subramanian
Telecopy: (925)-838-7138

with a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attn:	Ethan A. Klingsberg, Esq.
Jeffrey S. Lewis, Esq.
Duane McLaughlin, Esq.
Telecopy: (212) 225-3999
with a copy to:
Paul, Hastings, Janofsky & Walker LLP
55 Second Street, Twenty-Fourth Floor
San Francisco, CA 94105
Attn:	Gregg F. Vignos, Esq.
Luke P. Iovine, Esq.
Telecopy: (415)-856-7100
(iii)	if to the Company to:
Keane, Inc.
100 City Square
Boston, MA 02129
Attention: Chief Executive Officer
Telecopy: (617) 517-1210
with a copy to:
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attn:	Hal J. Leibowitz, Esq.
Telecopy: (617) 526-5000

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telex, ordinary mail or electronic mail), but no such notice of other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

(f)   No Third Party Beneficiaries.   This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

(g)   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment or delegation without such prior written consent shall be null and void, except that the Buyer may assign this Agreement to any direct or indirect wholly owned subsidiary of the Buyer without the consent of the Company or the Stockholders (provided that the Buyer shall remain liable for all of its obligations under this Agreement) and any Stockholder may assign this Agreement to the extent permitted by, and in accordance with, Section 2(a). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(h)   Interpretation.   When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

(i)   Submission to Jurisdiction.   Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in The Borough of Manhattan in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(j)   Expenses.   All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

COMPANY
By:	/s/ KIRK ARNOLD
Name: Kirk Arnold
Title: Vice Chair and President and Chief
Executive Officer
BUYER
By:	/s/ S. SUBRAMANIAN
Name: S. Subramanian
Title: Chairman & CEO
STOCKHOLDERS:
/s/ JOHN F. KEANE
John F. Keane
John F. Keane 1993 Revocable Trust
By:	/s/ JOHN F. KEANE
John F. Keane, Trustee
By:	/s/ MARILYN T. KEANE
Marilyn T. Keane, Trustee
John F. Keane Grantor Retained Annuity Trust
By:	/s/ JOHN F. KEANE
John F. Keane, Trustee
/s/ MARILYN T. KEANE
Marilyn T. Keane
Marilyn T. Keane 2006 Grantor Retained Annuity Trust
By:	/s/ MARILYN T. KEANE
Marilyn T. Keane, Trustee

Marilyn T. Keane 1997 Revocable Trust
By:	/s/ MARILYN T. KEANE
Marilyn T. Keane, Trustee
By:	/s/ JOHN F. KEANE
John F. Keane, Trustee
/s/ BRIAN T. KEANE
Brian T. Keane
John Francis Keane Irrevocable Children’s Trust for Benefit of Brian T. Keane
By:	/s/ MARILYN T. KEANE
Marilyn T. Keane, Trustee
By:	/s/ BRIAN T. KEANE
Brian T. Keane, Trustee
John F. and Marilyn T. Keane 1997 Children’s Trust for Benefit of Brian T. Keane
By:	/s/ BRIAN T. KEANE
Brian T. Keane, Trustee
Brian T. Keane Revocable Trust
By:	/s/ BRIAN T. KEANE
Brian T. Keane, Trustee
By:	/s/ ELIZABETH F. KEANE
Elizabeth F. Keane, Trustee
/s/ JOHN F. KEANE, JR.
John F. Keane, Jr.
John Francis Keane Irrevocable Children’s Trust for Benefit of John F. Keane, Jr.
By:	/s/ MARILYN T. KEANE
Marilyn T. Keane, Trustee
By:	/s/ JOHN F. KEANE, JR.
John F. Keane, Jr., Trustee

John F. and Marilyn T. Keane 1997 Children’s Trust for Benefit of John F. Keane, Jr.
By:	/s/ JOHN F. KEANE, JR.
John F. Keane, Jr., Trustee
/s/ VICTOIRE K. LANG
Victoire K. Lang
John Francis Keane Irrevocable Children’s Trust for Benefit of Victoire K. Lang
By:	/s/ MARILYN T. KEANE
Marilyn T. Keane, Trustee
By:	/S/ VICTOIRE K. LANG
Victoire K. Lang, Trustee
John F. and Marilyn T. Keane 1997 Children’s Trust for Benefit of Victoire K. Lang
By:	/s/ VICTOIRE K. LANG
Victoire K. Lang, Trustee

Annex C

1585 Broadway
New York, NY 10036

6 February 2007

Board of Directors
Keane, Inc.
100 City Square, 4th Floor
Boston MA 02129

Members of the Board:

We understand that Keane, Inc., a Massachusetts corporation (the “Company”), Caritor, Inc., a California corporation (the “Buyer”) and Merger Sub, a Massachusetts corporation and a wholly owned subsidiary of Buyer (“Merger Sub”) propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of February 6, 2007 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Buyer and each outstanding share of common stock, par value $0.10 per share (the “Company Common Stock”) of the Company, other than shares owned by the Buyer, Merger Sub or any wholly owned Subsidiary of the Company or the Buyer, will be converted into the right to receive $14.30 in cash per share. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

(a)          reviewed certain publicly available financial statements and other business and financial information of the Company;

(b)         reviewed certain internal financial statements and other financial and operating data concerning the Company;

(c)          reviewed certain financial projections prepared by the management of the Company;

(d)         discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

(e)          reviewed the reported prices and trading activity for the Company Common Stock;

(f)            compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

(g)          reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

(h)         participated in discussions and negotiations among representatives of the Company, Buyer and certain other parties and their financial and legal advisors;

(i)            reviewed the Merger Agreement, the debt and equity financing commitments provided to Buyer by certain lending institutions and private equity funds, and certain related documents; and

(j)             performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to us by the Company for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have also assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. We are not legal, tax, regulatory or actuarial advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory or actuarial advisors with respect to such matters. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We have assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Merger. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have not been asked to express, and we are not expressing, any opinion herein as to any other transaction other than the Merger, nor have we been asked to express, and we are not expressing, any opinion herein as to the relative merits of or consideration offered in the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Merger. In the past, we have provided financial advisory and financing services for the Company and for affiliates of the Buyer and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to the Company, the Buyer, its shareholders and its affiliates in the future and receive fees for the rendering of these services. In the ordinary course of our trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities or senior loans of the Company, the Buyer or its affiliates or any currency or commodity that may be involved in this transaction.

It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent; provided, however, that this opinion may be included in any registration or proxy statement or other disclosure document distributed by the Company to its stockholders, provided it is reproduced in full, and that any description of or reference to Morgan Stanley or summary of the opinion in such registration or proxy statement or disclosure document is in a form reasonably acceptable to Morgan Stanley and its counsel. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders of Company Common Stock.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By: /s/ CHARLES A. SMITH
Charles A. Smith
Managing Director

Proxy—Keane, Inc.

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2007

THE BOARD OF DIRECTORS OF KEANE IS SOLICITING THIS PROXY.
PLEASE RETURN AS SOON AS POSSIBLE.

By signing on the reverse, you acknowledge that you have received notice of the Special Meeting of Shareholders and Keane’s proxy statement for the Special Meeting, you revoke all prior proxies, and you appoint John F. Keane, Sr., Kirk Arnold and John J. Leahy, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Special Meeting of Shareholders of Keane, Inc. to be held on May 15, 2007 at 10:00 a.m. at the offices of WilmerHale, 60 State Street, Boston, Massachusetts and any adjournments of the meeting, and (2) vote all shares of Keane stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Keane, with all the powers you would possess if you were personally present. Neither of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon other matters, if any, that may properly come before the Special Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct on the reverse. If you leave any matter on this proxy card blank, the proxy holders will vote your shares “FOR” each of the proposals. Your attendance at the Special Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS ON THE REVERSE. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE PROPOSALS.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

KEANE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

Electronic Voting Instructions

You can submit a proxy by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to submit your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 15, 2007.

Submit a proxy by Internet	Submit a proxy by telephone
• Log on to the Internet and go to www.investorvote.com	• Call toll free 1-800-652-VOTE (8683) in the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the steps outlined on the secured website.	• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with a X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposal—The Board of Directors recommends a vote FOR the following Proposal.

1.      To approve the Agreement and Plan of Merger, dated as of February 6, 2007, among Keane, Inc., Caritor, Inc. and Renaissance Acquisition Corp., a wholly owned subsidiary of Caritor, as such agreement may be amended from time to time.

For	Against	Abstain
☐	☐	☐

B  Proposal—The Board of Directors recommends a vote FOR the following Proposal.

2.      To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of approval of the merger agreement.

For	Against	Abstain
☐	☐	☐

C  Other Issues

Meeting Attendance

Mark the box to the right if you plan to attend the Special Meeting.	☐

Change of Address—Please print new address below.

D  Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

In their discretion, the proxy holders are authorized to vote upon such other business, if any, that may properly come before the Special Meeting and any adjournment of the meeting.

Note:  Please sign exactly as your name appears on this proxy. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the corporation’s name by an authorized officer, giving the officer’s full title as such. If a partnership, please sign in the partnership’s name by an authorized person, giving the person’s full title.

Date (mm/dd/yyyy)— Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box
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